                                                                   Exhibit 17(e)

                                                              FIXED INCOME FUNDS

TABLE OF CONTENTS

The report has been prepared for the general information of Northern Funds shareholders. It is not authorized for distribution to prospective investors unless accompanied or preceded by a current Northern Funds prospectus, which contains more complete information about Northern Funds' investment policies, management fees and expenses. Investors are reminded to read the prospectus carefully before investing or sending money.

Performance calculations reflect fee waivers in effect. In the absence of fee waivers, total return would have been reduced. Total return is based on net change in NAV assuming reinvestment of all dividends and distributions. Quality ratings, such as AAA, refer to the credit risk of individual securities, and not to the Fund.

Performances of the Funds are compared to various market indices. Unlike a mutual fund, the performance of an index assumes no transaction costs, taxes, management fees or other expenses. A direct investment in an index is not possible.

This report contains forward-looking statements about factors that may affect the performance of the Funds in the future. These statements are based on Fund management's predictions and expectations concerning certain future events, such as performance of the economy as a whole and of specific industry sectors, changes in the levels of interest rates, the impact of developing world events, and other factors. Management believes these forward-looking statements to be reasonable, although they are inherently uncertain and difficult to predict. Actual events may cause adjustments in Fund management strategies from those currently expected to be employed.

Northern Funds Distributors, LLC, not affiliated with Northern Trust
--------------------------------------------------------------------------------
                                NOT FDIC INSURED

--------------------------------------------------------------------------------
                        May lose value/No bank guarantee

--------------------------------------------------------------------------------




 2      PORTFOLIO MANAGEMENT COMMENTARY
 14     STATEMENTS OF ASSETS AND LIABILITIES
 16     STATEMENTS OF OPERATIONS
 18     STATEMENTS OF CHANGES IN NET ASSETS
 20     FINANCIAL HIGHLIGHTS
        SCHEDULES OF INVESTMENTS
        32    ARIZONA TAX-EXEMPT FUND
        34    CALIFORNIA INTERMEDIATE TAX-EXEMPT FUND
        38    CALIFORNIA TAX-EXEMPT FUND
        42    FIXED INCOME FUND
        47    FLORIDA INTERMEDIATE TAX-EXEMPT FUND
        50    GLOBAL FIXED INCOME FUND
        52    HIGH YIELD FIXED INCOME FUND
        59    HIGH YIELD MUNICIPAL FUND
        69    INTERMEDIATE TAX-EXEMPT FUND
        77    SHORT-INTERMEDIATE U.S. GOVERNMENT FUND
        79    TAX-EXEMPT FUND
        87    U.S. GOVERNMENT FUND
 89     NOTES TO THE FINANCIAL STATEMENTS
 96     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
 97     TAX INFORMATION
 98     FUND EXPENSES
 100    ABBREVIATIONS AND OTHER INFORMATION
 102    TRUSTEES AND OFFICERS
 108    FOR MORE INFORMATION

                         NORTHERN FUNDS ANNUAL REPORT   1     FIXED INCOME FUNDS

FIXED INCOME FUNDS
PORTFOLIO MANAGEMENT COMMENTARY

ARIZONA TAX-EXEMPT FUND

The dominant themes in the fixed-income markets for the fiscal           FUND MANAGER
year ended March 31, 2006, were strikingly similar to the                        ERIC V. BOECKMANN
previous year: a Federal Reserve in a tightening mode and a                      With Northern Trust
dramatic flattening of the yield curve. With the economy                         since 1985
successfully weathering Hurricane Katrina and the unemployment rate falling appreciably, the Fed raised its benchmark rate by
200 basis points in the past 12 months. In response, short-term          (PHOTO)
interest rates rose prominently while long-term yields responded         FUND STATISTICS
to a much lesser degree, as inflation expectations remained
largely muted. Even with the change in Fed chairmanship, the             INCEPTION DATE: October 1, 1999
market anticipates some continued firming of monetary policy.            TOTAL NET ASSETS: $52 million
                                                                         NET ASSET VALUE: $10.29
In this challenging interest rate environment, the Fund gained           TICKER SYMBOL: NOAZX
2.70 percent versus 3.44 percent for the Lehman Brothers Arizona         AVERAGE MATURITY: 10.3 years
Municipal Bond Index. The Fund's underperformance can be                 DURATION: 5.7 years
attributed chiefly to our holding fewer long-term bonds than the         DIVIDEND SCHEDULE: Monthly
Index, as those issues performed best when the yield curve
flattened. The tax-exempt market absorbed record new issuance in
2005, with much of this supply in the form of pre-refunding              AVERAGE ANNUAL RETURNS PERIOD ENDED 3/31/06
transactions used to refinance higher interest debt. In order to         ----------------------------------------------------
pre-refund an issue, a new security is issued with proceeds
invested in U.S. Treasury bonds. These assets are then used to           ONE YEAR               2.70%
retire the original issue when it reaches its call date. The             THREE YEAR             2.80%
Fund profited as longer-dated holdings were pre-refunded to their        FIVE YEAR              4.31%
call dates, and our exposure to government-backed municipals grew        SINCE INCEPTION        5.36%
from roughly 26 percent to nearly 39 percent. These events
heightened our overweighting of top-rated Arizona securities, as         ----------------------------------------------------
narrow credit spreads argue for higher quality holdings.

The impact on the economy, notably the housing market, and on            Performance quoted represents past performance and
inflation, specifically commodity prices, from the cumulative Fed        does not guarantee future results. Investment return
tightenings will be our major focus going forward. The Fund              and principal value will fluctuate so that shares,
continues to be modestly defensive in terms of duration                  when redeemed, may be worth more or less than their
weighting. Currently, we favor premium coupon municipals with            original cost. Current performance may be lower or
less than 10-year calls, which enhance yield relative to                 higher than that shown here. Performance data
duration. Particular attention will be paid to the Arizona new           current to the most recent month-end is available at
issue calendar, especially since overall municipal supply in 2006        NORTHERNFUNDS.COM.
has slowed markedly. Overall, we will target these fundamental
and technical developments to enhance tax-exempt returns for Fund        The Fund is "non-diversified" under the Investment
shareholders.                                                            Company Act of 1940, and may invest more of its
                                                                         assets in fewer issuers than "diversified" mutual
                                                                         funds.

                                                                         Income from the Fund may be subject to federal
                                                                         alternative minimum tax (AMT), state and local
                                                                         taxes.

GROWTH OF A HYPOTHETICAL $10,000 INVESTMENT

---
     Arizona Tax-Exempt Fund
---
     Lehman Brothers Arizona Municipal Bond Index

                       (LINE GRAPH)

                                                 LEHMAN BROTHERS
                        ARIZONA                 ARIZONA MUNICIPAL
                    TAX-EXEMPT FUND                 BOND INDEX
                    ---------------                 ----------
10/1/99                  10,000                        10,000
                         10,237                        10,205
                         11,362                        11,233
                         11,755                        11,701
                         12,914                        12,784
                         13,477                        13,508
                         13,671                        13,773
3/31/06                  14,040                        14,246

                                                The Lehman Brothers Arizona
                                                Municipal Bond Index is an
                                                unmanaged index of investment
                                                grade (Baa or better) tax-exempt
                                                Arizona bonds with a remaining
                                                maturity of at least one year.

                                                The graph and table do not
                                                reflect the deduction of taxes
                                                that a shareholder would pay on
                                                fund distributions or the
                                                redemption of fund shares.

                                                Unlike the Index, the Fund's
                                                total returns are reduced by
                                                operating expenses, such as
                                                transaction costs and management
                                                fees.



FIXED INCOME FUNDS    2      NORTHERN FUNDS ANNUAL REPORT

                                                              FIXED INCOME FUNDS
PORTFOLIO MANAGEMENT COMMENTARY

CALIFORNIA INTERMEDIATE TAX-EXEMPT FUND

During the period ended March 31, 2006, two themes continued to          FUND MANAGER
dominate the fixed-income markets: the Federal Reserve's ongoing                 ERIC V. BOECKMANN
raising of short-term rates and a dramatic flattening of the                     With Northern Trust
yield curve. The Fed raised its benchmark rate by 200 basis                      since 1985
points in the past 12 months, as the economy successfully
weathered Hurricane Katrina and the unemployment rate fell
appreciably. While short-term interest rates rose along with the         (PHOTO)
tightening, long-term yields responded to a much lesser degree,          FUND STATISTICS
as inflation expectations remained largely muted. The market
anticipates future firming of monetary policy, despite the change        INCEPTION DATE: October 1, 1999
in Fed chairmanship from Greenspan to Bernanke.                          TOTAL NET ASSETS: $74 million
                                                                         NET ASSET VALUE: $10.15
Despite this challenging interest rate environment, the                  TICKER SYMBOL: NCITX
California Intermediate Tax-Exempt Fund was still able to                AVERAGE MATURITY: 10.0 years
generate a positive total return for the fiscal year. The Fund           DURATION: 5.5 years
gained 2.70 percent versus 2.82 percent for the Lehman Brothers          DIVIDEND SCHEDULE: Monthly
Mutual Fund California Intermediate Tax-Exempt Index. The slight underperformance by the Fund is attributable to fewer holdings in
shorter maturities, which experienced tremendous in-state demand.        AVERAGE ANNUAL RETURNS PERIOD ENDED 3/31/06
The tax-exempt market absorbed record new issuance in 2005, with         ----------------------------------------------------
much of this supply in the form of pre-refunding transactions
used to refinance higher interest debt. In order to pre-refund an        ONE YEAR               2.70%
issue, a new security is issued with proceeds invested in U.S.           THREE YEAR             2.63%
Treasury bonds. These assets are then used to retire the original        FIVE YEAR              3.96%
issue when it reaches its call date. Pre-refundings helped               SINCE INCEPTION        4.76%
increase our exposure to the government-backed sector from
roughly 11 percent to over 21 percent. Our overweighting of              ----------------------------------------------------
top-tier California securities reflects our view that narrow credit spreads argue for higher quality holdings.
                                                                         Performance quoted represents past performance and
We are currently focused on the cumulative impact of Fed                 does not guarantee future results. Investment return
tightenings on the fluctuate so that shares, when redeemed, may          and principal value will be worth more or less than
economy, notably housing, and on inflation, specifically                 their original cost. Current performance may be
commodity prices. The Fund continues to be modestly defensive in         lower or higher  than that shown here. Performance
terms of duration. Currently, we favor premium coupon municipals         data current to the most recent month-end is
callable in under 10 years, which enhance yield relative to              available at NORTHERNFUNDS.COM.
duration. Due to consistent strong demand by investors,
particular attention will be paid to the California new issue            The Fund is "non-diversified" under the Investment
calendar, especially since supply so far in 2006 has slowed              Company Act of 1940, and may invest more of its
markedly. Overall, we will target these fundamental and technical        assets in fewer issuers than "diversified" mutual
developments to enhance tax-exempt returns for Fund shareholders.        funds.

                                                                         Income from the Fund may be subject to federal
                                                                         alternative minimum tax (AMT), state and local
                                                                         taxes.

GROWTH OF A HYPOTHETICAL $10,000 INVESTMENT

---
     California Intermediate Tax-Exempt Fund

---
     Lehman Brothers Mutual Fund California Intermediate Tax-Exempt Index

                       (LINE GRAPH)

                                                   LEHMAN BROTHERS
                      CALIFORNIA                     MUTUAL FUND
                     INTERMEDIATE               CALIFORNIA INTERMEDIATE
                    TAX-EXEMPT FUND                TAX-EXEMPT INDEX
                    ---------------                ----------------
10/1/99                 10,000                          10,000
                        10,231                          10,182
                        11,135                          11,129
                        11,469                          11,507
                        12,507                          12,608
                        13,032                          13,285
                        13,174                          13,501
3/31/06                 13,529                          13,882

                                                The Lehman Brothers Mutual Fund
                                                California Intermediate
                                                Tax-Exempt Index is an unmanaged
                                                index of investment grade (Baa
                                                or better) tax-exempt California
                                                bonds with maturities of five to
                                                ten years.

                                                The graph and table do not
                                                reflect the deduction of taxes
                                                that a shareholder would pay on
                                                fund distributions or the
                                                redemption of fund shares.

                                                Unlike the Index, the Fund's
                                                total returns are reduced by
                                                operating expenses, such as
                                                transaction costs and management
                                                fees.



                       NORTHERN FUNDS ANNUAL REPORT    3      FIXED INCOME FUNDS

FIXED INCOME FUNDS
PORTFOLIO MANAGEMENT COMMENTARY

CALIFORNIA TAX-EXEMPT FUND

During the fiscal year ended March 31, 2006, the dominant themes         FUND MANAGER
for fixed income markets were strikingly similar to those that                   ERIC V. BOECKMANN
drove market performance during the previous year: the Federal                   With Northern Trust
Reserve in a tightening mode and the dramatic flattening of the                  since 1985
yield curve. With the economy successfully weathering Hurricane
Katrina and with the unemployment rate falling appreciably, the
Fed raised its benchmark rate by two full percentage points              (PHOTO)
during the past 12 months. In response, short-term interest rates        FUND STATISTICS
rose substantially. At the same time, long-term yields responded
to a much lesser degree, reflecting muted expectations for               INCEPTION DATE: April 8, 1997
inflation.                                                               TOTAL NET ASSETS: $92 million
                                                                         NET ASSET VALUE: $10.93
Despite this potentially challenging interest rate environment,          TICKER SYMBOL: NCATX
the Fund nonetheless generated a positive total return for the           AVERAGE MATURITY: 12.8 years
fiscal year. The Fund gained 3.93 percent, compared with the 4.38        DURATION: 5.9 years
percent gain of the Lehman Brothers Mutual Fund California               DIVIDEND SCHEDULE: Monthly
Municipal Index. The Fund's underperformance was chiefly
attributable to an underweight relative to the Index in
longer-term bonds, which benefited the most from the flattening          AVERAGE ANNUAL RETURNS PERIOD ENDED 3/31/06
of the yield curve. During 2005, the tax-exempt market absorbed          ----------------------------------------------------
record new issuance. Much of this supply was in the form of
pre-refunding transactions that refinanced higher interest debt.         ONE YEAR               3.93%
The Fund profited from this occurrence, as longer-dated bonds            THREE YEAR             3.90%
were pre-refunded. As a result, exposure to the government-backed        FIVE YEAR              5.05%
sector grew from roughly 10 percent to over 38 percent. These            SINCE INCEPTION        5.92%
events heightened the Fund's overweight to top-tier securities,
as the narrow yield advantage of California municipals relative          ----------------------------------------------------
to Treasuries argues for higher-quality holdings.

Our primary focus will be on analyzing the impact of the Fed's           Performance quoted represents past performance and
interest rate hikes on the economy, notably the housing market.          does not guarantee future results. Investment return
We will also focus on the impact of the hikes on inflation,              and principal value will fluctuate so that shares,
especially commodity prices. Against the backdrop of rising              when redeemed, may be worth more or less than their
interest rates, the Fund continues to be modestly defensive              original cost. Current performance may be lower or
relative to the Index in terms of its duration, or interest rate         higher than that shown here. Performance data
sensitivity. Due to consistent strong demand by in-state                 current to the most recent month-end is available at
investors, we will pay particular attention to the California            NORTHERNFUNDS.COM.
new-issue calendar, especially in light of the fact that new
issuance has slowed markedly so far in 2006. Overall, we intend          The Fund is "non-diversified" under the Investment
to target these fundamental and technical developments to                Company Act of 1940, and may invest more of its
enhance tax-exempt returns for Fund shareholders.                        assets in fewer issuers than "diversified" mutual
                                                                         funds.

                                                                         Income from the Fund may be subject to federal
                                                                         alternative minimum tax (AMT), state and local
                                                                         taxes.

GROWTH OF A HYPOTHETICAL $10,000 INVESTMENT


---
     California Tax-Exempt Fund
---
     Lehman Brothers Mutual Fund California Municipal Index

                       (LINE GRAPH)

                                                     LEHMAN BROTHERS
                       CALIFORNIA                      MUTUAL FUND
                    TAX-EXEMPT FUND             CALIFORNIA MUNICIPAL INDEX
                    ---------------             --------------------------
4/8/97                  10,000                            10,000
                        11,183                            11,136
                        11,882                            11,900
                        11,563                            11,861
                        12,991                            13,140
                        13,266                            13,587
                        14,931                            14,857
                        15,732                            15,724
                        16,127                            16,293
3/31/06                 16,760                            17,008

                                                The Lehman Brothers Mutual Fund
                                                California Municipal Index is an
                                                unmanaged index of investment
                                                grade (Baa or better) tax-exempt
                                                California bonds with a
                                                remaining maturity of at least
                                                one year.

                                                The graph and table do not
                                                reflect the deduction of taxes
                                                that a shareholder would pay on
                                                fund distributions or the
                                                redemption of fund shares.

                                                Unlike the Index, the Fund's
                                                total returns are reduced by
                                                operating expenses, such as
                                                transaction costs and
                                                management fees.



FIXED INCOME FUNDS    4      NORTHERN FUNDS ANNUAL REPORT

                                                              FIXED INCOME FUNDS
PORTFOLIO MANAGEMENT COMMENTARY

FIXED INCOME FUND

Against a backdrop of solid economic growth and benign inflation,        FUND MANAGERS
the Federal Reserve gradually removed its accommodative interest                 COLIN A. ROBERTSON
rate policy during the past year by hiking the overnight rate to                 With Northern Trust
4.75 percent in eight quarter-point increments. This series of                   since 2002
rate hikes caused shorter-maturity issues, which are most
sensitive to Fed policy, to underperform. Prior to February,                     MATTHEW TOMS
longer maturities traded in a 4.00 - 4.50 percent range,                         With Northern Trust
reflecting the outperformance of longer-term bonds. In March,                    since 2000
however, Treasury yields broke out of this range as the market began to factor in the possibility that the Fed would raise rates
to 5.00 percent or higher. High-yield bonds weathered the                (PHOTO)
volatility relatively well, but investment grade bonds                   FUND STATISTICS
underperformed.
                                                                         INCEPTION DATE: April 1, 1994
The Fund provided a return of 2.17 percent during the fiscal             TOTAL NET ASSETS: $789 million
year, slightly underperforming the 2.26 percent return of its            NET ASSET VALUE: $9.73
benchmark, the Lehman Brothers Aggregate Bond Index. Given our           TICKER SYMBOL: NOFIX
benign inflation outlook and expectations for a vigilant Fed, we         AVERAGE MATURITY: 9.0 years
maintained a barbelled position with an overweight to both cash          DURATION: 5.2 years
and longer maturity securities. This benefited performance given         DIVIDEND SCHEDULE: Monthly
the flattening of the yield curve. When the yield curve moved to a modest inversion in late December -- meaning that short-term
yields exceeded long-term yields -- we shifted towards a more            AVERAGE ANNUAL RETURNS PERIOD ENDED 3/31/06
bulleted structure, or in other words, away from the barbelled           ----------------------------------------------------
approach to a maturity positioning more in line with that of the
market. The Fund modestly benefited from our tactical decisions          ONE YEAR               2.17%
to increase and decrease interest rate sensitivity as yields             FIVE YEAR              4.19%
moved around within the trading range. However, rising interest          TEN YEAR               5.41%
rates detracted from performance at the end of the fiscal year,          SINCE INCEPTION        5.78%
as the Fund remained positioned for the trading range to hold.
                                                                         ----------------------------------------------------
The Fund benefited from overweight holdings in commercial
mortgage-backed securities and asset-backed securities, as these
sectors delivered strong outperformance due to investor demand           Performance quoted represents past performance and
for yield in the low rate environment. However, our underweight          does not guarantee future results. Investment return
to debt issued by the Federal agencies detracted from                    and principal value will fluctuate so that shares,
performance. The Fund's overweight in investment-grade corporate         when redeemed, may be worth more or less than their
securities also was a mild negative, but its overweight to high          original cost. Current performance may be lower or
yield bonds strongly benefited performance.                              higher than that shown here. Performance data
                                                                         current to the most recent month-end is available at
                                                                         NORTHERNFUNDS.COM.

GROWTH OF A HYPOTHETICAL $10,000 INVESTMENT

---
     Fixed Income
---
     Lehman Brothers Aggregate Bond Index

                       (LINE GRAPH)

                                                  LEHMAN BROTHERS
                    FIXED INCOME                AGGREGATE BOND INDEX
                    ------------                --------------------
4/1/94                 10,000                          10,000
                       10,417                          10,499
                       11,580                          11,631
                       12,108                          12,202
                       13,549                          13,666
                       14,259                          14,551
                       14,330                          14,824
                       15,973                          16,681
                       16,464                          17,572
                       17,996                          19,625
                       19,072                          20,687
                       19,212                          20,925
3/31/06                19,629                          21,398

                                                The Lehman Brothers Aggregate
                                                Bond Index is an unmanaged index
                                                of prices of U.S.
                                                dollar-denominated investment
                                                grade fixed income securities
                                                with remaining maturities of one
                                                year and longer.

                                                The graph and table do not
                                                reflect the deduction of taxes
                                                that a shareholder would pay on
                                                fund distributions or the
                                                redemption of fund shares.

                                                Unlike the Index, the Fund's
                                                total returns are reduced by
                                                operating expenses, such as
                                                transaction costs and
                                                management fees.



                       NORTHERN FUNDS ANNUAL REPORT    5      FIXED INCOME FUNDS

FIXED INCOME FUNDS
PORTFOLIO MANAGEMENT COMMENTARY

FLORIDA INTERMEDIATE TAX-EXEMPT FUND

In its quest to return to a neutral policy stance, the Federal           FUND MANAGERS
Reserve raised the federal funds rate an additional two                          TIMOTHY T.A. MCGREGOR
percentage points during the past 12 months, moving the benchmark                With Northern Trust
rate to 4.75 percent. This brings to 15 the number of consecutive                since 1989
quarter-point increases since the Fed began its tightening
campaign in June 2004. The Fed's actions, coupled with solid                     TIMOTHY BLAIR
economic and employment growth, led to higher yields across the                  With Northern Trust
board. The yield curve flattened dramatically during the year. At                since 1992
the same time as the short-term rate increases continued to put upward pressure on the short end of the yield curve, benign
inflation readings and robust foreign demand helped the long end         (PHOTO)
outperform.                                                              FUND STATISTICS

The municipal yield curve flattened in sympathy with the Treasury        INCEPTION DATE: August 15, 1996
curve. However, one distinct difference was that while long-term         TOTAL NET ASSETS: $48 million
Treasury yields rose marginally, yields on long-term municipals          NET ASSET VALUE: $10.42
actually experienced a modest decline. The municipal market              TICKER SYMBOL: NOFTX
posted strong outperformance as the record new-issue supply in           AVERAGE MATURITY: 7.4 years
2005 was followed by a dramatic drop during the first quarter of         DURATION: 4.8 years
2006.                                                                    DIVIDEND SCHEDULE: Monthly

Despite the difficult interest rate backdrop, the Florida
Intermediate Tax-Exempt Fund returned 2.43 percent for the period        AVERAGE ANNUAL RETURNS PERIOD ENDED 3/31/06
ended March 31, 2006, compared with a 2.53 percent total return          ----------------------------------------------------
for its benchmark, the Lehman Brothers Mutual Fund Florida
Intermediate Tax-Exempt Municipal Index.                                 ONE YEAR               2.43%
                                                                         THREE YEAR             2.59%
We maintained a barbelled position with an overweight to both            FIVE YEAR              3.96%
cash and longer maturity securities, and this helped performance         SINCE INCEPTION        4.68%
given the flattening of the yield curve. Our decision to reduce
the duration, or interest rate sensitivity, of the Fund also             ----------------------------------------------------
proved beneficial to shareholders. Although it detracted from performance, we maintained an overweight in high-quality
positions. We felt, and continue to  feel, that lower-quality            Performance quoted represents past performance and
investment grade bonds fail to add any meaningful yield advantage        does not guarantee future results. Investment return
to compensate for the higher risk. While we intend to maintain a         and principal value will fluctuate so that shares,
slightly defensive posture, we believe the Fund is well                  when redeemed, may be worth more or less than their
positioned to capture a higher income stream given the rise in           original cost. Current performance may be lower or
interest rates.                                                          higher than that shown here. Performance data
                                                                         current to the most recent month-end is available at
                                                                         NORTHERNFUNDS.COM.

                                                                         The Fund is "non-diversified" under the Investment
                                                                         Company Act of 1940, and may invest more of its
                                                                         assets in fewer issuers than "diversified" mutual
                                                                         funds.

                                                                         Income from the Fund may be subject to federal
                                                                         alternative minimum tax (AMT), state and local
                                                                         taxes.

GROWTH OF A HYPOTHETICAL $10,000 INVESTMENT

---
     Florida Intermediate Tax-Exempt Fund
---
     Lehman Brothers Mutual Fund Florida Intermediate Tax-Exempt Municipal Index

                       (LINE GRAPH)

                                                    LEHMAN BROTHERS
                       FLORIDA                    MUTUAL FUND FLORIDA
                     INTERMEDIATE               INTERMEDIATE TAX-EXEMPT
                    TAX-EXEMPT FUND                 MUNICIPAL INDEX
                    ---------------                 ---------------
8/15/96                 10,000                          10,000
                        10,266                          10,295
                        11,141                          11,204
                        11,733                          11,857
                        11,761                          11,921
                        12,782                          13,112
                        13,186                          13,540
                        14,376                          14,860
                        15,010                          15,675
                        15,160                          15,813
3/31/06                 15,528                          16,213

                                                The Lehman Brothers Mutual Fund
                                                Florida Intermediate Tax-Exempt
                                                Municipal Index is an unmanaged
                                                index of investment grade (Baa
                                                or better) tax-exempt Florida
                                                bonds with a remaining maturity
                                                of at least one year.

                                                The graph and table do not
                                                reflect the deduction of taxes
                                                that a shareholder would pay on
                                                fund distributions or the
                                                redemption of fund shares.

                                                Unlike the Index, the Fund's
                                                total returns are reduced by
                                                operating expenses, such as
                                                transaction costs and management
                                                fees.



FIXED INCOME FUNDS    6      NORTHERN FUNDS ANNUAL REPORT

                                                              FIXED INCOME FUNDS
PORTFOLIO MANAGEMENT COMMENTARY

GLOBAL FIXED INCOME FUND

During the fiscal year, continued economic growth worldwide              FUND MANAGER
ensured that yields in most major markets moved higher. Global                   WAYNE G. BOWERS
yield curves flattened during the period, meaning that short-term                With Northern Trust
yields climbed faster than longer-dated yields.                                  since 1999

This reflected the underperformance of short-term bonds, which           (PHOTO)
are most affected by central bank policies, and the corresponding        FUND STATISTICS
outperformance of longer-term bonds, which were supported by
demand from central banks and pension funds. The exception to            INCEPTION DATE: April 1, 1994
this trend was in the U.K., where the accelerated nature of the          TOTAL NET ASSETS: $33 million
business and interest rate cycle compared to the U.S. and Europe,        NET ASSET VALUE: $10.44
along with a slowing domestic growth outlook with benign                 TICKER SYMBOL: NOIFX
inflation, enabled the Bank of England to cut interest rates.            AVERAGE MATURITY: 7.1 years
This, together with an increased appetite for longer-dated debt          DURATION: 5.5 years
by pension funds, ensured that the U.K. yield curve flattened            DIVIDEND SCHEDULE: Annually
slightly, with lower yields across all maturities.

For the 12 months ended March 31, 2006, the Fund posted a  - 5.74        AVERAGE ANNUAL RETURNS PERIOD ENDED 3/31/06
percent total return for the 12-month period, compared with a            ----------------------------------------------------
total return of  - 4.58 percent for its benchmark, the J.P.
Morgan Government Bond Index Global. This underperformance of            ONE YEAR              (5.74)%
both the Fund and its benchmark was primarily due to the                 FIVE YEAR              5.63%
continued expansion of the world economy, inflationary concerns,         TEN YEAR               3.95%
higher risk premiums and tighter central bank policies in most           SINCE INCEPTION        4.82%
major developed economies. The Fund was strategically positioned
for an unchanged interest rate scenario in Europe, and this              ----------------------------------------------------
positioning contributed to underperformance.

The U.S. dollar had a strong rally during the second quarter of          Performance quoted represents past performance and
2005 and finished the reporting period 6.8 percent higher versus         does not guarantee future results. Investment return
a basket of major currencies, with strong appreciation versus the        and principal value will fluctuate so that shares,
Japanese yen and British pound. We had positioned the Fund with          when redeemed, may be worth more or less than their
moderate strategic dollar underweight positions for most of the          original cost. Current performance may be lower or
year, and thus the Fund's performance versus the benchmark was           higher than that shown here. Performance data
negatively affected by the upward move in the dollar that                current to the most recent month-end is available at
occurred during the second calendar quarter of 2005.                     NORTHERNFUNDS.COM.

Our current positioning still favors an underweight in Japan. The        The Fund is "non-diversified" under the Investment
Fund is also underweight the U.S. dollar due to the rising U.S.          Company Act of 1940, and may invest more of its
current account and budget deficits, along with the likely end           assets in fewer issuers than "diversified" mutual
of the cycle of Federal Reserve rate increases that helped               funds.
support the dollar throughout the past year.
                                                                         Foreign securities may involve additional risks,
                                                                         including social and political instability, reduced
                                                                         market liquidity and currency volatility.

GROWTH OF A HYPOTHETICAL $10,000 INVESTMENT

---
     Global Fixed Income Fund
---
     J.P . Morgan Government Bond Index Global

                       (LINE GRAPH)

                                                 J.P . MORGAN
                    GLOBAL FIXED                GOVERNMENT BOND
                    INCOME FUND                  INDEX GLOBAL
                    -----------                  ------------
4/1/94                10,000                        10,000
                      11,281                        11,208
                      11,946                        11,946
                      12,109                        12,197
                      12,665                        12,999
                      13,891                        14,263
                      13,181                        14,141
                      13,384                        14,011
                      13,386                        14,086
                      15,850                        17,591
                      17,837                        19,940
                      18,670                        21,002
3/31/06               17,598                        20,040

                                                The J.P. Morgan Government Bond
                                                Index Global is an unmanaged
                                                index of traded government fixed
                                                income securities that cannot be
                                                purchased by international
                                                investors.

                                                The graph and table do not
                                                reflect the deduction of taxes
                                                that a shareholder would pay on
                                                fund distributions or the
                                                redemption of fund shares.

                                                Unlike the Index, the Fund's
                                                total returns are reduced by
                                                operating expenses, such as
                                                transaction costs and management
                                                fees.



                       NORTHERN FUNDS ANNUAL REPORT    7      FIXED INCOME FUNDS

FIXED INCOME FUNDS
PORTFOLIO MANAGEMENT COMMENTARY

HIGH YIELD FIXED INCOME FUND

The high yield fixed income market posted positive returns for           FUND MANAGERS
the 12-month period ended March 31, 2006, with the Lehman                        M. JANE MCCART
Brothers High Yield Corporate Bond Index returning 7.43 percent                  With Northern Trust
behind robust economic growth and continued strength in the                      since 1998
fundamentals of high yield issuers. Performance across the high
yield credit tiers was tightly distributed. BB-rated bonds                       MATTHEW TOMS
generated a 6.83 percent return, B-rated bonds returned 8.06                     With Northern Trust
percent and CCC-rated bonds returned 7.03 percent. The strongest                 since 2000
performing sectors included transportation -- which
was led by the airlines -- as well as technology, communications                 EDWARD J. CASEY
and energy. Longer-dated high yield bonds outperformed                           With Northern Trust
intermediate-term maturities, reflecting the trend in the bond                   since 2002
market as a whole.

The Fund returned 6.23 percent during the annual period,                 (PHOTO)
underperforming the Index. We transitioned to a more cautious            FUND STATISTICS
strategy during the year, reducing the Fund's weighting in
CCC-rated securities and raising its position in cash                    INCEPTION DATE: December 31, 1998
equivalents. The transition to an underweight in CCC-issues              TOTAL NET ASSETS: $1.4 billion
benefited the Fund in the beginning of the period, as credit             NET ASSET VALUE: $8.04
spreads widened with the entrance of General Motors and Ford into        TICKER SYMBOL: NHFIX
the high yield market. However, this underweight affected the            AVERAGE MATURITY: 7.8 years
Fund negatively in the latter part of the period, when credit            DURATION: 4.3 years
spreads tightened in response to the strength in the small-cap           DIVIDEND SCHEDULE: Monthly
equity market.

From a maturity perspective, we increased the portfolio's                AVERAGE ANNUAL RETURNS PERIOD ENDED 3/31/06
exposure to longer-dated securities issued by companies in the           ----------------------------------------------------
automotive, paper, pipeline, technology and wireline sectors.
However, the Fund remained underweight in longer-term bonds, and         ONE YEAR               6.23%
this represented a headwind for performance given the strong             THREE YEAR            10.03%
returns of this part of the market. On a sector basis, the Fund's        FIVE YEAR              7.44%
overweight to the communications, technology and energy sectors          SINCE INCEPTION        5.59%
added to returns, while its underweight to airlines and autos
negatively affected performance.                                         ----------------------------------------------------

We believe the high yield market remains well supported from a
credit perspective given current economic and market conditions,         Performance quoted represents past performance and
particularly in light of the fact that default rates remain below        does not guarantee future results. Investment return
the historical industry average and new issue supply appears to          and principal value will fluctuate so that shares,
be relatively manageable.                                                when redeemed, may be worth more or less than their
                                                                         original cost. Current performance may be lower or
                                                                         higher than that shown here. Performance data
                                                                         current to the most recent month-end is available at
                                                                         NORTHERNFUNDS.COM.

                                                                         The Fund invests in below investment-grade debt
                                                                         obligations, commonly known as "junk bonds." While
                                                                         offering higher current yields, these securities
                                                                         generally are considered speculative and are subject
                                                                         to greater risks than higher-rated bonds.


GROWTH OF A HYPOTHETICAL $10,000 INVESTMENT

---
     High Yield Fixed Income Fund
---
     Lehman Brothers High Yield Corporate Bond Index

                       (LINE GRAPH)

                                                  LEHMAN BROTHERS
                       HIGH YIELD                    HIGH YIELD
                    FIXED INCOME FUND           CORPORATE BOND INDEX
                    -----------------           --------------------
12/31/98                  10,000                       10,000
                          10,202                       10,184
                          10,269                       10,000
                          10,347                       10,251
                          10,583                       10,318
                          11,120                       10,771
                          13,259                       13,206
                          13,965                       14,114
3/31/06                   14,836                       15,163

                                                The Lehman Brothers High Yield
                                                Corporate Bond Index is a market
                                                value-weighted index that tracks
                                                the daily price-only, coupon and
                                                total return performance of
                                                non-investment grade, fixed
                                                rate, publicly placed,
                                                dollar-denominated and
                                                nonconvertible debt registered
                                                with the U.S. Securities and
                                                Exchange Commission.

                                                The graph and table do not
                                                reflect the deduction of taxes
                                                that a shareholder would pay on
                                                fund distributions or the
                                                redemption of fund shares.

                                                Unlike the Index, the Fund's
                                                total returns are reduced by
                                                operating expenses, such as
                                                transaction costs and management
                                                fees.



FIXED INCOME FUNDS    8      NORTHERN FUNDS ANNUAL REPORT

                                                              FIXED INCOME FUNDS
PORTFOLIO MANAGEMENT COMMENTARY

HIGH YIELD MUNICIPAL FUND

With a backdrop of moderate inflation, volatile energy prices and        FUND MANAGER
strong economic growth, the Federal Reserve continued to raise                   M. JANE MCCART
short-term interest rates during the 12-month period ended March                 With Northern Trust
31, 2006. The federal funds rate was raised eight separate times                 since 1998
for a total of 200 basis points, bringing the benchmark rate from
2.75 percent to 4.75 percent. During this time, the municipal
yield curve continued to flatten considerably, with one-year             (PHOTO)
AAA-rated municipal yields rising approximately 100 basis points,        FUND STATISTICS
10-year AAA municipal rates rising about 25 basis points and
30-year AAA municipal rates falling approximately 10 basis               INCEPTION DATE: December 31, 1998
points.                                                                  TOTAL NET ASSETS: $234 million
                                                                         NET ASSET VALUE: $9.69
The Fund returned 5.00 percent for the fiscal year,                      TICKER SYMBOL: NHYMX
underperforming the 9.11 percent return of the Lehman Brothers           AVERAGE MATURITY: 18.4 years
Municipal Non-Investment Grade Bond Index. This underperformance         DURATION: 7.6 years
was due largely to the very strong returns posted by the                 DIVIDEND SCHEDULE: Monthly
lowest-quality sectors, an area in which the Fund is underweight relative to the Index. BB-rated issues in the Index returned
approximately 6.5 percent, B-rated issues returned approximately         AVERAGE ANNUAL RETURNS PERIOD ENDED 3/31/06
11.1 percent and CCC-rated securities returned approximately 29          ----------------------------------------------------
percent. Nevertheless, we continue to position the Fund with a
higher credit quality and more diversified sector profile than           ONE YEAR               5.00%
that of the Index.                                                       THREE YEAR             5.75%
                                                                         FIVE YEAR              6.02%
The Fund's underweight to the airline sector, which is 15 percent        SINCE INCEPTION        4.39%
of the Index, along with its underweight to the tobacco sector,
hurt performance. Though both Delta Airlines and Northwest               ----------------------------------------------------
Airlines defaulted during the period, the remainder of the
airline sector recovered significantly, posting very strong
positive returns. Also detracting was the Fund's weighting in            Performance quoted represents past performance and
cash equivalents. We continued to diversify the portfolio by             does not guarantee future results. Investment return
increasing its holdings in the continuing care, hospital and             and principal value will fluctuate so that shares,
higher education and tobacco sectors.                                    when redeemed, may be worth more or less than their
                                                                         original cost. Current performance may be lower or
We believe the high yield municipal market remains well-supported        higher than that shown here. Performance data
from a credit perspective given current economic and market              current to the most recent month-end is available at
conditions, particularly in light of the fact that default rates         NORTHERNFUNDS.COM.
remain low, new issue supply remains relatively manageable and
investor demand remains strong.                                          The Fund invests in below investment-grade debt
                                                                         obligations, commonly known as "junk bonds." While
                                                                         offering higher current yields, these securities
                                                                         generally are considered speculative and are subject
                                                                         to greater risks than higher-rated bonds.

                                                                         Income from the Fund may be subject to federal
                                                                         alternative minimum tax (AMT), state and local
                                                                         taxes.

GROWTH OF A HYPOTHETICAL $10,000 INVESTMENT

---
     High Yield Municipal Fund
---
     Lehman Brothers Municipal Non-Investment Grade Bond Index

                       (LINE GRAPH)

                                                    LEHMAN BROTHERS
                      HIGH YIELD                MUNICIPAL NON-INVESTMENT
                    MUNICIPAL FUND                  GRADE BOND INDEX
                    --------------                  ----------------
12/31/98                10,000                           10,000
                        10,054                           10,142
                         9,503                            9,958
                        10,182                           10,727
                        10,740                           11,126
                        11,529                           10,935
                        12,409                           12,959
                        12,999                           14,150
3/31/06                 13,649                           15,440

                                                The Lehman Brothers Municipal
                                                Non-Investment Grade Bond Index
                                                is an unmanaged index of
                                                non-investment grade (Ba or
                                                lower) tax-exempt bonds with a
                                                remaining maturity of at least
                                                one year.

                                                The graph and table do not
                                                reflect the deduction of taxes
                                                that a shareholder would pay on
                                                fund distributions or the
                                                redemption of fund shares.

                                                Unlike the Index, the Fund's
                                                total returns are reduced by
                                                operating expenses, such as
                                                transaction costs and management
                                                fees.



                       NORTHERN FUNDS ANNUAL REPORT    9      FIXED INCOME FUNDS

FIXED INCOME FUNDS
PORTFOLIO MANAGEMENT COMMENTARY

INTERMEDIATE TAX-EXEMPT FUND

Bond yields rose during the past year in response to eight               FUND MANAGER
consecutive quarter-point Federal Reserve rate increases. The Fed                TIMOTHY T.A. MCGREGOR
raised its funds rate from 2.75 percent to 4.75 percent, citing                  With Northern Trust
the removal of easy monetary conditions as its main objective.                   since 1989
These actions caused the tax-exempt yield curve to flatten, as short rates rose while long-term rates actually declined.
                                                                         (PHOTO)
Despite this potentially challenging environment, the Fund was           FUND STATISTICS
able to generate a positive 2.56 percent total return for the
period, compared with a return of 2.71 percent for its benchmark,        INCEPTION DATE: April 1, 1994
the Lehman Brothers Mutual Fund Intermediate Municipal Bond              TOTAL NET ASSETS: $560 million
Index. A positive influence on performance was the Fund's correct        NET ASSET VALUE: $10.18
maturity positioning and a below-benchmark exposure to interest          TICKER SYMBOL: NOITX
rate risk. Specifically, the Fund's average interest rate risk           AVERAGE MATURITY: 7.6 years
exposure was 20 percent below normal levels, a positive factor           DURATION: 4.4 years
given the fact that rates rose. Additionally, we incorporated a          DIVIDEND SCHEDULE: Monthly
maturity structure designed to capture the benefits of the yield curve flattening. Underweights in the tobacco and health care
sectors detracted from performance, however.                             AVERAGE ANNUAL RETURNS PERIOD ENDED 3/31/06
                                                                         ----------------------------------------------------
Record supply conditions led to the creation of an abundance of
pre-refunded municipal bonds, typically tax-exempt but                   ONE YEAR               2.56%
credit-backed by U.S. government securities. The high level of           FIVE YEAR              4.25%
supply created an opportunity to increase the Fund's exposure to         TEN YEAR               4.52%
pre-refunded securities at attractive purchase levels. We also           SINCE INCEPTION        4.70%
increased the Fund's weighting in cash and cash equivalents in
order to shorten its duration; or in other words, reduce its             ----------------------------------------------------
interest rate sensitivity. This change was important for
performance because it helped cushion the negative effects of
rising interest rates.                                                   Performance quoted represents past performance and
                                                                         does not guarantee future results. Investment return
We are focusing primarily on the highest investment grade bonds,         and principal value will fluctuate so that shares,
because yield benefits for reducing credit quality are not               when redeemed, may be worth more or less than their
attractive from a risk/return perspective. The bonds we selected         original cost. Current performance may be lower or
for purchase were generally premium coupon bonds and those of            higher than that shown here. Performance data
high-tax states. We believe these categories represented relative        current to the most recent month-end is available at
value opportunities as the high supply levels cheapened prices           NORTHERNFUNDS.COM.
from normal trading levels.
                                                                         Income from the Fund may be subject to federal
                                                                         alternative minimum tax (AMT), state and local
                                                                         taxes.

GROWTH OF A HYPOTHETICAL $10,000 INVESTMENT

---
     Intermediate Tax-Exempt Fund
---
     Lehman Brothers Mutual Fund Intermediate Municipal Bond Index

                       (LINE GRAPH)

                                                     LEHMAN BROTHERS
                     INTERMEDIATE               MUTUAL FUND INTERMEDIATE
                    TAX-EXEMPT FUND               MUNICIPAL BOND INDEX
                    ---------------               --------------------
4/1/94                  10,000                           10,000
                        10,439                           10,646
                        11,149                           11,511
                        11,526                           12,044
                        12,322                           13,147
                        12,931                           13,932
                        12,906                           14,016
                        14,084                           15,455
                        14,549                           15,993
                        15,945                           17,654
                        16,673                           18,639
                        16,920                           18,807
3/31/06                 17,352                           19,316

                                                The Lehman Brothers Mutual Fund
                                                Intermediate Municipal Bond
                                                Index is an unmanaged index of
                                                investment grade (Baa or better)
                                                tax-exempt bonds with maturities
                                                of five to ten years.

                                                The graph and table do not
                                                reflect the deduction of taxes
                                                that a shareholder would pay on
                                                fund distributions or the
                                                redemption of fund shares.

                                                Unlike the Index, the Fund's
                                                total returns are reduced by
                                                operating expenses, such as
                                                transaction costs and management
                                                fees.



FIXED INCOME FUNDS    10      NORTHERN FUNDS ANNUAL REPORT

                                                              FIXED INCOME FUNDS
PORTFOLIO MANAGEMENT COMMENTARY

SHORT-INTERMEDIATE U.S. GOVERNMENT FUND

The U.S. economy expanded at a robust pace during the fiscal             FUND MANAGERS
year, with a rebound in the first quarter of 2006 offsetting the                 BRIAN E. ANDERSEN
hurricane-related slowdown at the end of 2005. Corporate earnings                With Northern Trust
were solid without an equally strong up-tick in wages, signaling                 since 1999
moderate job growth. However, a rather long and consistent
pattern of job creation pushed the unemployment rate down to 4.7                 TIMOTHY S. MUSIAL
percent. During the period, higher energy prices led to a 14-year                With Northern Trust
high in the Consumer Price Inflation (CPI) figure, but there was                 since 1994
little evidence of a pass-through effect into the Core CPI
measurement, which excludes food and energy prices.
                                                                         (PHOTO)
Although potential inflation pressures did not pass through to           FUND STATISTICS
the broader economy, the Federal Reserve nonetheless continued
its "measured" path of interest rate increases during the year.          INCEPTION DATE: October 1, 1999
Along with strong performance from longer-term bonds, the result         TOTAL NET ASSETS: $141 million
was a "flattening" of the Treasury yield curve, or outperformance        NET ASSET VALUE: $9.90
of long-term bonds relative to short-term issues.                        TICKER SYMBOL: NSIUX
                                                                         AVERAGE MATURITY: 3.7 years
In this environment, the Fund generated a return of 1.49 percent         DURATION: 2.4 years
for the year ended March 31, 2006, underperforming the 2.21              DIVIDEND SCHEDULE: Monthly
percent return of its benchmark, the Merrill Lynch 1-5 year
Government Index.
                                                                         AVERAGE ANNUAL RETURNS PERIOD ENDED 3/31/06
Given our benign inflation outlook and expectations for a                ----------------------------------------------------
vigilant Fed, we maintained a "barbelled" position throughout
2005, with an overweight to both cash and longer maturity                ONE YEAR               1.49%
securities. This positioning benefited the Fund given the                THREE YEAR             0.86%
flattening of the yield curve. When the yield curve moved to a           FIVE YEAR              3.04%
modest inversion in late December -- meaning that short-term             SINCE INCEPTION        4.07%
yields exceeded long-term yields -- we shifted towards a more
"bulleted" structure, or in other words, away from a barbelled           ----------------------------------------------------
approach to a maturity positioning more in line with that of the market.
                                                                         Performance quoted represents past performance and
The Fund modestly benefited from trading the interest rate range         does not guarantee future results. Investment return
by increasing and decreasing interest rate sensitivity as yields         and principal value will fluctuate so that shares,
moved around within the trading range. The Fund also benefited           when redeemed, may be worth more or less than their
from an overweight in government agency securities, particularly         original cost. Current performance may be lower or
in the first half of the year. However, our overweight in                higher than that shown here. Performance data
mortgage-backed securities detracted from performance,                   current to the most recent month-end is available at
particularly near the end of the fiscal period when rising               NORTHERNFUNDS.COM.
interest rates caused mortgages to underperform.
                                                                         Unlike U.S. Treasury bonds and bills, the principal
                                                                         value and investment return of the Fund are neither
                                                                         guaranteed nor insured by the U.S. Government.

GROWTH OF A HYPOTHETICAL $10,000 INVESTMENT

---
     Short-Intermediate U.S. Government Fund
---
     Merrill Lynch 1-5 Year Government Index

                       (LINE GRAPH)

                     SHORT-INTERMEDIATE           MERRILL LYNCH 1-5
                    U.S. GOVERNMENT FUND        YEAR GOVERNMENT INDEX
                    --------------------        ---------------------
10/1/99                    10,000                       10,000
                           10,167                       10,163
                           11,156                       11,258
                           11,703                       11,867
                           12,630                       12,863
                           12,940                       13,238
                           12,774                       13,160
3/31/06                    12,963                       13,453

                                                The Merrill Lynch 1-5 Year
                                                Government Index is an unmanaged
                                                index of prices of U.S. Treasury
                                                notes with maturities of one to
                                                five years.

                                                The graph and table do not
                                                reflect the deduction of taxes
                                                that a shareholder would pay on
                                                fund distributions or the
                                                redemption of fund shares.

                                                Unlike the Index, the Fund's
                                                total returns are reduced by
                                                operating expenses, such as
                                                transaction costs and management
                                                fees.



                      NORTHERN FUNDS ANNUAL REPORT    11      FIXED INCOME FUNDS

FIXED INCOME FUNDS
PORTFOLIO MANAGEMENT COMMENTARY

TAX-EXEMPT FUND

The past year provided an excellent illustration of the fact that        FUND MANAGER
there is more to the bond market than just the Federal Reserve                   TIMOTHY T.A. MCGREGOR
and its interest rate policy. Despite eight quarter-point federal                With Northern Trust
funds rate increases, the tax-exempt bond market, as measured by                 since 1989
the Fund's benchmark -- the Lehman Brothers Mutual Fund Municipal
Bond Index -- nonetheless delivered a return of 3.81 percent. The
market was helped by the fact that inflation and inflation               (PHOTO)
expectations remained contained.                                         FUND STATISTICS

For the 12-month period ended March 31, 2006, the Fund posted a          INCEPTION DATE: April 1, 1994
respectable return of 3.50 percent. The primary contributors to          TOTAL NET ASSETS: $477 million
performance were the Fund's correct maturity positioning and             NET ASSET VALUE: $10.47
reduced interest rate risk profile. The Fund incorporated a              TICKER SYMBOL: NOTEX
"barbelled" maturity structure, with an overweight to longer-term        AVERAGE MATURITY: 11.3 years
issues, and this enhanced returns as the yield curve flattened           DURATION: 5.6 years
and long-term bonds outperformed. In fact, last year many                DIVIDEND SCHEDULE: Monthly
tax-exempt bonds with maturities of greater than 10 years
actually declined in yield, and rose in price, despite the fact
that short-term rates were steadily rising. Duration, the Fund's         AVERAGE ANNUAL RETURNS PERIOD ENDED 3/31/06
interest rate risk measurement, averaged 4.5 years -- a                  ----------------------------------------------------
lower-than-normal level that helped cushion the effects of the
monetary policy tightening. However, underweights in the tobacco         ONE YEAR               3.50%
and health care sectors were the leading causes of the Fund's            FIVE YEAR              4.99%
underperformance.                                                        TEN YEAR               5.41%
                                                                         SINCE INCEPTION        5.65%
We increased the Fund's weighting in the unlimited tax general
obligation sector in order to take advantage of the fact that            ----------------------------------------------------
high levels of new supply led to more attractive prices. We also increased the Fund's holdings in bonds issued by New York and
California. Typically, these bonds trade at above-market prices          Performance quoted represents past performance and
due to their in-state tax benefits, but with the high levels of          does not guarantee future results. Investment return
new supply we were able to make purchases below general market           and principal value will fluctuate so that shares,
prices.                                                                  when redeemed, may be worth more or less than their
                                                                         original cost. Current performance may be lower or
Over $400 billion in issuance hit the tax-exempt market in               higher than that shown here. Performance data
calendar year 2005. Refinancing activity made up $170 of the $400        current to the most recent month-end is available at
billion, resulting in the creation of many "pre-refunded"                NORTHERNFUNDS.COM.
municipal bonds; in other words, those tax-free credits now
backed by U.S. government securities. We added longer-dated              Income from the Fund may be subject to federal
pre-refunded bonds to the Fund in order to lock in those dual            alternative minimum tax (AMT), state and local
benefits of credit quality and income for a longer time period.          taxes.

GROWTH OF A HYPOTHETICAL $10,000 INVESTMENT

---
     Tax-Exempt Fund
---
     Lehman Brothers Mutual Fund Municipal Bond Index

                       (LINE GRAPH)

                                                  LEHMAN BROTHERS
                                                    MUTUAL FUND
                    TAX-EXEMPT FUND             MUNICIPAL BOND INDEX
                    ---------------             --------------------
4/1/94                  10,000                         10,000
                        10,581                         10,743
                        11,399                         11,644
                        11,898                         12,280
                        13,130                         13,596
                        13,856                         14,440
                        13,640                         14,428
                        15,141                         16,004
                        15,685                         16,615
                        17,280                         18,257
                        18,273                         19,328
                        18,672                         19,843
3/31/06                 19,326                         20,598

                                                The Lehman Brothers Mutual Fund
                                                Municipal Bond Index is an
                                                unmanaged index of investment
                                                grade (Baa or better) tax-exempt
                                                bonds with a remaining maturity
                                                of at least one year.

                                                The graph and table do not
                                                reflect the deduction of taxes
                                                that a shareholder would pay on
                                                fund distributions or the
                                                redemption of fund shares.

                                                Unlike the Index, the Fund's
                                                total returns are reduced by
                                                operating expenses, such as
                                                transaction costs and management
                                                fees.



FIXED INCOME FUNDS    12      NORTHERN FUNDS ANNUAL REPORT

                                                              FIXED INCOME FUNDS
PORTFOLIO MANAGEMENT COMMENTARY

U.S. GOVERNMENT FUND

During the Fund's fiscal year, the economy expanded at roughly           FUND MANAGER
its long-term trend growth rate, slowing at the end of 2005 but                  BRIAN E. ANDERSEN
reaccelerating in early 2006. Led by higher energy prices, the                   With Northern Trust
Consumer Price Index rose to a 14-year high. However, energy                     since 1999
prices largely failed to pass through to other consumer goods as
core inflation trended lower throughout the year. Despite strong                 TIMOTHY S. MUSIAL
corporate profitability, job creation was moderate, limiting wage                With Northern Trust
pressures. Still, three years of job growth have reduced labor                   since 1994
market slack, as the unemployment rate fell to 4.70 percent.

Throughout the fiscal period, interest rates were dominated by           (PHOTO)
the Federal Reserve's "measured" rate movements. Against a               FUND STATISTICS
backdrop of solid growth and benign inflation, the Fed's Open
Market Committee gradually removed "accommodation," hiking by 25         INCEPTION DATE: April 1, 1994
basis points at every meeting to take the federal funds rate to          TOTAL NET ASSETS: $158 million
4.75 percent. This series of rate increases caused shorter               NET ASSET VALUE: $9.71
maturities to underperform. Until February, longer maturities            TICKER SYMBOL: NOUGX
traded in a 4.00 percent to 4.50 percent yield range. In March,          AVERAGE MATURITY: 4.9 years
Treasury yields broke out of this range as the market raised Fed         DURATION: 3.4 years
tightening expectations to 5.00 percent or higher. Another factor        DIVIDEND SCHEDULE: Monthly
weighing on Treasuries was stronger global growth and related tightening by the European Central Bank and Bank of Japan.
                                                                         AVERAGE ANNUAL RETURNS PERIOD ENDED 3/31/06
For the period, the Fund provided a total return of 1.37 percent,        ----------------------------------------------------
as compared to 2.07 percent for its benchmark, the Lehman
Brothers Intermediate U.S. Government Bond Index. Given our              ONE YEAR               1.37%
benign inflation outlook and expectations for a vigilant Fed, we         FIVE YEAR              3.55%
maintained a "barbelled" position with an overweight to both cash        TEN YEAR               4.94%
and longer maturity securities throughout 2005. This benefited           SINCE INCEPTION        5.03%
the Fund as the yield curve flattened by 85 basis points. We
shifted towards a more bulleted structure as the yield curve             ----------------------------------------------------
moved to being slightly inverted. The Fund benefited fluctuate so that shares, when redeemed, may modestly from shortening and
extending duration as yields moved around within their trading           Performance quoted represents past performance and
range. Also, the Fund benefited from an overweight in agency             does not guarantee future results. Investment return
securities, particularly in the first half of the year. However,         and principal value will be worth more or less than
our overweight in mortgage securities detracted from performance,        their original cost. Current performance may be
particularly near the end of the fiscal period when mortgages            lower or higher than that shown here. Performance
underperformed as interest rates moved higher.                           data current to the most recent month-end is
                                                                         available at NORTHERNFUNDS.COM.

                                                                         Unlike U.S. Treasury bonds and bills, the principal
                                                                         value and investment return of the Fund are neither
                                                                         guaranteed nor insured by the U.S. Government.

GROWTH OF A HYPOTHETICAL $10,000 INVESTMENT

---
     U.S. Government Fund
---
     Lehman Brothers Intermediate U.S. Government Bond Index

                       (LINE GRAPH)

                                                   LEHMAN BROTHERS
                          U.S.                    INTERMEDIATE U.S.
                    GOVERNMENT FUND             GOVERNMENT BOND INDEX
                    ---------------             ---------------------
4/1/94                   10,000                         10,000
                         10,351                         10,427
                         11,129                         11,376
                         11,585                         11,915
                         12,614                         13,032
                         13,372                         13,889
                         13,581                         14,225
                         15,130                         15,925
                         15,834                         16,720
                         17,536                         18,551
                         18,031                         19,215
                         17,781                         19,103
3/31/06                  18,025                         19,501

                                                The Lehman Brothers Intermediate
                                                U.S. Government Bond Index is an
                                                unmanaged index including all
                                                public obligations of the U.S.
                                                Treasury and all publicly issued
                                                debt of U.S. government agencies
                                                with maturities of up to 10
                                                years.

                                                The graph and table do not
                                                reflect the deduction of taxes
                                                that a shareholder would pay on
                                                fund distributions or the
                                                redemption of fund shares.

                                                Unlike the Index, the Fund's
                                                total returns are reduced by
                                                operating expenses, such as
                                                transaction costs and management
                                                fees.



                      NORTHERN FUNDS ANNUAL REPORT    13      FIXED INCOME FUNDS

FIXED INCOME FUNDS
STATEMENTS OF ASSETS AND LIABILITIES

                                                              CALIFORNIA                                                FLORIDA
                                            ARIZONA          INTERMEDIATE          CALIFORNIA           FIXED         INTERMEDIATE
Amounts in thousands,                      TAX-EXEMPT         TAX-EXEMPT           TAX-EXEMPT          INCOME          TAX-EXEMPT
except per share data                         FUND               FUND                 FUND              FUND              FUND
----------------------------------------------------------------------------------------------------------------------------------
ASSETS:
Investments, at cost                         $49,727             $71,051             $85,196         $1,009,086         $47,336
Investments, at value                        $51,755             $73,452             $90,557           $996,963         $47,295
Cash                                               1                  80                 105              2,013              65
Foreign currencies, at fair value
  (cost $1 and $121 respectively)                 --                  --                  --                  1              --
Interest income receivable                       658                 965               1,236              4,222             831
Dividend income receivable                         2                  --                  --                 --               3
Receivable for securities sold                    --                  --                  --             58,611              --
Receivable for fund shares sold                   --                  --                  --              1,642              --
Receivable from investment adviser                 2                   2                   3                 11               1
Unrealized gain on forward foreign
  currency exchange contracts                     --                  --                  --                 --              --
Prepaid and other assets                           1                   1                   1                  2               1
Total Assets                                  52,419              74,500              91,902          1,063,465          48,196
----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES:
Cash overdraft                                    --                  --                  --                 --              --
Unrealized loss on forward foreign
  currency exchange contracts                     --                  --                  --                 --              --
Payable for securities purchased                  --                  --                  --              6,350              --
Payable for when-issued securities                --                  --                  --            264,699              --
Payable for fund shares redeemed                 138                   4                  62              2,231              --
Distributions to shareholders                     29                  40                  53                660              22
Payable to affiliates:
  Investment advisory fees                         6                   8                  10                106               5
  Co-administration fees                           2                   2                   3                 23               1
  Custody and accounting fees                      1                   1                   1                  4               1
  Transfer agent fees                              1                   1                   2                 15               1
Accrued other liabilities                          9                  10                  10                 30               9
Total Liabilities                                186                  66                 141            274,118              39
----------------------------------------------------------------------------------------------------------------------------------
Net Assets                                   $52,233             $74,434             $91,761           $789,347         $48,157
----------------------------------------------------------------------------------------------------------------------------------
ANALYSIS OF NET ASSETS:
Capital stock                                $50,145             $72,017             $86,230           $813,834         $48,286
Accumulated undistributed net investment
  income (loss)                                   --                  --                  --               (540)             --
Accumulated undistributed net realized
  gain (loss)                                     60                  16                 170            (11,824)            (88)
Net unrealized appreciation
(depreciation)                                 2,028               2,401               5,361            (12,123)            (41)
Net Assets                                   $52,233             $74,434             $91,761           $789,347         $48,157
----------------------------------------------------------------------------------------------------------------------------------
SHARES OUTSTANDING ($.0001 PAR VALUE,
  UNLIMITED AUTHORIZATION)                     5,078               7,330               8,395             81,129           4,624
NET ASSET VALUE, REDEMPTION AND OFFERING
  PRICE PER SHARE                             $10.29              $10.15              $10.93              $9.73          $10.42
----------------------------------------------------------------------------------------------------------------------------------

See Notes to the Financial Statements.



FIXED INCOME FUNDS    14      NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

                                                                                 SHORT-
   GLOBAL          HIGH YIELD          HIGH YIELD         INTERMEDIATE        INTERMEDIATE                           U.S.
FIXED INCOME      FIXED INCOME         MUNICIPAL           TAX-EXEMPT        U.S. GOVERNMENT       TAX-EXEMPT     GOVERNMENT
    FUND              FUND                FUND                FUND                FUND                FUND           FUND
----------------------------------------------------------------------------------------------------------------------------

  $31,543          $1,386,643           $230,913            $550,054             $156,257           $450,770        $181,769
  $32,619          $1,383,826           $235,110            $557,618             $154,782           $471,464        $179,467
        1                  --                 --                  --                1,942                 --              42

      121                  --                 --                  --                   --                 --              --
      506              24,921              3,385               7,347                  763              6,790           1,108
       --                  --                 14                  29                   --                 37              --
       --              53,593                769              10,500               18,128              4,999           8,804
       50               5,022                373                 644                  483              1,050              51
        3                  --                 10                  12                    2                  8               7

      265                  --                 --                  --                   --                 --              --
        1                   2                  1                   2                    1                  2               1
   33,566           1,467,364            239,662             576,152              176,101            484,350         189,480
----------------------------------------------------------------------------------------------------------------------------
       --                  41                 --                  --                   --                 --              --

      324                  --                 --                  --                   --                 --              --
       --              57,201                 --               7,483                8,137              5,029              --
       --               5,825              5,057               7,037               26,395              1,250          30,999
       --               1,722                122                 769                  875                410             486
       --               1,519                135                 259                   71                270              82

        6                 187                 29                  60                   19                 50              22
        1                  40                  7                  16                    4                 14               5
        2                   2                  1                   3                    1                  2               1
        1                  27                  4                  11                    3                  9               3
        9                  53                 15                  22                    9                 21              19
      343              66,617              5,370              15,660               35,514              7,055          31,617
----------------------------------------------------------------------------------------------------------------------------
  $33,223          $1,400,747           $234,292            $560,492             $140,587           $477,295        $157,863
----------------------------------------------------------------------------------------------------------------------------

  $32,732          $1,437,301           $232,305            $551,777             $147,651           $455,757        $163,192

     (200)               (903)                --                  77                   (1)               (67)            415

     (327)            (32,834)            (2,210)              1,074               (5,588)               911          (3,442)
    1,018              (2,817)             4,197               7,564               (1,475)            20,694          (2,302)
  $33,223          $1,400,747           $234,292            $560,492             $140,587           $477,295        $157,863
----------------------------------------------------------------------------------------------------------------------------

    3,182             174,248             24,167              55,053               14,200             45,576          16,262

   $10.44               $8.04              $9.69              $10.18                $9.90             $10.47           $9.71
----------------------------------------------------------------------------------------------------------------------------

See Notes to the Financial Statements.



                      NORTHERN FUNDS ANNUAL REPORT    15      FIXED INCOME FUNDS

FIXED INCOME FUNDS
STATEMENTS OF OPERATIONS

                                                              CALIFORNIA                                                FLORIDA
                                            ARIZONA          INTERMEDIATE          CALIFORNIA           FIXED         INTERMEDIATE
                                           TAX-EXEMPT         TAX-EXEMPT           TAX-EXEMPT          INCOME          TAX-EXEMPT
Amounts in thousands                          FUND               FUND                 FUND              FUND              FUND
----------------------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME:
Interest income                               $2,770              $3,260              $4,607            $37,976          $1,986
Dividend income                                   17                  --                  --                174              30
  Total Investment Income                      2,787               3,260               4,607             38,150           2,016
----------------------------------------------------------------------------------------------------------------------------------
EXPENSES:
Investment advisory fees                         410                 493                 650              5,508             365
Co-administration fees                            88                 106                 140              1,180              78
Transfer agent fees                               59                  71                  93                787              52
Custody and accounting fees                       48                  48                  49                205              48
Registration fees                                 10                   7                   7                 22              15
Printing fees                                     12                  12                  12                 35              13
Professional fees                                 10                   8                   8                 21               9
Trustee fees and expenses                          6                   6                   6                 18               6
Shareholder servicing fees                         2                   1                   2                  5              --
Other                                             10                  10                  10                 25              11
----------------------------------------------------------------------------------------------------------------------------------
Total Expenses                                   655                 762                 977              7,806             597
  Less voluntary waivers of
     investment advisory fees                    (29)                (34)                (46)                --             (26)
  Less expenses reimbursed by
     investment adviser                         (126)               (126)               (141)              (684)           (125)
  Less custodian credits                          (1)                 (2)                 --                (40)             (3)
  Net Expenses                                   499                 600                 790              7,082             443
----------------------------------------------------------------------------------------------------------------------------------
NET INVESTMENT INCOME                          2,288               2,660               3,817             31,068           1,573
----------------------------------------------------------------------------------------------------------------------------------
NET REALIZED AND UNREALIZED
  GAINS (LOSSES):
Net realized gains (losses) on:
  Investments                                    492                  95                 486            (11,672)            (88)
  Foreign currency transactions                   --                  --                  --                933              --
Net change in unrealized appreciation
  (depreciation) on:
  Investments                                 (1,144)               (847)               (635)            (3,572)           (193)
  Forward foreign currency exchange
     contracts                                    --                  --                  --                 --              --
  Translation of other assets and
     liabilities denominated in foreign
     currencies                                   --                  --                  --                 --              --
  Net Gains (Losses) on Investments and
     Foreign Currency                           (652)               (752)               (149)           (14,311)           (281)
----------------------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN NET ASSETS
  RESULTING FROM OPERATIONS                   $1,636              $1,908              $3,668            $16,757          $1,292
----------------------------------------------------------------------------------------------------------------------------------

See Notes to the Financial Statements.



FIXED INCOME FUNDS     16      NORTHERN FUNDS ANNUAL REPORT

                                        FOR THE FISCAL YEAR ENDED MARCH 31, 2006

                                                                                 SHORT-
   GLOBAL          HIGH YIELD          HIGH YIELD         INTERMEDIATE        INTERMEDIATE                           U.S.
FIXED INCOME      FIXED INCOME         MUNICIPAL           TAX-EXEMPT        U.S. GOVERNMENT       TAX-EXEMPT     GOVERNMENT
    FUND              FUND                FUND                FUND                FUND                FUND           FUND
----------------------------------------------------------------------------------------------------------------------------

   $1,400             $76,746             $8,238             $23,731               $5,908            $22,855          $7,830
       --                  --                106                 328                   --                307              --
    1,400              76,746              8,344              24,059                5,908             23,162           7,830
----------------------------------------------------------------------------------------------------------------------------
      346               6,809              1,138               4,021                1,058              3,298           1,294
       61               1,459                244                 866                  227                710             277
       41                 973                163                 577                  151                473             185
       94                 254                 71                 151                   61                130              64
       17                  24                 17                  21                   16                 21              19
       11                  40                 13                  22                   12                 22              13
        7                  21                  7                  14                    7                 14               7
        6                  18                  6                  12                    6                 12               6
        3                 357                 42                   5                    2                 34              63
       12                  25                 11                  18                   11                 18              11
----------------------------------------------------------------------------------------------------------------------------
      598               9,980              1,712               5,707                1,551              4,732           1,939

       --                  --                (79)               (282)                  --               (231)             --

     (126)             (1,153)              (246)               (531)                (186)              (481)           (260)
       (2)                (73)                (2)                 (2)                  (5)                (7)            (16)
      470               8,754              1,385               4,892                1,360              4,013           1,663
----------------------------------------------------------------------------------------------------------------------------
      930              67,992              6,959              19,167                4,548             19,149           6,167
----------------------------------------------------------------------------------------------------------------------------



     (390)             (4,434)              (364)              1,074               (2,796)             2,149          (1,530)
     (731)                 --                 --                  --                   --                 --              --


   (2,469)             (4,524)               547              (5,412)                 462             (4,910)         (1,750)

      217                  --                 --                  --                   --                 --              --


        5                  --                 --                  --                   --                 --              --

   (3,368)             (8,958)               183              (4,338)              (2,334)            (2,761)         (3,280)
----------------------------------------------------------------------------------------------------------------------------

  $(2,438)            $59,034             $7,142             $14,829               $2,214            $16,388          $2,887
----------------------------------------------------------------------------------------------------------------------------

See Notes to the Financial Statements.



                      NORTHERN FUNDS ANNUAL REPORT    17      FIXED INCOME FUNDS

FIXED INCOME FUNDS
STATEMENTS OF CHANGES IN NET ASSETS

                                                     CALIFORNIA                                                       FLORIDA
                                 ARIZONA            INTERMEDIATE         CALIFORNIA             FIXED              INTERMEDIATE
                                TAX-EXEMPT           TAX-EXEMPT          TAX-EXEMPT             INCOME              TAX-EXEMPT
                                   FUND                 FUND                FUND                 FUND                  FUND
Amounts in thousands          2006       2005      2006      2005      2006      2005       2006       2005       2006       2005
------------------------------------------------------------------------------------------------------------------------------------
OPERATIONS:
Net investment income       $  2,288  $  2,740  $  2,660  $  2,547  $  3,817  $   4,160  $  31,068  $  27,551  $   1,573  $   1,616
Net realized gains (losses)      492        60        95       121       486        280    (10,739)     3,305        (88)       175
Net change in unrealized
appreciation
 (depreciation)               (1,144)   (1,848)     (847)   (1,934)     (635)    (2,206)    (3,572)   (25,920)      (193)    (1,250)
 Net Increase (Decrease)
  in Net Assets
 Resulting from Operations     1,636       952     1,908       734     3,668      2,234     16,757      4,936      1,292        541
------------------------------------------------------------------------------------------------------------------------------------
CAPITAL SHARE TRANSACTIONS:
Net increase (decrease)
 in net assets resulting
 from capital transactions   (11,660)  (10,396)    5,109    (2,369)   (2,990)   (15,529)    46,526     34,451     (7,090)      (174)
 Net Increase (Decrease)
  in Net Assets Resulting
  from Capital Transactions  (11,660)  (10,396)    5,109    (2,369)   (2,990)   (15,529)    46,526     34,451     (7,090)      (174)
------------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS PAID:
From net investment income    (2,288)   (2,740)   (2,660)   (2,547)   (3,817)    (4,160)   (32,488)   (29,066)    (1,573)    (1,616)
From net realized gains         (492)     (582)     (200)     (365)     (460)    (1,030)    (1,309)    (5,015)       (79)      (451)
  Total Distributions Paid    (2,780)   (3,322)   (2,860)   (2,912)   (4,277)    (5,190)   (33,797)   (34,081)    (1,652)    (2,067)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL INCREASE (DECREASE)
IN NET ASSETS                (12,804)  (12,766)    4,157    (4,547)   (3,599)   (18,485)    29,486      5,306     (7,450)    (1,700)
NET ASSETS:
Beginning of year             65,037    77,803    70,277    74,824    95,360    113,845    759,861    754,555     55,607     57,307
End of year                 $ 52,233  $ 65,037  $ 74,434  $ 70,277  $ 91,761  $  95,360  $ 789,347  $ 759,861  $  48,157  $  55,607
------------------------------------------------------------------------------------------------------------------------------------
ACCUMULATED
 UNDISTRIBUTED NET
 INVESTMENT INCOME (LOSS)   $     --  $     --  $     --  $     --  $     --  $      --  $    (540) $      --  $      --  $      --
------------------------------------------------------------------------------------------------------------------------------------

See Notes to the Financial Statements.

FIXED INCOME FUNDS    18      NORTHERN FUNDS ANNUAL REPORT

                                            FOR THE FISCAL YEARS ENDED MARCH 31,


       GLOBAL                             HIGH YIELD                         HIGH YIELD                      INTERMEDIATE
    FIXED INCOME                         FIXED INCOME                        MUNICIPAL                        TAX-EXEMPT
        FUND                                 FUND                              FUND                              FUND
  2006           2005               2006             2005              2006           2005                2006          2005
------------------------------------------------------------------------------------------------------------------------------------
$    930      $     982          $    67,992      $  59,725          $   6,959      $   4,742          $  19,167      $  19,113
  (1,121)         2,117               (4,434)           871               (364)          (223)             1,074          3,231
  (2,247)        (1,955)              (4,524)       (17,323)               547            645             (5,412)       (14,303)
  (2,438)         1,144               59,034         43,273              7,142          5,164             14,829          8,041
------------------------------------------------------------------------------------------------------------------------------------
  (5,664)       (15,521)             562,538         82,900            109,250         34,518            (11,258)       (37,295)
  (5,664)       (15,521)             562,538         82,900            109,250         34,518            (11,258)       (37,295)
------------------------------------------------------------------------------------------------------------------------------------
    (925)        (1,850)             (68,895)       (59,725)            (6,959)        (4,742)           (19,167)       (19,111)
       -              -                    -              -                  -              -             (2,186)        (4,988)
    (925)        (1,850)             (68,895)       (59,725)            (6,959)        (4,742)           (21,353)       (24,099)
------------------------------------------------------------------------------------------------------------------------------------
  (9,027)       (16,227)             552,677         66,448            109,433         34,940            (17,782)       (53,353)
  42,250         58,477              848,070        781,622            124,859         89,919            578,274        631,627
$ 33,223      $  42,250          $ 1,400,747      $ 848,070          $ 234,292      $ 124,859          $ 560,492      $ 578,274
------------------------------------------------------------------------------------------------------------------------------------
$   (200)     $     820          $      (903)           $ -                $ -            $ -          $      77      $      77
------------------------------------------------------------------------------------------------------------------------------------

        SHORT-
     INTERMEDIATE                                                                                                 U.S.
    U.S. GOVERNMENT                                         TAX-EXEMPT                                         GOVERNMENT
         FUND                                                  FUND                                               FUND
  2006           2005                                   2006           2005                               2006           2005
------------------------------------------------------------------------------------------------------------------------------------
$   4,548      $   3,637                             $  19,149      $  20,224                           $   6,167      $    6,439
   (2,796)        (2,513)                                2,149          5,659                              (1,530)         (1,416)
      462         (3,747)                               (4,910)       (15,963)                             (1,750)         (9,116)
    2,214         (2,623)                               16,388          9,920                               2,887          (4,093)
------------------------------------------------------------------------------------------------------------------------------------
  (15,192)       (33,377)                               14,461        (35,652)                            (43,293)        (66,909)
  (15,192)       (33,377)                               14,461        (35,652)                            (43,293)        (66,909)
------------------------------------------------------------------------------------------------------------------------------------
   (4,636)        (3,810)                              (19,149)       (20,224)                             (6,262)         (6,635)
        -           (945)                               (2,584)        (8,086)                                  -          (1,380)
   (4,636)        (4,755)                              (21,733)       (28,310)                             (6,262)         (8,015)
------------------------------------------------------------------------------------------------------------------------------------
  (17,614)       (40,755)                                9,116        (54,042)                            (46,668)        (79,017)
  158,201        198,956                               468,179        522,221                             204,531        283,548
$ 140,587      $ 158,201                             $ 477,295      $ 468,179                           $ 157,863      $ 204,531
------------------------------------------------------------------------------------------------------------------------------------
$      (1)     $      (3)                            $     (67)     $     (67)                          $     415      $     415
------------------------------------------------------------------------------------------------------------------------------------

See Notes to the Financial Statements.

                      NORTHERN FUNDS ANNUAL REPORT    19      FIXED INCOME FUNDS

FIXED INCOME FUNDS
FINANCIAL HIGHLIGHTS

                                                                                       ARIZONA TAX-EXEMPT FUND
Selected per share data                                           2006           2005           2004           2003           2002
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                               $10.51         $10.86         $10.88         $10.46         $10.66
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
Net investment income                                              0.41           0.41           0.44           0.42           0.43
Net realized and unrealized gains (losses)                        (0.13)         (0.26)          0.02           0.60          (0.06)
  Total from Investment Operations                                 0.28           0.15           0.46           1.02           0.37
------------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS PAID:
  From net investment income                                      (0.41)         (0.41)         (0.44)         (0.42)         (0.43)
  From net realized gains                                         (0.09)         (0.09)         (0.04)         (0.18)         (0.14)
     Total Distributions Paid                                     (0.50)         (0.50)         (0.48)         (0.60)         (0.57)
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                                     $10.29         $10.51         $10.86         $10.88         $10.46
------------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN (1)                                                   2.70%          1.44%          4.28%          9.87%          3.47%

SUPPLEMENTAL DATA AND RATIOS:
Net assets, in thousands, end of year                           $52,233        $65,037        $77,803        $82,177        $76,428
Ratio to average net assets of:
  Expenses, net of waivers and reimbursements                      0.85%          0.85%          0.85%          0.85%          0.85%
  Expenses, before waivers and reimbursements                      1.11%          1.11%          1.12%          1.12%          1.12%
  Net investment income, net of waivers and reimbursements         3.88%          3.87%          4.04%          3.85%          4.01%
  Net investment income, before waivers and reimbursements         3.62%          3.61%          3.77%          3.58%          3.74%
Portfolio Turnover Rate                                           28.99%         36.84%         61.67%        115.89%         93.29%
------------------------------------------------------------------------------------------------------------------------------------

(1) Assumes investment at net asset value at the beginning of the year, reinvestment of all dividends and distributions, and a complete redemption of the investment at net asset value at the end of the year.

See Notes to the Financial Statements.

FIXED INCOME FUNDS    20      NORTHERN FUNDS ANNUAL REPORT

                                            FOR THE FISCAL YEARS ENDED MARCH 31,

                                                                           CALIFORNIA INTERMEDIATE TAX-EXEMPT FUND
Selected per share data                                   2006             2005             2004             2003             2002
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                       $10.29           $10.61           $10.62           $10.26           $10.44
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
Net investment income                                      0.39             0.38             0.36             0.37             0.42
Net realized and unrealized gains (losses)                (0.11)           (0.26)            0.07             0.54            (0.11)
  Total from Investment Operations                         0.28             0.12             0.43             0.91             0.31
------------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS PAID:
  From net investment income                              (0.39)           (0.38)           (0.36)           (0.37)           (0.42)
  From net realized gains                                 (0.03)           (0.06)           (0.08)           (0.18)           (0.07)
     Total Distributions Paid                             (0.42)           (0.44)           (0.44)           (0.55)           (0.49)
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                             $10.15           $10.29           $10.61           $10.62           $10.26
------------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN (1)                                           2.70%            1.09%            4.13%            9.06%            3.00%

SUPPLEMENTAL DATA AND RATIOS:
Net assets, in thousands, end of year                   $74,434          $70,277          $74,824          $82,430          $85,617
Ratio to average net assets of:
  Expenses, net of waivers and reimbursements              0.85%            0.85%            0.85%            0.85%            0.85%
  Expenses, before waivers and reimbursements              1.08%            1.10%            1.11%            1.10%            1.11%
  Net investment income, net of waivers and
   reimbursements                                          3.76%            3.62%            3.42%            3.50%            3.98%
  Net investment income, before waivers and
   reimbursements                                          3.53%            3.37%            3.16%            3.25%            3.72%
Portfolio Turnover Rate                                   31.34%           86.88%          108.29%          136.67%           84.87%
------------------------------------------------------------------------------------------------------------------------------------

(1) Assumes investment at net asset value at the beginning of the year, reinvestment of all dividends and distributions, and a complete redemption of the investment at net asset value at the end of the year.

See Notes to the Financial Statements.

                      NORTHERN FUNDS ANNUAL REPORT    21      FIXED INCOME FUNDS

FIXED INCOME FUNDS
FINANCIAL HIGHLIGHTS (continued)

                                                                                CALIFORNIA TAX-EXEMPT FUND
Selected per share data                                 2006             2005             2004              2003              2002
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                     $11.01           $11.30           $11.32            $10.79            $10.99
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
Net investment income                                    0.45             0.46             0.45              0.44              0.47
Net realized and unrealized gains (losses)              (0.03)           (0.18)            0.13              0.71             (0.15)
  Total from Investment Operations                       0.42             0.28             0.58              1.15              0.32
------------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS PAID:
  From net investment income                            (0.45)           (0.46)           (0.45)            (0.44)            (0.47)
  From net realized gains                               (0.05)           (0.11)           (0.15)            (0.18)            (0.05)
     Total Distributions Paid                           (0.50)           (0.57)           (0.60)            (0.62)            (0.52)
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                           $10.93           $11.01           $11.30            $11.32            $10.79
------------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN (1)                                         3.93%            2.56%            5.24%            10.88%             2.87%

SUPPLEMENTAL DATA AND RATIOS:
Net assets, in thousands, end of year                 $91,761          $95,360         $113,845          $125,574          $125,335
Ratio to average net assets of:
  Expenses, net of waivers and reimbursements            0.85%            0.85%            0.85%             0.85%             0.85%
  Expenses, before waivers and reimbursements            1.05%            1.08%            1.08%             1.08%             1.08%
  Net investment income, net of waivers and
   reimbursements                                        4.09%            4.11%            3.95%             3.97%             4.24%
  Net investment income, before waivers and
   reimbursements                                        3.89%            3.88%            3.72%             3.74%             4.01%
Portfolio Turnover Rate                                 21.04%           70.99%          144.30%           166.17%            73.96%
------------------------------------------------------------------------------------------------------------------------------------

(1) Assumes investment at net asset value at the beginning of the year, reinvestment of all dividends and distributions, and a complete redemption of the investment at net asset value at the end of the year.

See Notes to the Financial Statements.

FIXED INCOME FUNDS    22      NORTHERN FUNDS ANNUAL REPORT

                                            FOR THE FISCAL YEARS ENDED MARCH 31,

                                                                                    FIXED INCOME FUND
Selected per share data                               2006               2005             2004             2003             2002(4)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                     $9.94             $10.33           $10.23            $9.74            $10.10
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
Net investment income                                   0.39               0.38             0.35             0.37              0.56
Net realized and unrealized gains (losses)             (0.17)             (0.30)            0.24             0.52             (0.17)
  Total from Investment Operations                      0.22               0.08             0.59             0.89              0.39
------------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS PAID:
  From net investment income (1)                       (0.41)             (0.40)           (0.40)           (0.40)            (0.56)
  From net realized gains                              (0.02)             (0.07)           (0.09)               -             (0.19)
     Total Distributions Paid                          (0.43)             (0.47)           (0.49)           (0.40)            (0.75)
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                           $9.73              $9.94           $10.33           $10.23             $9.74
------------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN (2)                                        2.17%              0.73%            5.92%            9.27%             3.09%

SUPPLEMENTAL DATA AND RATIOS:
Net assets, in thousands, end of year               $789,347           $759,861         $754,555         $727,738          $733,501
Ratio to average net assets of:
  Expenses, net of reimbursements and credits           0.90%(3)           0.90%            0.90%            0.90%(3)          0.90%
  Expenses, before reimbursements and credits           0.99%              1.01%            1.04%            1.04%             1.03%
  Net investment income, net of
   reimbursements and credits                           3.95%              3.71%            3.41%            3.70%             5.62%
  Net investment income, before
   reimbursements and credits                           3.86%              3.60%            3.27%            3.56%             5.49%
Portfolio Turnover Rate                               416.25%            198.12%          257.28%          422.89%           246.52%
------------------------------------------------------------------------------------------------------------------------------------

(1) Distributions to shareholders from net investment income include amounts relating to foreign currency transactions which are treated as ordinary income for federal income tax purposes.

(2) Assumes investment at net asset value at the beginning of the year, reinvestment of all dividends and distributions, and a complete redemption of the investment at net asset value at the end of the year.

(3) The net expense ratio includes custodian credits of approximately $40,000 and $29,000, which represents 0.01 percent of average net assets for the fiscal years ended March 31, 2006, and 2003, respectively. Absent the custodian credit arrangement, expense reimbursement would have been increased by a corresponding amount.

(4) As required, effective December 1, 2001, the Funds adopted the provisions of the new AICPA Audit and Accounting Guide for Investment Companies and began recording paydown gains and losses on mortgage- and asset-backed securities as interest income, rather than realized gains and losses.

See Notes to the Financial Statements.

                      NORTHERN FUNDS ANNUAL REPORT    23      FIXED INCOME FUNDS

FIXED INCOME FUNDS
FINANCIAL HIGHLIGHTS (continued)

                                                                           FLORIDA INTERMEDIATE TAX-EXEMPT FUND
Selected per share data                                2006                2005             2004             2003             2002
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                    $10.50              $10.78           $10.83           $10.38           $10.50
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
Net investment income                                   0.32                0.30             0.27             0.32             0.38
Net realized and unrealized gains (losses)             (0.06)              (0.20)            0.20             0.60            (0.05)
  Total from Investment Operations                      0.26                0.10             0.47             0.92             0.33
------------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS PAID:
  From net investment income                           (0.32)              (0.30)           (0.27)           (0.32)           (0.38)
  From net realized gains                              (0.02)              (0.08)           (0.25)           (0.15)           (0.07)
     Total Distributions Paid                          (0.34)              (0.38)           (0.52)           (0.47)           (0.45)
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                          $10.42              $10.50           $10.78           $10.83           $10.38
------------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN (1)                                        2.43%               1.00%            4.37%            9.01%            3.16%

SUPPLEMENTAL DATA AND RATIOS:
Net assets, in thousands, end of year                $48,157             $55,607          $57,307          $55,958          $47,108
Ratio to average net assets of:
  Expenses, net of waivers, reimbursements
   and credits                                          0.85%(2)            0.85%            0.85%            0.85%            0.85%
  Expenses, before waivers, reimbursements
   and credits                                          1.14%               1.15%            1.17%            1.18%            1.23%
  Net investment income, net of waivers,
   reimbursements and credits                           3.00%               2.84%            2.43%            3.00%            3.57%
  Net investment income, before waivers,
   reimbursements and credits                           2.71%               2.54%            2.11%            2.67%            3.19%
Portfolio Turnover Rate                                25.09%              55.94%          258.48%          258.98%          155.55%
------------------------------------------------------------------------------------------------------------------------------------

(1) Assumes investment at net asset value at the beginning of the year, reinvestment of all dividends and distributions, and a complete redemption of the investment at net asset value at the end of the year.

(2) The net expense ratio includes custodian credits of approximately $3,000, which represents 0.01 percent of average net assets for the fiscal year ended March 31, 2006. Absent the custodian credit arrangement, expense reimbursement would have been increased by a corresponding amount.

See Notes to the Financial Statements.

FIXED INCOME FUNDS    24      NORTHERN FUNDS ANNUAL REPORT

                                            FOR THE FISCAL YEARS ENDED MARCH 31,

                                                                                   GLOBAL FIXED INCOME FUND
Selected per share data                                    2006               2005             2004            2003            2002
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                       $11.33             $11.35           $10.59           $9.13           $9.62
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
Net investment income                                      0.19               0.26             0.33            0.31            0.33
Net realized and unrealized gains (losses)                (0.84)              0.28             0.98            1.36           (0.31)
  Total from Investment Operations                        (0.65)              0.54             1.31            1.67            0.02
------------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS PAID:
  From net investment income (1)                          (0.24)             (0.56)           (0.55)          (0.21)          (0.48)
  From net realized gains                                     -                  -                -               -           (0.03)
     Total Distributions Paid                             (0.24)             (0.56)           (0.55)          (0.21)          (0.51)
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                             $10.44             $11.33           $11.35          $10.59           $9.13
------------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN (2)                                          (5.74)%             4.67%           12.54%          18.41%           0.01%

SUPPLEMENTAL DATA AND RATIOS:
Net assets, in thousands, end of year                   $33,223            $42,250          $58,477         $27,746         $24,879
Ratio to average net assets of:
  Expenses, net of reimbursements and credits              1.15%(3)           1.16%(4)         1.15%           1.15%           1.15%
  Expenses, before reimbursements and credits              1.47%              1.47%            1.50%           1.64%           1.69%
  Net investment income, net of reimbursements
   and credits                                             2.29%              2.10%            1.98%           3.07%           4.08%
  Net investment income, before reimbursements
   and credits                                             1.97%              1.79%            1.63%           2.58%           3.54%
Portfolio Turnover Rate                                   51.11%             31.88%           43.52%         146.28%         296.89%
------------------------------------------------------------------------------------------------------------------------------------

(1) Distributions to shareholders from net investment income include amounts relating to foreign currency transactions which are treated as ordinary income for federal income tax purposes.

(2) Assumes investment at net asset value at the beginning of the year, reinvestment of all dividends and distributions, and a complete redemption of the investment at net asset value at the end of the year.

(3) The net expense ratio includes custodian credits of approximately $2,000, which represents 0.01 percent of average net assets for the fiscal year ended March 31, 2006. Absent the custodian credit arrangement, expense reimbursement would have been increased by a corresponding amount.

(4) Expense ratio, net of waivers and reimbursements, for the year would have been 1.15 percent absent the effect of interest expense incurred by the Fund's temporary borrowings against a line of credit.

See Notes to the Financial Statements.

                      NORTHERN FUNDS ANNUAL REPORT    25      FIXED INCOME FUNDS

FIXED INCOME FUNDS
FINANCIAL HIGHLIGHTS (continued)

                                                                               HIGH YIELD FIXED INCOME FUND
Selected per share data                             2006                  2005               2004            2003            2002
-----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                    $8.12                $8.27              $7.56           $7.84           $8.42
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
Net investment income                                  0.56                 0.58               0.66            0.64            0.76
Net realized and unrealized gains (losses)            (0.07)               (0.15)              0.74           (0.28)          (0.58)
  Total from Investment Operations                     0.49                 0.43               1.40            0.36            0.18
-----------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS PAID:
  From net investment income (1)                      (0.57)               (0.58)             (0.69)          (0.64)          (0.76)
     Total Distributions Paid                         (0.57)               (0.58)             (0.69)          (0.64)          (0.76)
-----------------------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                          $8.04                $8.12              $8.27           $7.56           $7.84
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN (2)                                       6.23%                5.33%             19.05%           5.10%           2.28%

SUPPLEMENTAL DATA AND RATIOS:
Net assets, in thousands, end of year            $1,400,747             $848,070           $781,622        $388,619        $272,110
Ratio to average net assets of:
  Expenses, net of reimbursements and
   credits                                             0.90%(3)             0.90%(3)           0.90%           0.90%           0.90%
  Expenses, before reimbursements and
   credits                                             1.03%                1.02%              1.04%           1.07%           1.07%
  Net investment income, net of
   reimbursements and credits                          6.99%                7.02%              7.90%           8.61%           9.35%
  Net investment income, before
   reimbursements and credits                          6.86%                6.90%              7.76%           8.44%           9.18%
Portfolio Turnover Rate                               69.82%               87.57%            152.16%         138.79%         125.63%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Distributions to shareholders from net investment income include amounts relating to foreign currency transactions which are treated as ordinary income for federal income tax purposes.

(2) Assumes investment at net asset value at the beginning of the year, reinvestment of all dividends and distributions, and a complete redemption of the investment at net asset value at the end of the year.

(3) The net expense ratio includes custodian credits of approximately $73,000 and $72,000, which represents 0.01 percent of average net assets for the fiscal years ended March 31, 2006, and 2005, respectively. Absent the custodian credit arrangement, expense reimbursement would have been increased by a corresponding amount.

See Notes to the Financial Statements.

FIXED INCOME FUNDS    26      NORTHERN FUNDS ANNUAL REPORT

                                            FOR THE FISCAL YEARS ENDED MARCH 31,

                                                                               HIGH YIELD MUNICIPAL FUND
Selected per share data                             2006               2005              2004             2003                2002
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                   $9.63             $9.61             $9.36            $9.16               $9.15
INCOME FROM INVESTMENT OPERATIONS:
Net investment income                                 0.42              0.42              0.44             0.46                0.48
Net realized and unrealized gains                     0.06              0.02              0.25             0.20                0.01
  Total from Investment Operations                    0.48              0.44              0.69             0.66                0.49
------------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS PAID:
  From net investment income                         (0.42)            (0.42)            (0.44)           (0.46)              (0.48)
     Total Distributions Paid                        (0.42)            (0.42)            (0.44)           (0.46)              (0.48)
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                         $9.69             $9.63             $9.61            $9.36               $9.16
------------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN (1)                                      5.00%             4.75%             7.53%            7.36%               5.49%

SUPPLEMENTAL DATA AND RATIOS:
Net assets, in thousands, end of year             $234,292          $124,859           $89,919          $52,245             $37,844
Ratio to average net assets of:
  Expenses, net of waivers, reimbursements
   and credits                                        0.85%             0.85%             0.85%            0.85%(2)            0.85%
  Expenses, before waivers, reimbursements
   and credits                                        1.05%             1.07%             1.12%            1.20%               1.20%
  Net investment income, net of waivers,
   reimbursements and credits                         4.27%             4.43%             4.63%            4.95%               5.24%
  Net investment income, before waivers,
   reimbursements and credits                         4.07%             4.21%             4.36%            4.60%               4.89%
Portfolio Turnover Rate                              12.95%            19.34%            16.56%           29.13%              38.53%
------------------------------------------------------------------------------------------------------------------------------------

(1) Assumes investment at net asset value at the beginning of the year, reinvestment of all dividends and distributions, and a complete redemption of the investment at net asset value at the end of the year.

(2) The net expense ratio includes custodian credits of approximately $23,000 or 0.05 percent of average net assets. Absent the custodian credit arrangement, expense reimbursement would have been increased by a corresponding amount.

See Notes to the Financial Statements.

                      NORTHERN FUNDS ANNUAL REPORT    27      FIXED INCOME FUNDS

FIXED INCOME FUNDS
FINANCIAL HIGHLIGHTS (continued)

                                                                               INTERMEDIATE TAX-EXEMPT FUND
Selected per share data                                 2006              2005             2004              2003             2002
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                     $10.30            $10.57           $10.64            $10.26           $10.40
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
Net investment income                                    0.34              0.33             0.33              0.36             0.39
Net realized and unrealized gains (losses)              (0.08)            (0.18)            0.14              0.61            (0.06)
  Total from Investment Operations                       0.26              0.15             0.47              0.97             0.33
------------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS PAID:
  From net investment income                            (0.34)            (0.33)           (0.33)            (0.36)           (0.39)
  From net realized gains                               (0.04)            (0.09)           (0.21)            (0.23)           (0.08)
     Total Distributions Paid                           (0.38)            (0.42)           (0.54)            (0.59)           (0.47)
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                           $10.18            $10.30           $10.57            $10.64           $10.26
------------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN (1)                                         2.56%             1.48%            4.50%             9.61%            3.30%

SUPPLEMENTAL DATA AND RATIOS:
Net assets, in thousands, end of year                $560,492          $578,274         $631,627          $668,777         $678,400
Ratio to average net assets of:
  Expenses, net of waivers and reimbursements            0.85%             0.85%            0.85%             0.85%            0.85%
  Expenses, before waivers and reimbursements            0.99%             1.01%            1.04%             1.04%            1.05%
  Net investment income, net of waivers and
   reimbursements                                        3.32%             3.21%            3.10%             3.36%            3.79%
  Net investment income, before waivers and
   reimbursements                                        3.18%             3.05%            2.91%             3.17%            3.59%
Portfolio Turnover Rate                                192.60%           194.77%          274.17%           278.90%          162.34%
------------------------------------------------------------------------------------------------------------------------------------

(1) Assumes investment at net asset value at the beginning of the year, reinvestment of all dividends and distributions, and a complete redemption of the investment at net asset value at the end of the year.

See Notes to the Financial Statements.

FIXED INCOME FUNDS    28      NORTHERN FUNDS ANNUAL REPORT

                                            FOR THE FISCAL YEARS ENDED MARCH 31,

                                                                       SHORT-INTERMEDIATE U.S. GOVERNMENT FUND
Selected per share data                              2006             2005               2004             2003             2002(2)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                  $10.06            $10.48            $10.55            $10.16            $10.27
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
Net investment income                                 0.30              0.21              0.18              0.29              0.42
Net realized and unrealized gains (losses)           (0.15)            (0.35)             0.07              0.51              0.08
  Total from Investment Operations                    0.15             (0.14)             0.25              0.80              0.50
------------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS PAID:
  From net investment income                         (0.31)            (0.22)            (0.20)            (0.31)            (0.42)
  From net realized gains                                -             (0.06)            (0.12)            (0.10)            (0.19)
     Total Distributions Paid                        (0.31)            (0.28)            (0.32)            (0.41)            (0.61)
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                         $9.90            $10.06            $10.48            $10.55            $10.16
------------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN (1)                                      1.49%            (1.28)%            2.42%             7.91%             4.89%

SUPPLEMENTAL DATA AND RATIOS:
Net assets, in thousands, end of year             $140,587          $158,201          $198,956          $186,953          $106,121
Ratio to average net assets of:
  Expenses, net of reimbursements                     0.90%             0.90%             0.90%             0.90%             0.90%
  Expenses, before reimbursements                     1.03%             1.04%             1.06%             1.08%             1.12%
  Net investment income, net of
   reimbursements                                     3.01%             2.09%             1.71%             2.58%             3.98%
  Net investment income, before
   reimbursements                                     2.88%             1.95%             1.55%             2.40%             3.76%
Portfolio Turnover Rate                             370.67%           185.11%           253.35%           232.91%           223.09%
------------------------------------------------------------------------------------------------------------------------------------

(1) Assumes investment at net asset value at the beginning of the year, reinvestment of all dividends and distributions, and a complete redemption of the investment at net asset value at the end of the year.

(2) As required, effective December 1, 2001, the Funds adopted the provisions of the new AICPA Audit and Accounting Guide for Investment Companies and began recording paydown gains and losses on mortgage- and asset-backed securities as interest income, rather than realized gains and losses.

See Notes to the Financial Statements.

                      NORTHERN FUNDS ANNUAL REPORT    29      FIXED INCOME FUNDS

FIXED INCOME FUNDS
FINANCIAL HIGHLIGHTS (continued)

                                                                                      TAX-EXEMPT FUND
Selected per share data                                 2006             2005              2004              2003             2002
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                     $10.59           $10.98            $10.91            $10.49           $10.58
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
Net investment income                                    0.43             0.44              0.44              0.46             0.47
Net realized and unrealized gains (losses)              (0.06)           (0.21)             0.17              0.59            (0.09)
  Total from Investment Operations                       0.37             0.23              0.61              1.05             0.38
------------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS PAID:
  From net investment income                            (0.43)           (0.44)            (0.44)            (0.46)           (0.47)
  From net realized gains                               (0.06)           (0.18)            (0.10)            (0.17)               -
     Total Distributions Paid                           (0.49)           (0.62)            (0.54)            (0.63)           (0.47)
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                           $10.47           $10.59            $10.98            $10.91           $10.49
------------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN (1)                                         3.50%            2.18%             5.67%            10.17%            3.60%

SUPPLEMENTAL DATA AND RATIOS:
Net assets, in thousands, end of year                $477,295         $468,179          $522,221          $549,211         $529,099
Ratio to average net assets of:
  Expenses, net of waivers and reimbursements            0.85%            0.85%             0.85%             0.85%            0.85%
  Expenses, before waivers and reimbursements            1.00%            1.01%             1.05%             1.05%            1.04%
  Net investment income, net of waivers and
   reimbursements                                        4.04%            4.12%             3.98%             4.23%            4.39%
  Net investment income, before waivers and
   reimbursements                                        3.89%            3.96%             3.78%             4.03%            4.20%
Portfolio Turnover Rate                                163.06%          150.48%           230.83%           208.04%          134.33%
------------------------------------------------------------------------------------------------------------------------------------

(1) Assumes investment at net asset value at the beginning of the year, reinvestment of all dividends and distributions, and a complete redemption of the investment at net asset value at the end of the year.

See Notes to the Financial Statements.

FIXED INCOME FUNDS    30      NORTHERN FUNDS ANNUAL REPORT

                                            FOR THE FISCAL YEARS ENDED MARCH 31,

                                                                                    U.S. GOVERNMENT FUND
Selected per share data                                2006                2005             2004             2003            2002(3)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR                      $9.91              $10.41           $10.54           $10.15          $10.29
INCOME (LOSS) FROM INVESTMENT OPERATIONS:
Net investment income                                    0.33                0.28             0.26             0.36            0.44
Net realized and unrealized gains (losses)              (0.19)              (0.43)            0.02             0.71            0.03
  Total from Investment Operations                       0.14               (0.15)            0.28             1.07            0.47
------------------------------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS PAID:
  From net investment income                            (0.34)              (0.29)           (0.29)           (0.38)          (0.44)
  From net realized gains                                   -               (0.06)           (0.12)           (0.30)          (0.17)
     Total Distributions Paid                           (0.34)              (0.35)           (0.41)           (0.68)          (0.61)
------------------------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                            $9.71               $9.91           $10.41           $10.54          $10.15
------------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN (1)                                         1.37%              (1.39)%           2.78%           10.73%           4.65%

SUPPLEMENTAL DATA AND RATIOS:
Net assets, in thousands, end of year                $157,863            $204,531         $283,548         $352,415        $338,290
Ratio to average net assets of:
  Expenses, net of reimbursements and credits            0.90%(2)            0.90%            0.90%            0.90%           0.90%
  Expenses, before reimbursements and credits            1.05%               1.03%            1.05%            1.05%           1.05%
  Net investment income, net of reimbursements
   and credits                                           3.34%               2.78%            2.52%            3.38%           4.29%
  Net investment income, before reimbursements
   and credits                                           3.19%               2.65%            2.37%            3.23%           4.14%
Portfolio Turnover Rate                                386.93%             142.61%          221.88%          177.76%         150.25%
------------------------------------------------------------------------------------------------------------------------------------

(1) Assumes investment at net asset value at the beginning of the year, reinvestment of all dividends and distributions, and a complete redemption of the investment at net asset value at the end of the year.

(2) The net expense ratio includes custodian credits of approximately $16,000, which represents 0.01 percent of average net assets for the fiscal year ended March 31, 2006. Absent the custodian credit arrangement, expense reimbursement would have been increased by a corresponding amount.

(3) As required, effective December 1, 2001, the Funds adopted the provisions of the new AICPA Audit and Accounting Guide for Investment Companies and began recording paydown gains and losses on mortgage- and asset-backed securities as interest income, rather than realized gains and losses.

See Notes to the Financial Statements.

                      NORTHERN FUNDS ANNUAL REPORT    31      FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
ARIZONA TAX - EXEMPT FUND

                                                    PRINCIPAL
                                                      AMOUNT             VALUE
                                                      (000S)             (000S)
MUNICIPAL BONDS - 98.9%
ARIZONA - 92.7%
  Arizona School Facilities Board Revenue
     Bonds, State School Improvement,
     Prerefunded,
     5.25%, 7/1/12                                     $3,000           $3,233
     5.25%, 7/1/12                                      1,000            1,078
  Arizona State Transportation Board
     Highway Revenue Bonds, Prerefunded,
     5.75%, 7/1/09                                      2,390            2,540
  Arizona State University COP, Research
     Infrastructure Project (AMBAC Insured),
     5.00%, 9/1/30                                      2,000            2,068
  Arizona State University Revenue Bonds
     (FGIC Insured), Prerefunded,
     5.50%, 7/1/12                                      2,160            2,358
  Chandler Water & Sewerage Revenue
     Bonds (MBIA Insured),
     7.25%, 7/1/09                                        240              266
  Downtown Phoenix Hotel Corp. Revenue
     Bonds, Series B (FGIC Insured),
     5.00%, 7/1/36                                      1,500            1,549
  Glendale G.O. Bonds,
     2.00%, 7/1/18                                      2,600            1,981
  Glendale IDA Revenue Bonds, Series A,
     Midwestern University,
     4.50%, 5/15/06                                       390              390
     4.63%, 5/15/07                                       410              414
     4.75%, 5/15/08                                       425              432
  Maricopa County School District No. 8
     Osborn G.O. Bonds, Series A
     (FGIC Insured), Prerefunded,
     5.88%, 7/1/06                                      1,295            1,315
     5.88%, 7/1/06                                        705              716
  Maricopa County School District No. 8
     Osborn G.O. Refunding Bonds,
     Bank Qualified (FGIC Insured),
     4.70%, 7/1/14                                      1,000            1,058
  Maricopa County Unified School District
     No. 80 Chandler Capital Appreciation
     G.O. Refunding Bonds (FGIC Insured),
     0.00%, 7/1/09                                      1,000              885
  Maricopa County Unified School District
     No. 89 Dysart G.O. Bonds, Series B,
     School Improvement Project of 2002
     (FSA Insured),
     5.25%, 7/1/15                                      1,600            1,732

                                                    PRINCIPAL
                                                      AMOUNT             VALUE
                                                      (000S)             (000S)
MUNICIPAL BONDS - 98.9% - CONTINUED
ARIZONA - 92.7% - (CONTINUED)
  Mesa Utilities System Revenue Bonds
     (FGIC Insured), Prerefunded,
     5.00%, 7/1/09                                       $930             $967
     5.00%, 7/1/09                                      1,000            1,040
  Northern Arizona University Revenue
     Bonds, Systems (FGIC Insured),
     5.13%, 6/1/19                                        785              829
     5.13%, 6/1/20                                        770              813
  Phoenix Civic Improvement Corp. Excise
     TRB, Series A, Senior Lien,
     Municipal Courthouse Project,
     5.75%, 7/1/15                                      1,325            1,413
  Phoenix Civic Improvement Corp.
     Municipal Facilities Subordinate Excise
     TRB (FGIC Insured),
     5.75%, 7/1/15                                      1,000            1,083
  Phoenix Civic Improvement Corp.
     Wastewater System Revenue Bonds,
     Junior Lien (FGIC Insured), Prerefunded,
     6.25%, 7/1/10                                      1,000            1,108
  Phoenix Civic Improvement Corp.
     Wastewater System Revenue Bonds,
     Junior Lien (MBIA Insured),
     5.00%, 7/1/28                                      1,300            1,353
     5.00%, 7/1/29                                        400              416
  Phoenix Civic Improvement Corp. Water
     System Revenue Bonds, Junior Lien
     (FGIC Insured),
     5.50%, 7/1/15                                      2,000            2,168
     5.50%, 7/1/17                                      3,500            3,789
  Phoenix G.O. Bonds,
     4.50%, 7/1/22                                      1,000            1,002
  Phoenix G.O. Bonds, Series B,
     4.50%, 7/1/24                                      1,000            1,000
  Phoenix G.O. Bonds, Series B,
     Various Purpose,
     5.38%, 7/1/20                                      1,000            1,077
  Phoenix G.O. Refunding Bonds,
     Series A,
     4.50%, 7/1/15                                      1,500            1,520
  Phoenix G.O. Refunding Bonds,
     Series B,
     4.50%, 7/1/20                                      1,100            1,106
  Pima County G.O. Bonds (FSA Insured),
     4.00%, 7/1/14                                        750              751

See Notes to the Financial Statements.


FIXED INCOME FUNDS    32      NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

                                                    PRINCIPAL
                                                      AMOUNT             VALUE
                                                      (000S)             (000S)
MUNICIPAL BONDS - 98.9% - CONTINUED
ARIZONA - 92.7% - (CONTINUED)
  Pima County Unified School District No. 6
     Marana G.O. Refunding Bonds
     (FGIC Insured),
     5.40%, 7/1/14                                     $1,300           $1,389
  Pima County Unified School District No. 12
     Sunnyside G.O. Bonds (FGIC Insured),
     Prerefunded,
     5.75%, 7/1/09                                      2,000            2,126
  Prescott Valley Municipal Property Corp.
     Municipal Facilities Revenue Bonds
     (FGIC Insured),
     5.00%, 1/1/16                                        580              610
  Salt River Project Agricultural
     Improvement & Power District Electrical
     Systems Revenue Refunding Bonds,
     Series C,
     4.90%, 1/1/08                                        470              471
  Scottsdale Preservation Authority Excise
     TRB (FGIC Insured), Prerefunded,
     6.00%, 7/1/08                                        370              392
--------------------------------------------------------------------------------
                                                                        48,438
--------------------------------------------------------------------------------
PUERTO RICO - 6.2%
  Puerto Rico Commonwealth Infrastructure
     Financing Authority Special Obligation
     Bonds, Series A, Escrowed to Maturity,
     5.50%, 10/1/20                                     2,500            2,701
     5.50%, 10/1/40                                       500              536
--------------------------------------------------------------------------------
                                                                         3,237
--------------------------------------------------------------------------------
TOTAL MUNICIPAL BONDS
--------------------------------------------------------------------------------
(COST $49,647)                                                          51,675

                                                       NUMBER            VALUE
                                                      OF SHARES          (000S)
INVESTMENT COMPANIES - 0.2%
  AIM-Tax Exempt Cash Fund                             77,119              $77
  Dreyfus Tax-Exempt Cash Management
     Fund                                               2,602                3
--------------------------------------------------------------------------------
TOTAL INVESTMENT COMPANIES
--------------------------------------------------------------------------------
(COST $80)                                                                  80
--------------------------------------------------------------------------------
TOTAL INVESTMENTS - 99.1%
--------------------------------------------------------------------------------
(COST $49,727)                                                          51,755

Other Assets less Liabilities - 0.9%                                       478
--------------------------------------------------------------------------------
NET ASSETS - 100.0%                                                    $52,233
--------------------------------------------------------------------------------

At March 31, 2006, the industry sectors for the Arizona Tax-Exempt Fund were:

INDUSTRY SECTOR                                      % OF INVESTMENTS
Education                                                         8.3%
Facilities                                                        9.0
General Obligation                                               16.3
Higher Education                                                 14.1
School District                                                  17.8
Special Obligation                                                6.3
Utilities                                                        10.0
Water                                                            11.5
All other sectors less than 5%                                    6.7
--------------------------------------------------------------------------------
Total                                                           100.0%

At March 31, 2006, the credit quality distribution for the Arizona Tax-Exempt Fund as a percentage of investments including cash was:

QUALITY DISTRIBUTION *                                            %
AAA                                                              81.7%
AA                                                               15.8
A                                                                 2.4
Cash and Equivalents                                              0.1
--------------------------------------------------------------------------------
Total                                                           100.0%

* Standard & Poor's Rating Services

See Notes to the Financial Statements.


                      NORTHERN FUNDS ANNUAL REPORT    33      FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
CALIFORNIA INTERMEDIATE TAX - EXEMPT FUND

                                                    PRINCIPAL
                                                      AMOUNT             VALUE
                                                      (000S)             (000S)
MUNICIPAL BONDS - 92.2%
CALIFORNIA - 89.6%
  Antelope Valley Union High School District
     Capital Appreciation G.O. Bonds,
     Series B, Election 2002
     (MBIA Insured),
     0.00%, 8/1/29                                     $3,500           $1,145
  Arcade Water District Revenue COP
     (FGIC Insured), Prerefunded,
     5.00%, 11/1/17                                     1,000            1,043
  California Health Facilities Financing
     Authority Revenue Refunding Bonds,
     Cedars-Sinai Medical Center,
     5.00%, 11/15/13                                    1,000            1,048
  California Infrastructure & Economic
     Development Bank Revenue Bonds,
     Series A, Scripps Research Institute,
     5.75%, 7/1/30                                      1,000            1,042
  California State Department of Water
     Resources Power Supply Revenue
     Bonds, Series A, Prerefunded,
     6.00%, 5/1/12                                      1,500            1,696
  California State G.O. Refunding Bonds
     (FGIC Insured),
     4.75%, 2/1/19                                      1,000            1,016
     5.00%, 3/1/21                                      1,500            1,564
  California State Public Works Board Lease
     Revenue Refunding Bonds, Series A,
     Department of Corrections State Prisons
     (AMBAC Insured),
     5.25%, 12/1/13                                     1,350            1,473
  California State Public Works Board Lease
     Revenue Refunding Bonds, Series A,
     Trustees California State University,
     5.25%, 10/1/14                                     3,545            3,688
  California State Public Works Board Lease
     Revenue Refunding Bonds, Series D,
     Department of Corrections
     (MBIA Insured),
     5.00%, 12/1/16                                     1,000            1,065
  California State Public Works Board Lease
     Revenue Bonds, Series H, Department
     of Corrections & Rehabilitation,
     5.00%, 6/1/19                                      2,000            2,087
  California State Various Purpose G.O.
     Bonds,
     4.75%, 3/1/34                                      1,000              995

                                                    PRINCIPAL
                                                      AMOUNT             VALUE
                                                      (000S)             (000S)
MUNICIPAL BONDS - 92.2% - CONTINUED
CALIFORNIA - 89.6% - (CONTINUED)
  California Statewide Communities
     Development Authority Revenue COP,
     John Muir/Mount Diablo Health System
     (MBIA Insured),
     5.50%, 8/15/12                                    $4,030           $4,307
  California Statewide Communities
     Development Authority Student Housing
     Revenue Bonds, Series A, East Campus
     Apartments LLC (ACA Insured),
     5.00%, 8/1/12                                      1,775            1,841
  Contra Costa County Home Mortgage
     Revenue Bonds, GNMA Mortgage
     Backed Securities Program (Colld. by
     GNMA), Escrowed to Maturity,
     7.50%, 5/1/14                                      1,000            1,238
  Duarte Redevelopment Agency SFM
     Revenue Refunding Bonds, Series B,
     Mortgage Backed Securities Program
     (Colld. by FNMA), Escrowed to Maturity,
     6.88%, 10/1/11                                       950            1,095
  East Bay Regional Park District G.O.
     Refunding Bonds,
     5.00%, 9/1/17                                        250              257
  Fremont-Newark Community College
     District G.O. Bonds, Series A
     (MBIA Insured),
     5.38%, 8/1/18                                      1,350            1,459
     5.38%, 8/1/19                                        625              675
  Glendale Unified School District G.O.
     Bonds, Series D (MBIA Insured),
     5.38%, 9/1/18                                      1,000            1,073
  Golden State Tobacco Securitization Corp.
     Tobacco Settlement Revenue Bonds,
     Series A, Enhanced Asset Backed
     (AMBAC Insured),
     5.00%, 6/1/21                                      1,000            1,038
  Golden State Tobacco Securitization Corp.
     Tobacco Settlement Revenue Bonds,
     Series B, Enhanced Asset Backed,
     Escrowed to Maturity,
     5.00%, 6/1/10                                      2,000            2,101
  Golden State Tobacco Securitization Corp.
     Tobacco Settlement Revenue Bonds,
     Series B, Enhanced Asset Backed,
     Prerefunded,
     5.38%, 6/1/06                                        750              752

See Notes to the Financial Statements.


FIXED INCOME FUNDS    34      NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

                                                    PRINCIPAL
                                                      AMOUNT             VALUE
                                                      (000S)             (000S)
MUNICIPAL BONDS - 92.2% - CONTINUED
CALIFORNIA - 89.6% - (CONTINUED)
  Imperial Irrigation District COP,
     Electric Systems Project,
     6.50%, 11/1/07                                    $2,000           $2,088
  Los Angeles County Metropolitan
     Transportation Authority Sales TRB,
     Series B, Property A-First Tier
     (FSA Insured),
     4.75%, 7/1/15                                      1,250            1,287
  Los Angeles County Metropolitan
     Transportation Authority Sales TRB,
     Series B, Property A-First Tier
     (FSA Insured), Prerefunded,
     4.75%, 7/1/09                                        850              889
  Los Angeles Department of Water &
     Power Waterworks Revenue Bonds,
     Series C (MBIA Insured),
     5.00%, 7/1/29                                      1,300            1,349
  Los Angeles Unified School District G.O.
     Bonds, Series E, Election of 1997
     (MBIA Insured), Prerefunded,
     5.50%, 7/1/12                                      1,060            1,163
  Los Angeles Wastewater Systems
     Revenue Refunding Bonds, Series D
     (FGIC Insured),
     4.70%, 11/1/19                                     1,000            1,001
  Metropolitan Water District of Southern
     California Waterworks Revenue Bonds,
     Series A, Prerefunded,
     5.50%, 7/1/09                                      1,350            1,442
  Modesto Wastewater Revenue Refunding
     Bonds, Series A (FSA Insured),
     5.25%, 11/1/18                                     2,625            2,843
  Oakland Joint Powers Financing Authority
     Lease Revenue Bonds, Oakland
     Administration Buildings
     (AMBAC Insured), Prerefunded,
     5.38%, 8/1/06                                      1,070            1,098
  Ohlone Community College District G.O.
     Bonds, Series B (FSA Insured),
     5.00%, 8/1/20                                      1,000            1,055
  Orange County Water District Refunding
     COP, Series B (MBIA Insured),
     5.38%, 8/15/18                                     1,000            1,073
  Sacramento County Sanitation District
     Financing Authority Revenue Bonds,
     Series A,
     5.60%, 12/1/16                                       915              926

                                                    PRINCIPAL
                                                      AMOUNT             VALUE
                                                      (000S)             (000S)
MUNICIPAL BONDS - 92.2% - CONTINUED
CALIFORNIA - 89.6% - (CONTINUED)
  San Francisco City & County Airport
     Commission International Airport
     Revenue Refunding Bonds, Second
     Series Issue 20 (MBIA Insured),
     4.75%, 5/1/15                                       $500             $512
  San Francisco City & County G.O. Bonds,
     Series A, Educational Facilities
     Community College Project,
     5.75%, 6/15/20                                       700              744
  San Gabriel Unified School District G.O.
     Bonds, Series A (FSA Insured),
     Prerefunded
     5.38%, 8/1/12                                      1,375            1,500
  San Gabriel Unified School District G.O.
     Bonds, Series A (FSA Insured),
     5.38%, 8/1/18                                        180              195
  San Jose Airport Revenue Bonds,
     Series A (FGIC Insured),
     5.25%, 3/1/16                                      1,000            1,056
  San Marcos PFA Capital Appreciation
     Custom Receipts Revenue Bonds,
     Escrowed to Maturity,
     0.00%, 7/1/11                                      1,000              820
  San Mateo County Community College
     District G.O. Bonds, Series A,
     Election of 2001 (FGIC Insured),
     5.00%, 9/1/21                                      1,000            1,044
  San Mateo County Transit District
     Revenue Bonds, Series A
     (MBIA Insured), Prerefunded
     5.00%, 6/1/10                                        575              606
  Santa Rosa Wastewater Revenue
     Refunding Bonds, Series A, Subregional
     Wastewater Project (FGIC Insured),
     4.75%, 9/1/16                                      1,000            1,015
  Southern California Public Power Authority
     Capital Appreciation Subordinate
     Revenue Refunding Bonds,
     Southtran Transmission Project,
     0.00%, 7/1/14                                      1,000              697
  Southern California Public Power Authority
     Power Project Revenue Bonds,
     6.75%, 7/1/12                                      2,100            2,395
  University of California Revenue Bonds,
     Series A, Limited Project
     (MBIA Insured),
     4.75%, 5/15/26                                     1,150            1,163


See Notes to the Financial Statements.


                      NORTHERN FUNDS ANNUAL REPORT    35      FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
CALIFORNIA INTERMEDIATE TAX - EXEMPT FUND (continued)

                                                    PRINCIPAL
                                                      AMOUNT             VALUE
                                                      (000S)             (000S)
MUNICIPAL BONDS - 92.2%  - CONTINUED
CALIFORNIA - 89.6% - (CONTINUED)
  University of California Revenue Bonds,
     Series B, Limited Project,
     4.75%, 5/15/38                                    $1,750           $1,750
  University of California Revenue Bonds,
     Series C (MBIA Insured),
     4.75%, 5/15/31                                     2,000            2,020
  Washington Township Healthcare District
     Revenue Bonds,
     4.50%, 7/1/07                                      1,005            1,011
     5.00%, 7/1/09                                        250              256
--------------------------------------------------------------------------------
                                                                        66,696
--------------------------------------------------------------------------------
PUERTO RICO - 1.4%
  Puerto Rico Electric Power Authority
     Revenue Refunding Bonds
     (MBIA Insured),
     5.00%, 7/1/18                                      1,000            1,075
--------------------------------------------------------------------------------
VIRGIN ISLANDS - 1.2%
  Virgin Islands PFA Revenue Bonds,
     Series A, Gross Receipts Tax Lien Note,
     5.63%, 10/1/10                                       855              881
--------------------------------------------------------------------------------
TOTAL MUNICIPAL BONDS
--------------------------------------------------------------------------------
(COST $66,251)                                                          68,652
--------------------------------------------------------------------------------
SHORT-TERM INVESTMENTS - 6.5%
  ABAG Finance Authority for Nonprofit
     Corps. Revenue VRDB, Jewish Home
     San Francisco (Allied Irish Bank PLC
     LOC),
     3.06%, 4/3/06                                        100              100
  California Pollution Control Financing
     Authority PCR Refunding VRDB
     (Bank One N.A. LOC),
     3.15%, 4/3/06                                        700              700
  California State Department of Water
     Resources Power Supply VRDB,
     Series B-2 (BNP Paribas LOC),
     3.07%, 4/3/06                                        100              100
  California State Department of Water
     Resources Power Supply VRDB,
     Series C-7 (FSA Insured),
     3.17%, 4/6/06                                      1,500            1,500
  California State G.O. VRDB, Series B-4
     (BNP Paribas LOC),
     3.13%, 4/5/06                                        800              800

                                                    PRINCIPAL
                                                      AMOUNT             VALUE
                                                      (000S)             (000S)
SHORT-TERM INVESTMENTS - 6.5%  - CONTINUED
  California Statewide Communities
     Development Authority VRDB, Senior
     Living Facility (Sovereign Bank LOC),
     3.14%, 4/6/06                                       $750             $750
  Los Angeles Department of Water &
     Power Waterworks Revenue VRDB,
     Subseries B-1,
     3.17%, 4/6/06                                        850              850
--------------------------------------------------------------------------------
TOTAL SHORT-TERM INVESTMENTS
--------------------------------------------------------------------------------
(COST $4,800)                                                            4,800
--------------------------------------------------------------------------------
TOTAL INVESTMENTS - 98.7%
--------------------------------------------------------------------------------
(COST $71,051)                                                          73,452
     Other Assets less Liabilities - 1.3%                                  982
--------------------------------------------------------------------------------
NET ASSETS - 100.0%                                                    $74,434

At March 31, 2006, the industry sectors for the California Intermediate Tax-Exempt Fund were:

INDUSTRY SECTOR                                    % OF INVESTMENTS
Agriculture                                                     5.3%
Facilities                                                      6.1
General Obligation                                             11.6
Higher Education                                               15.7
Medical                                                         9.0
Power                                                          13.0
School District                                                 6.9
Utilities                                                      12.6
Water                                                           6.0
All other sectors less than 5%                                 13.8
--------------------------------------------------------------------------------
Total                                                         100.0%

See Notes to the Financial Statements.


FIXED INCOME FUNDS    36      NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

At March 31, 2006, the credit quality distribution for the California Intermediate Tax-Exempt Fund as a percentage of investments including cash was:

QUALITY DISTRIBUTION *                                           %
AAA                                                              59.4%
AA                                                               10.2
A                                                                22.6
BBB                                                               1.2
Cash and Equivalents                                              6.6
--------------------------------------------------------------------------------
Total                                                           100.0%

*     Standard & Poor's Rating Services

See Notes to the Financial Statements.


                      NORTHERN FUNDS ANNUAL REPORT    37      FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
CALIFORNIA TAX - EXEMPT FUND

                                                    PRINCIPAL
                                                      AMOUNT             VALUE
                                                      (000S)             (000S)
MUNICIPAL BONDS - 98.7%
CALIFORNIA - 90.7%
  Alameda County Unified School District
     Capital Appreciation G.O. Bonds, Series A
     (FSA Insured),
     0.00%, 8/1/29                                     $2,000             $655
  Alameda County Water District Revenue
     Refunding Bonds (MBIA Insured),
     4.75%, 6/1/20                                      2,000            2,025
  Anaheim PFA Revenue Bonds, Electric
     System Distributing Facilities
     (MBIA Insured),
     5.00%, 10/1/28                                     2,000            2,059
  Anaheim PFA Tax Allocation Revenue
     Bonds, Series A, Redevelopment Project
     (MBIA Insured),
     5.25%, 2/1/18                                        250              258
  Anaheim Union High School District Capital
     Appreciation G.O. Bonds, Election 2002
     (MBIA Insured),
     0.00%, 8/1/28                                        575              198
  Aztec Shops Ltd. Auxiliary Organization
     Student Housing Revenue Bonds,
     San Diego State University,
     6.00%, 9/1/31                                      2,000            2,111
  Beverly Hills Unified School District G.O.
     Bonds, Series A, Prerefunded,
     5.38%, 8/1/12                                      1,370            1,495
  California Educational Facilities Authority
     Capital Appreciation Revenue Bonds,
     Loyola Marymount (MBIA Insured),
     Prerefunded,
     0.00%, 10/1/09                                     4,435            1,184
     0.00%, 10/1/09                                     3,435              805
  California Health Facilities Finance
     Authority Revenue Bonds, Series A,
     Cedars-Sinai Medical Center,
     Prerefunded,
     6.13%, 12/1/09                                     3,350            3,658
  California Infrastructure & Economic
     Development Bank Revenue Bonds,
     Series A, Scripps Research Institute,
     5.75%, 7/1/30                                        250              261
  California State Department of Water
     Resources Power Supply Revenue
     Bonds, Series A, Prerefunded,
     6.00%, 5/1/12                                        500              565
  California State G.O. Bonds,
     5.13%, 6/1/24                                      2,000            2,062

                                                    PRINCIPAL
                                                      AMOUNT             VALUE
                                                      (000S)             (000S)
MUNICIPAL BONDS - 98.7% - CONTINUED
CALIFORNIA - 90.7% - (CONTINUED)
  California State G.O. Refunding Bonds
     (FGIC Insured),
     4.75%, 2/1/29                                      $1,000          $1,006
  California State G.O. Refunding Bonds,
     4.38%, 10/1/17                                      1,390           1,390
     5.00%, 3/1/21                                       1,000           1,042
  California State Public Works Board Lease
     Revenue Refunding Bonds, Series B,
     Various Community College Project
     (AMBAC Insured),
     5.63%, 3/1/16                                       1,000           1,022
  California State Public Works Board
     Revenue Bonds, Series H, Department of
     Corrections & Rehabilitation,
     5.00%, 6/1/19                                         500             522
  California State University Foundation
     Revenue Bonds, Series A, Sacramento
     Auxiliary (MBIA Insured), Prerefunded,
     5.50%, 10/1/12                                        500             550
     5.50%, 10/1/12                                        500             550
  California State Various Purpose
     G.O. Bonds,
     4.75%, 3/1/34                                       1,000             995
  California Statewide Communities
     Development Authority Student Housing
     Revenue Bonds, Series A, East Campus
     Apartments LLC (ACA Insured),
     5.63%, 8/1/34                                       1,000           1,044
  Del Mar Race Track Authority Revenue
     Bonds,
     5.00%, 8/15/11                                      1,000           1,040
  Dry Creek Joint Elementary School District
     Capital Appreciation G.O. Bonds, Series A
     (FSA Insured),
     0.00%, 8/1/09                                         400             354
  East Bay Municipal Utilities District Water
     System Revenue Bonds (MBIA Insured),
     5.00%, 6/1/26                                       1,000           1,032
  East Bay Regional Park District G.O.
     Refunding Bonds,
     5.00%, 9/1/17                                       2,250           2,315
  Fillmore Unified School District Capital
     Appreciation G.O. Bonds, Series A
     (FGIC Insured),
     0.00%, 7/1/10                                        515             440

See Notes to the Financial Statements.


FIXED INCOME FUNDS    38      NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

                                                    PRINCIPAL
                                                      AMOUNT             VALUE
                                                      (000S)             (000S)
MUNICIPAL BONDS - 98.7% - CONTINUED
CALIFORNIA - 90.7% - (CONTINUED)
  Folsom G.O. Bonds, Series D, School
     Facilities Project (FGIC Insured),
     5.70%, 8/1/13                                       $200             $209
  Fremont-Newark Community College
     District G.O. Bonds, Series A
     (MBIA Insured),
     5.38%, 8/1/19                                        750              810
  Glendale Unified School District G.O. Bonds,
     Series D (MBIA Insured),
     5.38%, 9/1/18                                        665              714
  Golden State Tobacco Securitization Corp.
     Revenue Bonds, Series B, Enhanced
     Asset Backed, Prerefunded,
     5.38%, 6/1/10                                      2,220            2,361
     5.63%, 6/1/13                                      2,000            2,206
  Imperial Irrigation District COP,
     Electric Systems Project,
     6.50%, 11/1/07                                     1,600            1,671
  Imperial Irrigation District Refunding COP,
     Electric Systems Project (MBIA Insured),
     5.20%, 11/1/09                                       175              184
  Lemoore Union High School District G.O.
     Bonds (AMBAC Insured),
     6.00%, 1/1/12                                        200              223
  Los Angeles County Metropolitan
     Transportation Authority Sales TRB,
     Series B, Property A-First Tier
     (FSA Insured),
     4.75%, 7/1/15                                      1,750            1,802
  Los Angeles County Metropolitan
     Transportation Authority Sales TRB,
     Series B, Property A-First Tier
     (FSA Insured), Prerefunded,
     4.75%, 7/1/09                                      1,150            1,202
  Los Angeles Department of Water & Power
     Waterworks Revenue Bonds, Series C
     (MBIA Insured),
     5.00%, 7/1/29                                      1,500            1,556
  Los Angeles Harbor Department Revenue
     Bonds, Escrowed to Maturity,
     7.60%, 10/1/18                                        35               43
  Modesto Irrigation District Refunding COP,
     Series B, Capital Improvements Project,
     5.30%, 7/1/22                                      1,720            1,721

                                                    PRINCIPAL
                                                      AMOUNT             VALUE
                                                      (000S)             (000S)
MUNICIPAL BONDS - 98.7% - CONTINUED
CALIFORNIA - 90.7% - (CONTINUED)
  Monrovia Unified School District Capital
     Appreciation G.O. Bonds, Series A
     (MBIA Insured),
     0.00%, 8/1/10                                       $720             $613
  New Haven Unified School District G.O.
     Refunding Bonds (FSA Insured),
     5.75%, 8/1/20                                        320              354
  Oakland G.O. Bonds, Measure I
     (FGIC Insured), Prerefunded,
     5.60%, 12/15/06                                      200              207
  Perris Unified High School District Capital
     Appreciation G.O. Bonds, Series B
     (FGIC Insured),
     0.00%, 9/1/26                                      1,000              394
  Placentia-Yorba Linda Unified School
     District G.O. Bonds, Series A
     (FGIC Insured), Prerefunded,
     5.38%, 8/1/12                                      1,000            1,091
  Rio Hondo Community College District G.O.
     Bonds, Series A, School Facilities
     Construction & Improvement
     (MBIA Insured), Prerefunded,
     5.25%, 8/1/14                                      2,000            2,190
  Sacramento City Financing Authority
     Revenue Bonds, Series A, Capital
     Improvement (AMBAC Insured),
     5.00%, 12/1/32                                     1,720            1,769
  Sacramento County Sanitation District
     Financing Authority Revenue Bonds,
     Series A,
     5.60%, 12/1/16                                       305              309
  San Francisco City & County Airport
     Commission International Airport
     Revenue Refunding Bonds, Second
     Series Issue 20 (MBIA Insured),
     4.75%, 5/1/15                                      1,000            1,023
  San Francisco City & County G.O. Bonds,
     Series A, Educational Facilities
     Community College Project,
     5.75%, 6/15/20                                     1,200            1,276
  San Francisco State Building Authority
     Lease Revenue Refunding Bonds, Series
     A, Department of General Services,
     5.00%, 10/1/13                                     4,250            4,486
  San Gabriel Unified School District G.O.
     Bonds, Series A (FSA Insured),
     5.38%, 8/1/19                                        200              216
     5.38%, 8/1/20                                        225              243

See Notes to the Financial Statements.


                      NORTHERN FUNDS ANNUAL REPORT    39      FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
CALIFORNIA TAX - EXEMPT FUND (continued)

                                                    PRINCIPAL
                                                      AMOUNT             VALUE
                                                      (000S)             (000S)
MUNICIPAL BONDS - 98.7% - CONTINUED
CALIFORNIA - 90.7% - (CONTINUED)
  San Gabriel Unified School District G.O.
     Bonds, Series A (FSA Insured),
     Prerefunded,
     5.38%, 8/1/12                                     $1,550           $1,691
     5.38%, 8/1/12                                      1,730            1,888
  San Jose Airport Revenue Bonds, Series A
     (FGIC Insured),
     5.25%, 3/1/16                                        440              465
  San Jose G.O. Bonds, Libraries & Public
     Safety Project,
     4.25%, 9/1/23                                        770              749
  San Jose Unified School District Santa
     Clara County G.O. Bonds, Series A
     (FSA Insured),
     5.38%, 8/1/19                                        500              540
  San Mateo County Transit District Revenue
     Bonds, Series A (MBIA Insured),
     Prerefunded,
     5.00%, 6/1/10                                        500              527
     4.50%, 6/1/10                                      1,225            1,267
  Santa Margarita-Dana Point Authority
     Revenue Bonds, Series B, California
     Improvements Districts 3, 3a, 4, & 4a
     (MBIA Insured),
     7.25%, 8/1/09                                      1,150            1,279
  Santa Rosa Wastewater Revenue
     Refunding Bonds, Series A
     (FGIC Insured),
     5.25%, 9/1/16                                         35               38
  Santa Rosa Wastewater Revenue
     Refunding Bonds, Series A, Subregional
     Wastewater Project (FGIC Insured),
     4.75%, 9/1/16                                        200              203
  South Placer Wastewater Authority
     Revenue Bonds, Series A (FGIC Insured),
     Prerefunded,
     5.00%, 11/1/10                                     2,410            2,574
  Southern California Public Power Authority
     Revenue Refunding Bonds, San Juan
     Power (FSA Insured), Prerefunded,
     5.25%, Mandatory Put 1/1/12                        2,000            2,159
  Torrance Hospital Revenue Bonds, Series A,
     Torrance Memorial Medical Center,
     6.00%, 6/1/22                                        500              544
  University of California Revenue Bonds,
     Series B, Limited Project,
     4.75%, 5/15/38                                     2,525            2,525

                                                    PRINCIPAL
                                                      AMOUNT             VALUE
                                                      (000S)             (000S)
MUNICIPAL BONDS - 98.7% - CONTINUED
CALIFORNIA - 90.7% - (CONTINUED)
  University of California Revenue Bonds,
     Series C (MBIA Insured),
     4.75%, 5/15/31                                    $1,000           $1,010
  University of California Revenue Bonds,
     Series Q, Multiple Purpose Projects
     (FSA Insured),
     5.00%, 9/1/31                                      2,000            2,068
  Vista Unified School District G.O. Bonds,
     Series A (FSA Insured),
     5.38%, 8/1/16                                        100              108
     5.38%, 8/1/17                                        190              205
  Vista Unified School District G.O. Bonds,
     Series A (FSA Insured), Prerefunded,
     5.38%, 8/1/12                                        400              437
  Walnut Valley Unified School District G.O.
     Refunding Bonds, Series A
     (MBIA Insured),
     7.20%, 2/1/16                                      1,000            1,187
  Washington Township Healthcare District
     Revenue Bonds,
     5.00%, 7/1/09                                        405              415
     5.00%, 7/1/11                                        500              514
     5.00%, 7/1/12                                      1,270            1,303
--------------------------------------------------------------------------------
                                                                        83,207
--------------------------------------------------------------------------------
PUERTO RICO - 6.6%
  Puerto Rico Commonwealth Highway &
     Transportation Authority Revenue Bonds,
     Series B (MBIA Insured), Prerefunded,
     5.75%, 7/1/10                                      1,600            1,742
  Puerto Rico Commonwealth Infrastructure
     Financing Authority Special Obligation
     Bonds, Series A, Escrowed to Maturity,
     5.50%, 10/1/40                                     4,000            4,289
--------------------------------------------------------------------------------
                                                                         6,031
--------------------------------------------------------------------------------

See Notes to the Financial Statements.


FIXED INCOME FUNDS    40      NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

                                                    PRINCIPAL
                                                      AMOUNT             VALUE
                                                      (000S)             (000S)
MUNICIPAL BONDS - 98.7% - CONTINUED
VIRGIN ISLANDS - 1.4%
  Virgin Islands PFA Revenue Bonds,
     Series A, Gross Receipts Tax Lien Note,
     5.63%, 10/1/10                                    $1,280           $1,319
--------------------------------------------------------------------------------
TOTAL MUNICIPAL BONDS
--------------------------------------------------------------------------------
(COST $85,196)                                                          90,557
--------------------------------------------------------------------------------
TOTAL INVESTMENTS - 98.7%
--------------------------------------------------------------------------------
(COST $85,196)                                                          90,557
     Other Assets less Liabilities - 1.3%                                1,204
--------------------------------------------------------------------------------
NET ASSETS - 100.0%                                                    $91,761

At March 31, 2006, the industry sectors for the California Tax-Exempt Fund were:

INDUSTRY SECTOR                                    % OF INVESTMENTS
Agriculture                                                     5.0%
Facilities                                                      5.0
General                                                         6.0
General Obligation                                             13.3
Higher Education                                               14.3
Medical                                                         7.1
Power                                                           9.2
School District                                                14.4
Transportation                                                  7.3
Utilities                                                       5.7
All other sectors less than 5%                                 12.7
--------------------------------------------------------------------------------
Total                                                         100.0%

At March 31, 2006, the credit quality distribution for the California Tax-Exempt Fund as a percentage of investments including cash was:

QUALITY DISTRIBUTION *                                           %
AAA                                                              61.0%
AA                                                               11.7
A                                                                22.4
BBB                                                               4.9
--------------------------------------------------------------------------------
Total                                                           100.0%

*     Standard & Poor's Rating Services

See Notes to the Financial Statements.


NORTHERN FUNDS ANNUAL REPORT    41      FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
FIXED INCOME FUND

                                                  PRINCIPAL
                                                   AMOUNT             VALUE
                                                   (000S)             (000S)
ASSET-BACKED SECURITIES - 15.2%
AUTOMOBILE - 5.6%
   Carmax Auto Owner Trust, Series 2005-2,
     Class A3,
     4.21%, 1/15/10                                $5,715              $5,627
   Chase Manhattan Auto Owner Trust,
     Series 2005-A, Class A3,
     3.87%, 6/15/09                                 3,715               3,646
  Daimler Chrysler Auto Trust,
     Series 2005-A, Class A4,
     3.74%, 2/8/10                                  7,815               7,621
   Honda Auto Receivables Owner Trust,
     Series 2005-3, Class A3,
     3.87%, 4/20/09                                 3,960               3,892
   Nissan Auto Receivables Owner Trust,
     Series 2005-A, Class A4,
     3.82%, 7/15/10                                 7,775               7,561
   USAA Auto Owner Trust, Series 2005-4,
     Class A4,
     4.89%, 8/15/12                                 7,911               7,841
   WFS Financial Owner Trust,
     Series 2004-2, Class A4,
     3.54%, 11/21/11                                3,425               3,355
   WFS Financial Owner Trust,
     Series 2005-3, Class A3A,
     4.25%, 6/17/10                                 5,030               4,962
--------------------------------------------------------------------------------
                                                                       44,505
--------------------------------------------------------------------------------
COMMERCIAL MORTGAGE SERVICES - 8.4%
   Banc of America Commercial Mortgage,
     Inc., Series 2004-5, Class A2,
     4.18%, 11/10/41                                4,810               4,634
   Bear Stearns Commercial Mortgage
     Securities, Series 2005-PWR9,
     Class A2,
     4.74%, 9/11/42                                 5,465               5,325
   Chase Manhattan Bank-First Union
     National Bank, Series 1999-1,
     Class A2,
     7.44%, 8/15/31                                 5,025               5,317
   Commercial Mortgage Acceptance
     Corp., Series 1998-C2, Class A3,
     6.04%, 9/15/30                                 5,319               5,388
   Commercial Mortgage Acceptance
     Corp., Series 1999-C1, Class A2,
     7.03%, 6/15/31                                 6,089               6,322

                                                  PRINCIPAL
                                                   AMOUNT             VALUE
                                                   (000S)             (000S)
ASSET-BACKED SECURITIES - 15.2% - CONTINUED
COMMERCIAL MORTGAGE SERVICES - 8.4% - (CONTINUED)
   Credit Suisse First Boston Mortgage
     Securities Corp., Series 2002-CKN2,
     Class A3,
     6.13%, 4/15/37                                $2,375              $2,451
   DLJ Commercial Mortgage Corp.,
     Series 1998-CF2, Class A1B,
     6.24%, 11/12/31                                2,220               2,263
   DLJ Commercial Mortgage Corp.,
     Series 1999-CG1, Class A1B,
     6.46%, 3/10/32                                 2,915               2,997
   GMAC Commercial Mortgage Securities,
     Inc., Series 2002-C3, Class A2,
     4.93%, 7/10/39                                 2,555               2,478
   Greenwich Capital Commercial Funding
     Corp., Series 2005-GG3, Class A2,
     4.31%, 8/10/42                                 2,155               2,080
   JP Morgan Chase Commercial
     Mortgage Securities Corp.,
     Series 2005-LDP1, Class A2,
     4.63%, 3/15/46                                 3,785               3,691
   LB Commercial Conduit Mortgage Trust,
     Series 1998-C1, Class A3,
     6.48%, 2/18/30                                 7,123               7,221
   LB-UBS Commercial Mortgage Trust,
     Series 2005-C5, Class A2,
     4.89%, 9/15/30                                 5,795               5,686
   Merrill Lynch Mortgage Trust,
     Series 2004-BPC1, Class A2,
     4.07%, 10/12/41                                4,955               4,762
   Morgan Stanley Dean Witter Capital I,
     Series 2001-TOP1, Class A4,
     6.66%, 2/15/33                                 3,300               3,458
Morgan Stanley Dean Witter Capital I,
     Series 2001-TOP3, Class A4,
     6.39%, 7/15/33                                 2,300               2,393
--------------------------------------------------------------------------------
                                                                       66,466
--------------------------------------------------------------------------------
CREDIT CARD - 0.7%
   Citibank Credit Card Issuance Trust,
     Series 2003-A3, Class A3,
     3.10%, 3/10/10                                 3,300               3,172
   Citibank Credit Card Issuance Trust,
     Series 2003-A8, Class A8,
     3.50%, 8/16/10                                 2,020               1,944
--------------------------------------------------------------------------------
                                                                        5,116
--------------------------------------------------------------------------------

See Notes to the Financial Statements.

FIXED INCOME FUNDS   42   NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

                                                  PRINCIPAL
                                                   AMOUNT             VALUE
                                                   (000S)             (000S)
ASSET-BACKED SECURITIES - 15.2% - CONTINUED
WHOLE LOAN - 0.5%
   Washington Mutual, Inc.,
     Series 2003-AR7, Class A5,
     3.07%, 8/25/33                                $3,715              $3,642
--------------------------------------------------------------------------------
TOTAL ASSET-BACKED SECURITIES
--------------------------------------------------------------------------------
(COST $122,892)                                                       119,729

CORPORATE BONDS - 18.4%
AUTO MANUFACTURERS - 1.6%
   DaimlerChrysler N.A. Holding Corp.,
     8.50%, 1/18/31                                 4,310               5,042
   General Motors Corp.,
     7.13%, 7/15/13                                10,115               7,536
--------------------------------------------------------------------------------
                                                                       12,578
--------------------------------------------------------------------------------
BANKS - 1.1%
   RBS Capital Trust III,
     5.51%, 9/29/49                                 3,590               3,463
   Wachovia Capital Trust III,
     5.80%, 3/15/42                                 5,290               5,197
--------------------------------------------------------------------------------
                                                                        8,660
--------------------------------------------------------------------------------
DIVERSIFIED FINANCIAL SERVICES - 6.7%
   Dow Jones CDX HY, Series 5-T1, (1)
     8.75%, 12/29/10                                  176                 181
   Dow Jones CDX HY, Series 5-T2, (1) (2)
     7.25%, 12/29/10                               18,634              18,576
   Dow Jones CDX HY, Series 5-T3, (1) (2)
     8.25%, 12/29/10                               11,910              11,999
   International Lease Finance Corp.,
     5.00%, 9/15/12                                 5,475               5,265
   Lehman Brothers Holdings, Inc.,
     5.50%, 4/4/16                                  3,330               3,265
   Nelnet, Inc.,
     5.13%, 6/1/10                                  8,095               7,821
   Power Receivable Finance LLC, (1) (2)
     6.29%, 1/1/12                                  1,495               1,501
   Residential Capital Corp.,
     6.88%, 6/30/15                                 3,780               3,941
--------------------------------------------------------------------------------
                                                                       52,549
--------------------------------------------------------------------------------

                                                  PRINCIPAL
                                                   AMOUNT             VALUE
                                                   (000S)             (000S)
CORPORATE BONDS - 18.4% - CONTINUED
ELECTRIC - 0.6%
   PSEG Power LLC,
     5.50%, 12/1/15                                $5,090              $4,941
--------------------------------------------------------------------------------
   MEDIA - 1.4%
     Comcast Corp.,
     4.95%, 6/15/16                                 5,695               5,190
   Time Warner Entertainment Co.,
     8.38%, 3/15/23                                 5,090               5,755
--------------------------------------------------------------------------------
                                                                       10,945
--------------------------------------------------------------------------------
OIL & GAS - 2.6%
   Devon Financing Corp.,
     7.88%, 9/30/31                                 3,500               4,226
   Pemex Project Funding Master Trust,
     7.38%, 12/15/14                                2,370               2,530
   Premcor Refining Group (The), Inc.,
     9.50%, 2/1/13                                  1,910               2,117
     6.75%, 5/1/14                                  7,385               7,664
   XTO Energy, Inc.,
     6.10%, 4/1/36                                  3,980               3,873
--------------------------------------------------------------------------------
                                                                       20,410
--------------------------------------------------------------------------------
PIPELINES - 1.0%
   Consolidated Natural Gas Co.,
     5.00%, 3/1/14                                  2,905               2,743
   Duke Capital Corp.,
     8.00%, 10/1/19                                 4,500               5,255
--------------------------------------------------------------------------------
                                                                        7,998
--------------------------------------------------------------------------------
REAL ESTATE - 0.5%
   EOP Operating LP,
     7.88%, 7/15/31                                 3,435               3,882
--------------------------------------------------------------------------------
REAL ESTATE INVESTMENT TRUSTS - 0.6%
   iStar Financial, Inc.,
     5.65%, 9/15/11                                 5,315               5,242
--------------------------------------------------------------------------------
RETAIL - 0.9%
   Home Depot, Inc.,
     5.40%, 3/1/16                                  7,630               7,538
--------------------------------------------------------------------------------
SAVINGS & LOANS - 0.7%
   Washington Mutual Preferred Funding
     Delaware, (1) (2)
     6.53%, 3/29/49                                 5,410               5,242
--------------------------------------------------------------------------------
TELECOMMUNICATIONS - 0.7%
   Verizon Global Funding Corp.,
     5.85%, 9/15/35                                 1,995               1,789

See Notes to the Financial Statements.

                          NORTHERN FUNDS ANNUAL REPORT   43   FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
FIXED INCOME FUND (continued)

                                                  PRINCIPAL
                                                   AMOUNT             VALUE
                                                   (000S)             (000S)
CORPORATE BONDS - 18.4% - CONTINUED
TELECOMMUNICATIONS - 0.7% - (CONTINUED)
   Verizon New Jersey, Inc.,
     5.88%, 1/17/12                                $2,115              $2,097
   Verizon of New England, Inc.,
     6.50%, 9/15/11                                 1,600               1,624
--------------------------------------------------------------------------------
                                                                        5,510
--------------------------------------------------------------------------------
TOTAL CORPORATE BONDS
--------------------------------------------------------------------------------
(COST $147,920)                                                       145,495

FOREIGN ISSUER BONDS - 3.4%
BANKS - 1.3%
   Shinsei Finance Cayman Ltd., (1) (2)
     6.42%, 1/29/49                                 5,975               5,881
   Sumitomo Mitsui Banking Corp., (1) (2)
     5.63%, 7/29/49                                 4,725               4,584
--------------------------------------------------------------------------------
                                                                       10,465
--------------------------------------------------------------------------------
DIVERSIFIED FINANCIAL SERVICES - 0.8%
   MUFG Capital Finance 1 Ltd.,
     6.35%, 7/29/49                                 5,985               6,049
--------------------------------------------------------------------------------
SEMICONDUCTORS - 0.6%
   Chartered Semiconductor
     Manufacturing Ltd.,
     6.38%, 8/3/15                                  4,700               4,632
--------------------------------------------------------------------------------
TELECOMMUNICATIONS - 0.7%
   Deutsche Telekom International
     Finance BV,
     5.75%, 3/23/16                                 3,045               2,975
   Telecom Italia Capital S.A.,
     5.25%, 10/1/15                                 2,985               2,777
--------------------------------------------------------------------------------
                                                                        5,752
--------------------------------------------------------------------------------
TOTAL FOREIGN ISSUER BONDS
--------------------------------------------------------------------------------
(COST $27,417)                                                         26,898

U.S. GOVERNMENT AGENCIES - 48.8% (3)
FANNIE MAE - 36.7%
   Pool #255452,
     5.50%, 10/1/19                                 9,001               8,950
   Pool #535714,
     7.50%, 1/1/31                                    289                 302
   Pool #535982,
     7.50%, 5/1/31                                    701                 732


                                                  PRINCIPAL
                                                   AMOUNT             VALUE
                                                   (000S)             (000S)
U.S. GOVERNMENT AGENCIES - 48.8% (3) - CONTINUED
FANNIE MAE - 36.7% - (CONTINUED)
   Pool #545003,
     8.00%, 5/1/31                                    $21                 $23
   Pool #545437,
     7.00%, 2/1/32                                    634                 654
   Pool #545556,
     7.00%, 4/1/32                                    423                 436
   Pool #545757,
     7.00%, 6/1/32                                  3,050               3,144
   Pool #555189,
     7.00%, 12/1/32                                 2,083               2,146
   Pool #581806,
     7.00%, 7/1/31                                    922                 951
   Pool #725424,
     5.50%, 4/1/34                                 25,884              25,316
   Pool #725787,
     5.00%, 9/1/19                                 20,884              20,379
   Pool #739433,
     5.00%, 10/1/18                                   623                 609
   Pool #796371,
     5.00%, 10/1/19                                   309                 301
   Pool #796457,
     6.00%, 9/1/34                                 14,963              14,969
   Pool #797773,
     5.00%, 3/1/20                                  2,301               2,245
   Pool #814782,
     7.00%, 4/1/35                                    103                 106
   Pool TBA, (4)
     5.00%, 5/20/15                                59,786              56,909
     4.50%, 4/1/18                                 21,858              20,895
     5.00%, 12/31/49                               21,437              20,392
     5.50%, 12/31/49                                9,030               8,974
     5.50%, 12/31/49                              103,800             101,302
--------------------------------------------------------------------------------
                                                                      289,735
--------------------------------------------------------------------------------
FREDDIE MAC GOLD - 11.1%
   Pool #A41603,
     6.50%, 1/1/36                                  1,458               1,486
   Pool #A46279,
     5.00%, 7/1/35                                 42,580              40,524
   Pool #C00910,
     7.50%, 1/1/30                                  1,020               1,067
   Pool #G01790,
     6.50%, 9/1/34                                 10,643              10,850

See Notes to the Financial Statements.

FIXED INCOME FUNDS   44   NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

                                                  PRINCIPAL
                                                   AMOUNT             VALUE
                                                   (000S)             (000S)
U.S. GOVERNMENT AGENCIES - 48.8% (3) - CONTINUED
FREDDIE MAC GOLD - 11.1% - (CONTINUED)
   Pool #G01824,
     6.50%, 4/1/35                                 $4,062              $4,145
   Pool #G02047,
     6.50%, 1/1/36                                 28,470              29,023
--------------------------------------------------------------------------------
                                                                       87,095
--------------------------------------------------------------------------------
GOVERNMENT NATIONAL MORTGAGE ASSOCIATION - 1.0%
   Pool # 595091,
     6.00%, 10/15/32                                2,729               2,763
   Pool # 627123,
     5.50%, 3/15/34                                 5,318               5,270
--------------------------------------------------------------------------------
                                                                        8,033
--------------------------------------------------------------------------------
TOTAL U.S. GOVERNMENT AGENCIES
--------------------------------------------------------------------------------
(COST $389,206)                                                       384,863

U.S. GOVERNMENT OBLIGATIONS - 11.3%
U.S. TREASURY BONDS - 4.5%
     6.75%, 8/15/26                                 3,555               4,306
   Principal Only Treasury Strip,
     5.08%, 11/15/27                               92,566              31,296
--------------------------------------------------------------------------------
                                                                       35,602
--------------------------------------------------------------------------------
U.S. TREASURY NOTES - 6.8%
     4.38%, 12/31/07                                5,735               5,689
     4.50%, 2/15/09                                 3,510               3,480
     4.75%, 3/31/11                                11,673              11,640
     4.50%, 2/15/16                                34,012              33,080
--------------------------------------------------------------------------------
                                                                       53,889
--------------------------------------------------------------------------------
TOTAL U.S. GOVERNMENT OBLIGATIONS
--------------------------------------------------------------------------------
(COST $91,159)                                                         89,491

                                                   NUMBER              VALUE
                                                  OF SHARES            (000S)
WARRANT - 0.0%
   Leap Wireless International,
     Exp. 4/15/10, Strike $96.80 (1) *                500                  --
--------------------------------------------------------------------------------
TOTAL WARRANT
--------------------------------------------------------------------------------
(COST $5)                                                                  --

                                                  PRINCIPAL
                                                   AMOUNT             VALUE
                                                   (000S)             (000S)
SHORT-TERM INVESTMENTS - 29.2%
   Barclays Bank, Global Treasury
     Services, London, Eurodollar Time
     Deposit,
     4.95%, 4/3/06                               $118,478            $118,478
   FHLB Discount Note,
     4.69%, 4/3/06                                112,038             112,009
--------------------------------------------------------------------------------
TOTAL SHORT-TERM INVESTMENTS
--------------------------------------------------------------------------------
(COST $230,487)                                                       230,487

TOTAL INVESTMENTS - 126.3%
--------------------------------------------------------------------------------
(COST $1,009,086)                                                     996,963
   Liabilities less Other Assets - (26.3)%                           (207,616)
--------------------------------------------------------------------------------
NET ASSETS - 100.0%                                                  $789,347

(1) Securities exempt from registration under Rule 144A of the Securities Act of 1933. These securities may not be publicly sold without registration under the Securities Act of 1933. The value of these securities is determined by valuations supplied by a pricing service or brokers, or if not available, in accordance with procedures established by the Trustees of Northern Funds.

(2) Restricted security has been deemed illiquid. At March 31, 2006, the value of these restricted illiquid securities amounted to approximately $47,783,000 or 6.1% of net assets. Additional information on each restricted illiquid security is as follows:

                                                                     ACQUISITION
                                                ACQUISITION             COST
SECURITY                                           DATE                (000S)
Dow Jones CDX HY, Series 5-T2,
7.25%, 12/29/10                              10/6/05-11/03/05            $18,389

Dow Jones CDX HY, Series 5-T3,
8.25%, 12/29/10                               12/14/05-1/6/06             11,898

Power Receivable Finance LLC,
6.29%, 1/1/12                                     9/30/03                  1,495

Shinsei Finance Cayman Ltd.,
6.42%, 1/29/49                                    2/16/06                  6,011

Sumitomo Mitsui Banking Corp.,
5.63%, 7/29/49                                    7/15/05                  4,700

Washington Mutual Preferred Funding
Delaware,
6.53%, 3/29/49                                    2/24/06                  5,410
--------------------------------------------------------------------------------

(3) The obligations of certain U.S. Government-sponsored entities are neither issued nor guaranteed by the United States Treasury.

(4)   When-Issued Security

*     Non-Income Producing Security

See Notes to the Financial Statements.

                          NORTHERN FUNDS ANNUAL REPORT   45   FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS                                           MARCH 31, 2006
FIXED INCOME FUND (continued)


At March 31, 2006, the credit quality distribution for the Fixed Income Fund as a percentage of investments including cash was:

QUALITY DISTRIBUTION *                                                     %
AAA                                                                      78.1%
AA                                                                        1.6
A                                                                         3.8
BBB                                                                      11.6
BB                                                                        2.4
B or Lower                                                                2.5
--------------------------------------------------------------------------------
Total                                                                   100.0%

*     Standard & Poor's Rating Services

See Notes to the Financial Statements.

FIXED INCOME FUNDS   46   NORTHERN FUNDS ANNUAL REPORT

                                                              FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS                                           MARCH 31, 2006
FLORIDA INTERMEDIATE TAX-EXEMPT FUND

                                                  PRINCIPAL
                                                   AMOUNT             VALUE
                                                   (000S)             (000S)
MUNICIPAL BONDS - 90.2%
FLORIDA - 85.0%
   Broward County Airport System Revenue
     Bonds, Series L (AMBAC Insured),
     5.00%, 10/1/13                                $1,805              $1,915
   Capital Projects Finance Authority
     Student Housing Revenue Bonds,
     Series F-1, Capital Projects Loan
     Program (MBIA Insured),
     4.50%, 10/1/06                                   575                 577
   Crossings at Fleming Island Community
     Development District Special
     Assessment Revenue Refunding
     Bonds, Series C,
     7.05%, 5/1/15                                    300                 319
   Dade County G.O. Unlimited Refunding
     Bonds (MBIA Insured),
     6.50%, 10/1/10                                   400                 445
   Dade County School Board COP, Series B
     (AMBAC Insured), Prerefunded,
     5.60%, 8/1/06                                  1,000               1,017
   Florida State Board of Education G.O.
     Bonds, Series C, Capital Outlay
     (FGIC Insured), Prerefunded,
     5.75%, 6/1/10                                  2,000               2,174
   Florida State Board of Education G.O.
     Refunding Bonds, Series B,
     Public Education,
     5.25%, 6/1/11                                  1,500               1,604
   Florida State Board of Public Education
     G.O. Bonds, Series A, Capital Outlay,
     Prerefunded,
     5.25%, 6/1/10                                  1,100               1,175
   Florida State Department Environmental
     Protection Preservation Revenue
     Bonds, Series B (FGIC Insured),
     5.25%, 7/1/16                                  2,380               2,555
   Florida State Department of Management
     Services COP, Series A (MBIA Insured),
     4.00%, 8/1/06                                  2,000               2,003
   Florida State Department of
     Transportation Revenue Refunding
     Bonds, Right of Way, Series B,
     6.38%, 7/1/06                                  1,220               1,228
   Florida State Turnpike Authority Revenue
     Bonds, Department of Transportation,
     Series A (FSA Insured),
     6.50%, 7/1/06                                  1,500               1,511

                                                  PRINCIPAL
                                                   AMOUNT             VALUE
                                                   (000S)             (000S)
MUNICIPAL BONDS - 90.2% - CONTINUED
FLORIDA - 85.0% - (CONTINUED)
   Gainesville Utility Systems Revenue
     Bonds, Series A,
     5.25%, 10/1/15                                $1,065              $1,147
     5.25%, 10/1/16                                 1,120               1,208
   Hillsborough County School District Sales
     TRB (AMBAC Insured),
     5.00%, 10/1/13                                 1,000               1,068
   Jacksonville Excise Taxes Revenue
     Refunding Bonds, Series C (AMT)
     (MBIA Insured),
     5.25%, 10/1/16                                 1,300               1,376
   JEA St. Johns River Revenue Refunding
     Bonds, Series 17-2,
     5.25%, 10/1/13                                 2,000               2,117
   Lee County Transportation Revenue
     Refunding Bonds, Series A
     (AMBAC Insured),
     5.50%, 10/1/14                                   900                 968
   Marco Island Utility System Revenue
     Bonds (MBIA Insured),
     5.25%, 10/1/15                                 2,520               2,709
   Miami-Dade County Aviation Revenue
     Refunding Bonds, Series D, Miami Intl.
     Airport (AMT) (MBIA Insured),
     5.25%, 10/1/18                                 1,645               1,728
   Miami-Dade County Expressway
     Authority Toll System Revenue Bonds,
     Series B (FGIC Insured),
     5.25%, 7/1/25                                  2,525               2,700
   Miami-Dade County School District G.O.
     Refunding Bonds (FSA Insured),
     5.38%, 8/1/14                                  1,000               1,096
   Osceola County Infrastructure Sales
     Surtax Revenue Bonds
     (AMBAC Insured),
     5.38%, 10/1/21                                 1,000               1,073
   Palm Beach County Criminal Justice
     Facilities Revenue Bonds
     (FGIC Insured),
     5.75%, 6/1/13                                  1,550               1,723
   Palm Beach County G.O. Unlimited
     Refunding Bonds, Series B,
     6.50%, 7/1/10                                    250                 277
   Palm Beach County Public Improvement
     Revenue Bonds, Convention Center
     Project (FGIC Insured), Prerefunded,
     5.63%, 11/1/11                                 1,085               1,185

See Notes to the Financial Statements.

                          NORTHERN FUNDS ANNUAL REPORT   47   FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
FLORIDA INTERMEDIATE TAX-EXEMPT FUND (continued)

                                                  PRINCIPAL
                                                   AMOUNT             VALUE
                                                   (000S)             (000S)
MUNICIPAL BONDS - 90.2% - CONTINUED
FLORIDA - 85.0% - (CONTINUED)
   Palm Coast Utility System Revenue Bonds
     (MBIA Insured),
     5.25%, 10/1/21                                $1,000              $1,071
   Polk County Utility System Revenue
     Refunding Bonds, Series B
     (FGIC Insured),
     5.00%, 10/1/14                                 1,500               1,606
   South Florida Water Management District
     Special Obligation Limited Acquisition
     Revenue Refunding Bonds
     (AMBAC Insured),
     5.25%, 10/1/13                                 1,250               1,355
--------------------------------------------------------------------------------
                                                                       40,930
--------------------------------------------------------------------------------
PUERTO RICO - 2.3%
   Puerto Rico Municipal Financing Agency
     G.O. Unlimited Bonds, Series A
     (FSA Insured), Prerefunded,
     6.00%, 8/1/09                                  1,000               1,083
--------------------------------------------------------------------------------
TEXAS - 1.1%
   Panhandle Regional Housing Finance
     Corp. Multifamily Housing Revenue
     Bonds, Series A (Colld. by GNMA),
     6.50%, 7/20/21                                   500                 549
--------------------------------------------------------------------------------
VIRGIN ISLANDS - 1.8%
   Virgin Islands PFA Revenue Bonds, Series
     A, Gross Receipts Tax Lien Notes,
     5.63%, 10/1/10                                   855                 881
--------------------------------------------------------------------------------
TOTAL MUNICIPAL BONDS
--------------------------------------------------------------------------------
(COST $43,484)                                                         43,443

                                                    NUMBER             VALUE
                                                  OF SHARES            (000S)
INVESTMENT COMPANIES - 0.8%
   AIM Tax Exempt Cash Fund                       286,000                 286
   Dreyfus Florida Municipal Money
     Market Fund                                  116,006                 116
--------------------------------------------------------------------------------
TOTAL INVESTMENT COMPANIES
--------------------------------------------------------------------------------
(COST $402)                                                               402

                                                  PRINCIPAL
                                                   AMOUNT             VALUE
                                                   (000S)             (000S)
SHORT-TERM INVESTMENTS - 7.2%
   Brevard County Health Facilities Authority
     Revenue Refunding VRDB, Health First,
     Inc. Project (SunTrust Bank LOC),
     3.18%, 4/3/06                                   $800                $800
   Collier County Health Facilities Authority
     Hospital VRDB, Series C-1, Cleveland
     HealthCare (JPMorgan Chase LOC),
     3.16%, 4/3/06                                  1,900               1,900
   Lee County IDA VRDB, Series B,
     Shell Point Village Project
     (Bank of America N.A. LOC),
     3.18%, 4/5/06                                    300                 300
   Pinellas County Health Facility Authority
     Revenue Refunding VRDB, Bayfront
     Project (Suntrust Bank LOC),
     3.18%, 4/3/06                                    450                 450
--------------------------------------------------------------------------------
TOTAL SHORT-TERM INVESTMENTS
--------------------------------------------------------------------------------
(COST $3,450)                                                           3,450

--------------------------------------------------------------------------------
TOTAL INVESTMENTS - 98.2%
--------------------------------------------------------------------------------
(COST $47,336)                                                         47,295
   Other Assets less Liabilities - 1.8%                                   862
--------------------------------------------------------------------------------
NET ASSETS - 100.0%                                                   $48,157

At March 31, 2006, the industry sectors for the Florida Intermediate Tax-Exempt Fund were:

INDUSTRY SECTOR                                                 % OF INVESTMENTS
Airport                                                                   7.7%
General                                                                  21.5
Medical                                                                   7.3
School District                                                          12.8
Transportation                                                           10.9
Utilities                                                                16.4
All other sectors less than 5%                                           23.4
--------------------------------------------------------------------------------
Total                                                                   100.0%

See Notes to the Financial Statements.

FIXED INCOME FUNDS   48   NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

At March 31, 2006, the credit quality distribution for the Florida Intermediate Tax-Exempt Fund as a percentage of investments including cash was:

QUALITY DISTRIBUTION *                                                     %
AAA                                                                      84.7%
AA                                                                        4.5
BBB                                                                       1.9
Not Rated                                                                 0.7
Cash and Equivalents                                                      8.2
--------------------------------------------------------------------------------
Total                                                                   100.0%

*     Standard & Poor's Rating Services

See Notes to the Financial Statements.

                          NORTHERN FUNDS ANNUAL REPORT   49   FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
GLOBAL FIXED INCOME FUND

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                 (000S) (1)            (000S)
DEBT OBLIGATIONS - 96.7%
BRITISH POUND - 19.1%
   Treasury of Great Britain,
     7.25%, 12/7/07                                   877              $1,592
     5.00%, 3/7/08                                    800               1,404
     5.75%, 12/7/09                                   658               1,192
     4.75%, 6/7/10                                    600               1,054
     5.00%, 9/7/14                                    600               1,084
--------------------------------------------------------------------------------
                                                                        6,326
--------------------------------------------------------------------------------
CANADIAN DOLLAR - 3.3%
   Government of Canada,
     3.25%, 12/1/06                                 1,300               1,108
--------------------------------------------------------------------------------
DANISH KRONE - 3.4%
   Government of Denmark,
     4.00%, 8/15/08                                 6,920               1,136
--------------------------------------------------------------------------------
EURO - 33.8%
   Bundesobligation,
     3.25%, 4/17/09                                   410                 495
   Buoni Poliennali Del Tesoro,
     4.50%, 5/1/09                                    500                 624
     5.25%, 11/1/29                                   590                 813
   Deutsche Bundesrepublik,
     4.25%, 1/4/14                                    850               1,067
     6.25%, 1/4/24                                    450                 704
     6.50%, 7/4/27                                    990               1,626
   Government of Belgium,
     5.75%, 9/28/10                                   500                 660
     5.00%, 9/28/11                                   400                 518
     4.25%, 9/28/14                                   190                 238
   Government of Finland,
     5.00%, 7/4/07                                    500                 619
     3.00%, 7/4/08                                    700                 843
    Government of France O.A.T.,
     4.75%, 10/25/12                                  500                 644
   Government of France Treasury Note
     BTAN,
     2.50%, 7/12/10                                   413                 480
   Government of Ireland,
     5.00%, 4/18/13                                   400                 524
   Government of Spain,
     3.25%, 7/30/10                                   413                 495
     4.20%, 7/30/13                                   400                 500

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                 (000S) (1)            (000S)

DEBT OBLIGATIONS - 96.7% - CONTINUED
EURO - 33.8% - (CONTINUED)
   Portugal Obrigacoes do Tesouro OT,
     5.15%, 6/15/11                                   300                $389
--------------------------------------------------------------------------------
                                                                       11,239
--------------------------------------------------------------------------------
JAPANESE YEN - 14.7%
   Government of Japan Ten Year Bonds,
     1.80%, 9/21/09                                60,000                 523
     1.90%, 6/21/10                                75,000                 657
     1.40%, 9/20/11                                90,000                 766
     1.50%, 3/20/12                                15,000                 128
     0.80%, 3/20/13                               160,000               1,290
   Government of Japan Twenty Year Bonds,
     1.90%, 3/22/21                               180,000               1,526
--------------------------------------------------------------------------------
                                                                        4,890
--------------------------------------------------------------------------------
SWEDISH KRONA - 2.0%
   Kingdom of Sweden,
     5.00%, 1/28/09                                 3,000                 404
     9.00%, 4/20/09                                 1,600                 240
--------------------------------------------------------------------------------
                                                                          644
--------------------------------------------------------------------------------
UNITED STATES DOLLAR - 20.4%
   Freddie Mac,
     5.13%, 7/15/12                                   750                 748
   U.S. Treasury Bonds,
     8.75%, 5/15/17                                   600                 792
     6.38%, 8/15/27                                   750                 877
   U.S. Treasury Notes,
     3.38%, 2/15/08                                 1,300               1,266
     5.50%, 5/15/09                                   500                 510
     4.38%, 12/15/10                                  500                 490
     4.38%, 8/15/12                                   260                 253
     4.00%, 2/15/14                                   650                 613
     4.13%, 5/15/15                                 1,300               1,229
--------------------------------------------------------------------------------
                                                                        6,778
--------------------------------------------------------------------------------
TOTAL DEBT OBLIGATIONS
--------------------------------------------------------------------------------
(COST $31,045)                                                         32,121

See Notes to the Financial Statements.

FIXED INCOME FUNDS   50   NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                 (000S) (1)            (000S)
SHORT-TERM INVESTMENT - 1.5%
   Barclays Bank, Global Treasury Services,
     London, Eurodollar Time Deposit,
     4.95%, 4/3/06                                   $498                $498
--------------------------------------------------------------------------------
TOTAL SHORT-TERM INVESTMENT
--------------------------------------------------------------------------------
(COST $498)                                                               498

--------------------------------------------------------------------------------
TOTAL INVESTMENTS - 98.2%
--------------------------------------------------------------------------------
(COST $31,543)                                                         32,619
--------------------------------------------------------------------------------
   Other Assets less Liabilities - 1.8%                                   604
--------------------------------------------------------------------------------
NET ASSETS - 100.0%                                                   $33,223

(1)   Principal amounts stated in local currencies.

At March 31, 2006, the industry sectors for the Global Fixed Income Fund as a percentage of investments including cash were:

INDUSTRY SECTOR                                                            %
Foreign Governments                                                      77.4%
U.S. Government                                                          18.4
U.S. Government Agencies                                                  2.3
Cash and Equivalents                                                      1.9
--------------------------------------------------------------------------------
Total                                                                   100.0%

At March 31, 2006, Global Fixed Income Fund had outstanding forward foreign currency exchange contracts as follows:

                  AMOUNT          IN          AMOUNT
CONTRACTS         (LOCAL       EXCHANGE       (LOCAL                UNREALIZED
TO DELIVER       CURRENCY)        FOR        CURRENCY)  SETTLEMENT  GAIN/(LOSS)
 CURRENCY          (000S)      CURRENCY       (000S)       DATE       (000S)
British Pound        2,975  U.S. Dollar          5,256     4/28/06       $86
Canadian Dollar      1,272  Euro                   920     4/28/06        27
Canadian Dollar      1,300  Japanese Yen       132,915     4/28/06        20
Canadian Dollar        685  U.S. Dollar            600     4/28/06        13
Canadian Dollar      1,512  U.S. Dollar          1,316     4/28/06        21
Danish Krone         5,705  U.S. Dollar            932     4/28/06         4
Euro                   920  Canadian Dollar      1,289     4/28/06       (12)
Euro                   575  Japanese Yen        80,820     4/28/06        (8)

                  AMOUNT          IN          AMOUNT
CONTRACTS         (LOCAL       EXCHANGE       (LOCAL                UNREALIZED
TO DELIVER       CURRENCY)        FOR        CURRENCY)  SETTLEMENT  GAIN/(LOSS)
 CURRENCY          (000S)      CURRENCY       (000S)       DATE       (000S)
Euro                   492  U.S. Dollar            600     4/28/06        $3
Euro                 2,663  U.S. Dollar          3,200     4/28/06       (32)
Japanese Yen        86,838  British Pound          430     4/28/06         6
Japanese Yen       131,162  Canadian Dollar      1,300     4/28/06        (5)
Japanese Yen        81,217  Euro                   575     4/28/06         5
Japanese Yen       127,001  Swedish Krona        8,500     4/28/06        10
Japanese Yen       129,996  U.S. Dollar          1,125     4/28/06        16
Swedish Krona        8,500  Japanese Yen       129,797     4/28/06        14
Swedish Krona        2,866  U.S. Dollar            375     4/28/06         6
U.S. Dollar          1,700  Canadian Dollar      1,947     4/28/06       (32)
U.S. Dollar          1,489  Euro                 1,243     4/28/06        20
U.S. Dollar          1,621  Euro                 1,347     4/28/06        14
U.S. Dollar          2,304  Euro                 1,890     4/28/06       (10)
U.S. Dollar          7,565  Japanese Yen       860,335     4/28/06      (225)
--------------------------------------------------------------------------------
Total                                                                   $(59)

See Notes to the Financial Statements.

                          NORTHERN FUNDS ANNUAL REPORT   51   FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
HIGH YIELD FIXED INCOME FUND

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
CORPORATE BONDS - 79.7%
ADVERTISING - 1.3%
   Advanstar Communications, Inc.,
     12.00%, 2/15/11                               $6,805              $7,179
   Donnelley (R.H.) Corp., (1)
     8.88%, 1/15/16                                 2,675               2,782
   Donnelley (R.H.), Inc.,
     10.88%, 12/15/12                               7,263               8,053
--------------------------------------------------------------------------------
                                                                       18,014
--------------------------------------------------------------------------------
AEROSPACE/DEFENSE - 0.8%
   L-3 Communications Corp.,
     6.38%, 10/15/15                                5,615               5,531
   Moog, Inc.,
     6.25%, 1/15/15                                 5,050               4,974
--------------------------------------------------------------------------------
                                                                       10,505
--------------------------------------------------------------------------------
AGRICULTURE - 0.8%
   Gold Kist, Inc.,
     10.25%, 3/15/14                                4,420               4,774
   Hines Nurseries, Inc.,
     10.25%, 10/1/11                                2,445               2,390
   Reynolds (R.J.) Tobacco Holdings, Inc.,
     7.88%, 5/15/09                                 4,450               4,639
--------------------------------------------------------------------------------
                                                                       11,803
--------------------------------------------------------------------------------
AUTO MANUFACTURERS - 3.4%
   DaimlerChrysler N.A. Holding Corp.,
     8.50%, 1/18/31                                12,550              14,682
   General Motors Corp.,
     7.13%, 7/15/13                                 3,000               2,235
     8.38%, 7/15/33                                41,450              30,362
--------------------------------------------------------------------------------
                                                                       47,279
--------------------------------------------------------------------------------
AUTO PARTS & EQUIPMENT - 0.8%
   Visteon Corp.,
     8.25%, 8/1/10                                 13,425              11,076
--------------------------------------------------------------------------------
BUILDING MATERIALS - 0.3%
   Ply Gem Industries, Inc.,
     9.00%, 2/15/12                                 5,085               4,729
--------------------------------------------------------------------------------
CABLE TELEVISION - 0.8%
   Mediacom Broadband LLC,
     11.00%, 7/15/13                                6,145               6,544
     8.50%, 10/15/15                                5,400               5,238
--------------------------------------------------------------------------------
                                                                       11,782
--------------------------------------------------------------------------------

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
CORPORATE BONDS - 79.7% - CONTINUED
CHEMICALS - 2.3%
   BCP Crystal U.S. Holdings Corp.,
     9.63%, 6/15/14                                $2,780              $3,079
   Innophos, Inc.,
     8.88%, 8/15/14                                 4,175               4,342
   Lyondell Chemical Co.,
     9.63%, 5/1/07                                  6,420               6,629
   PolyOne Corp.,
     10.63%, 5/15/10                                5,575               6,035
   PQ Corp., (1)
     7.50%, 2/15/13                                 5,585               5,361
   Resolution Performance Products, Inc.,
     13.50%, 11/15/10                               5,800               6,199
--------------------------------------------------------------------------------
                                                                       31,645
--------------------------------------------------------------------------------
COMMERCIAL SERVICES - 2.8%
   Cenveo Corp.,
     7.88%, 12/1/13                                 6,292               6,150
   Corrections Corp. of America,
     6.25%, 3/15/13                                 7,100               6,985
   Dollar Financial Group, Inc.,
     9.75%, 11/15/11                                5,605               5,885
   Hertz Corp., (1)
     8.88%, 1/1/14                                  9,000               9,337
   Service Corp. International,
     7.70%, 4/15/09                                 2,615               2,700
     7.50%, 6/15/17 (1)                             2,500               2,544
   United Rentals North America, Inc.,
     6.50%, 2/15/12                                 5,425               5,317
--------------------------------------------------------------------------------
                                                                       38,918
--------------------------------------------------------------------------------
COMPUTERS - 1.0%
   Sungard Data Systems, Inc., (1)
     9.13%, 8/15/13                                13,575              14,355
--------------------------------------------------------------------------------
DIVERSIFIED FINANCIAL SERVICES - 9.1%
   American Real Estate Partners LP/
     American Real Estate Finance Corp.,
     7.13%, 2/15/13                                 9,235               9,097
   AMR HoldCo, Inc./Emcare HoldCo, Inc.,
     10.00%, 2/15/15                                4,225               4,510
   Chukchansi Economic Development
     Authority, (1) (2)
     8.00%, 11/15/13                                5,525               5,663
   Dow Jones CDX HY, Series 6-T1, (1)
     8.63%, 6/29/11                                50,000              49,750

See Notes to the Financial Statements.

FIXED INCOME FUNDS   52   NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
CORPORATE BONDS - 79.7% - CONTINUED
DIVERSIFIED FINANCIAL SERVICES - 9.1% - (CONTINUED)
   Ford Motor Credit Co.,
     5.80%, 1/12/09                               $29,025             $26,507
   General Motors Acceptance Corp.,
     6.75%, 12/1/14                                 7,505               6,756
   Hexion US Finance Corp./Hexion Nova
     Scotia Finance ULC,
     9.00%, 7/15/14                                 2,610               2,688
   Stripes Acquisition LLC/Susser Finance
     Corp., (1)
     10.63%, 12/15/13                               3,125               3,278
   TRAINS, (1)
     7.65%, 6/15/15                                19,634              19,855
--------------------------------------------------------------------------------
                                                                      128,104
--------------------------------------------------------------------------------
ELECTRIC - 6.8%
   AES (The) Corp.,
     9.50%, 6/1/09                                 16,280              17,542
   Aquila, Inc.,
     14.88%, 7/1/12                                 6,925               9,366
   CMS Energy Corp.,
     9.88%, 10/15/07                                5,130               5,457
     8.50%, 4/15/11                                 1,390               1,501
   Edison Mission Energy,
     7.73%, 6/15/09                                 6,710               6,878
   Mirant North America LLC, (1)
     7.38%, 12/31/13                                7,775               7,930
   NRG Energy, Inc.,
     7.38%, 2/1/16                                 12,200              12,459
   PSEG Energy Holdings LLC,
     10.00%, 10/1/09                                9,235              10,228
   Reliant Energy, Inc.,
     6.75%, 12/15/14                                6,545               5,776
   Sierra Pacific Power Co.,
     6.25%, 4/15/12                                 1,300               1,310
   Sierra Pacific Resources,
     8.63%, 3/15/14                                 4,270               4,635
   TECO Energy, Inc.,
     6.75%, 5/1/15                                  4,925               5,060
   TXU Corp.,
     6.50%, 11/15/24                                8,325               7,588
--------------------------------------------------------------------------------
                                                                       95,730
--------------------------------------------------------------------------------

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
CORPORATE BONDS - 79.7% - CONTINUED
ELECTRICAL COMPONENTS & EQUIPMENT - 0.3%
   Superior Essex Communications
     LLC/Essex Group, Inc.,
     9.00%, 4/15/12                                $4,450              $4,472
--------------------------------------------------------------------------------
ELECTRONICS - 0.4%
   Sanmina-SCI Corp.,
     6.75%, 3/1/13                                  5,520               5,258
--------------------------------------------------------------------------------
ENTERTAINMENT - 1.1%
   AMF Bowling Worldwide, Inc.,
     10.00%, 3/1/10                                 2,575               2,639
   Isle of Capri Casinos, Inc.,
     7.00%, 3/1/14                                  6,400               6,320
   Warner Music Group,
     7.38%, 4/15/14                                 5,935               5,876
--------------------------------------------------------------------------------
                                                                       14,835
--------------------------------------------------------------------------------
ENVIRONMENTAL CONTROL - 0.6%
   Allied Waste North America,
     9.25%, 9/1/12                                  8,100               8,738
--------------------------------------------------------------------------------
FOOD - 1.0%
   Dole Food Co., Inc.,
     7.25%, 6/15/10                                 4,995               4,708
   Pinnacle Foods Holding Corp.,
     8.25%, 12/1/13                                 4,700               4,653
   Smithfield Foods, Inc.,
     7.00%, 8/1/11                                  5,325               5,298
--------------------------------------------------------------------------------
                                                                       14,659
--------------------------------------------------------------------------------
FOREST PRODUCTS & PAPER - 0.9%
   Boise Cascade LLC,
     7.13%, 10/15/14                                5,710               5,496
   Bowater, Inc.,
     9.00%, 8/1/09                                  7,100               7,384
--------------------------------------------------------------------------------
                                                                       12,880
--------------------------------------------------------------------------------
GAMING - 3.0%
   Aztar Corp.,
     7.88%, 6/15/14                                 4,340               4,698
   Circus Circus,
     7.63%, 7/15/13                                 3,155               3,257
   MGM Mirage,
     8.50%, 9/15/10                                 9,450              10,111
     6.75%, 4/1/13 (1) (3)                          5,825               5,796
   Park Place Entertainment,
     7.88%, 3/15/10                                 4,170               4,431

See Notes to the Financial Statements.

                          NORTHERN FUNDS ANNUAL REPORT   53   FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
HIGH YIELD FIXED INCOME FUND (continued)

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
CORPORATE BONDS - 79.7% - CONTINUED
GAMING - 3.0% - (CONTINUED)
   Pinnacle Entertainment, Inc.,
     8.25%, 3/15/12                                $5,050              $5,290
   River Rock Entertainment Authority,
     9.75%, 11/1/11                                 4,120               4,450
   Seneca Gaming Corp.,
     7.25%, 5/1/12                                  4,570               4,616
--------------------------------------------------------------------------------
                                                                       42,649
--------------------------------------------------------------------------------
HEALTHCARE - PRODUCTS - 0.3%
   Accellent, Inc.,
     10.50%, 12/1/13                                3,700               3,950
--------------------------------------------------------------------------------
HEALTHCARE - SERVICES - 2.8%
   HCA, Inc.,
     6.38%, 1/15/15                                 7,260               7,066
     6.50%, 2/15/16                                 8,400               8,184
     7.50%, 11/6/33                                 8,450               8,274
   Res-Care, Inc., (1)
     7.75%, 10/15/13                                3,150               3,166
   Tenet Healthcare Corp.,
     7.38%, 2/1/13                                 10,975              10,014
   Triad Hospitals, Inc.,
    7.00%, 5/15/12                                  2,725               2,725
--------------------------------------------------------------------------------
                                                                       39,429
--------------------------------------------------------------------------------
HOME BUILDERS - 2.0%
   Hovnanian (K.) Enterprises, Inc.,
     6.38%, 12/15/14                                6,550               6,056
   KB Home,
     5.75%, 2/1/14                                 11,225              10,262
   Standard-Pacific Corp.,
     7.00%, 8/15/15                                 7,350               6,799
   Technical Olympic USA, Inc.,
     7.50%, 1/15/15                                 5,025               4,334
--------------------------------------------------------------------------------
                                                                       27,451
--------------------------------------------------------------------------------
HOUSEHOLD PRODUCTS/WARES - 1.3%
   ACCO Brands Corp.,
     7.63%, 8/15/15                                 4,375               4,156
   American Achievement Corp.,
     8.25%, 4/1/12                                  3,640               3,713
   Gregg Appliances, Inc.,
     9.00%, 2/1/13                                  3,060               2,838
   Spectrum Brands, Inc.,
     7.38%, 2/1/15                                  3,880               3,376

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
CORPORATE BONDS - 79.7% - CONTINUED
HOUSEHOLD PRODUCTS/WARES - 1.3% - (CONTINUED)
   Visant Holding Corp., (1)
     8.75%, 12/1/13                                $4,625              $4,442
--------------------------------------------------------------------------------
                                                                       18,525
--------------------------------------------------------------------------------
INSURANCE - 0.6%
   Crum & Forster Holdings Corp.,
     10.38%, 6/15/13                                8,405               8,615
--------------------------------------------------------------------------------
IRON/STEEL - 0.6%
   Gibraltar Industries, Inc., (1)
     8.00%, 12/1/15                                 4,725               4,772
   International Steel Group, Inc.,
     6.50%, 4/15/14                                 4,125               4,105
--------------------------------------------------------------------------------
                                                                        8,877
--------------------------------------------------------------------------------
LEISURE TIME - 0.3%
   Leslie's Poolmart,
     7.75%, 2/1/13                                  4,630               4,653
--------------------------------------------------------------------------------
MACHINERY - CONSTRUCTION & MINING - 0.3%
   Manitowoc Co.,
     10.50%, 8/1/12                                 3,274               3,626
--------------------------------------------------------------------------------
MACHINERY - DIVERSIFIED - 1.1%
   Case New Holland, Inc.,
     9.25%, 8/1/11                                  8,150               8,700
   Dresser-Rand Group, Inc., (1)
     7.63%, 11/1/14                                 7,162               7,305
--------------------------------------------------------------------------------
                                                                       16,005
--------------------------------------------------------------------------------
MEDIA - 6.5%
   American Media Operation, Inc.,
     10.25%, 5/1/09                                 7,850               7,124
   CCH I Holdings LLC,
     13.50%, 1/15/14                               15,950               9,809
   CCH I LLC,
     11.00%, 10/1/15                               12,340              10,258
   Charter Communications Operating LLC, (1)
     8.00%, 4/30/12                                 6,125               6,094
   CSC Holdings, Inc.,
     8.13%, 7/15/09                                 9,025               9,330
     7.25%, 4/15/12 (1)                             4,315               4,218
   Dex Media East LLC,
     12.13%, 11/15/12                               2,350               2,685
   Echostar DBS Corp.,
     6.38%, 10/1/11                                 9,625               9,408

See Notes to the Financial Statements.

FIXED INCOME FUNDS   54   NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
CORPORATE BONDS - 79.7% - CONTINUED
MEDIA - 6.5% - (CONTINUED)
   Houghton Mifflin Co.,
     9.88%, 2/1/13                                 $4,800              $5,160
   Liberty Media Corp.,
     5.70%, 5/15/13                                 4,350               4,045
     8.25%, 2/1/30                                  3,635               3,513
   Time Warner Entertainment Co.,
     8.38%, 3/15/23                                12,050              13,624
   Young Broadcasting, Inc.,
     10.00%, 3/1/11                                 6,000               5,535
--------------------------------------------------------------------------------
                                                                       90,803
--------------------------------------------------------------------------------
MISCELLANEOUS MANUFACTURING - 1.4%
   Covalence Specialty Materials Corp., (1)
     10.25%, 3/1/16                                 3,325               3,491
   Park-Ohio Industries, Inc.,
     8.38%, 11/15/14                                5,320               5,014
   Samsonite Corp.,
     8.88%, 6/1/11                                  3,665               3,876
   Trinity Industries, Inc.,
     6.50%, 3/15/14                                 6,570               6,570
--------------------------------------------------------------------------------
                                                                       18,951
--------------------------------------------------------------------------------
OFFICE/BUSINESS EQUIPMENT - 0.5%
   Xerox Corp.,
     6.88%, 8/15/11                                 6,500               6,671
--------------------------------------------------------------------------------
OIL & GAS - 2.2%
   Denbury Resources. Inc.,
     7.50%, 12/15/15                                5,175               5,382
   Encore Acquisition Co.,
     7.25%, 12/1/17                                 6,400               6,416
   Giant Industries, Inc.,
     11.00%, 5/15/12                                4,555               5,033
   Quicksilver Resources, Inc.,
     7.13%, 4/1/16                                  7,375               7,283
   Whiting Petroleum Corp., (1)
     7.00%, 2/1/14                                  6,675               6,608
--------------------------------------------------------------------------------
                                                                       30,722
--------------------------------------------------------------------------------
OIL & GAS PRODUCERS - 1.6%
   Chesapeake Energy Corp.,
     6.88%, 1/15/16                                12,725              12,820
   Magnum Hunter Resources, Inc.,
     9.60%, 3/15/12                                 2,256               2,420

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
CORPORATE BONDS - 79.7% - CONTINUED
OIL & GAS PRODUCERS - 1.6% - (CONTINUED)
   Swift Energy Co.,
     9.38%, 5/1/12                                 $6,460              $6,896
--------------------------------------------------------------------------------
                                                                       22,136
--------------------------------------------------------------------------------
OIL & GAS SERVICES - 0.2%
   Grant Prideco Inc.,
     6.13%, 8/15/15                                 2,160               2,106
--------------------------------------------------------------------------------
PACKAGING & CONTAINERS - 2.5%
   Ball Corp.,
     6.63%, 3/15/18                                 6,450               6,418
   Crown Americas LLC/Crown Americas
     Capital Corp., (1)
     7.63%, 11/15/13                                7,600               7,866
   Graham Packaging Co., Inc.,
     8.50%, 10/15/12                                3,550               3,586
   Jefferson Smurfit Corp. U.S.,
     7.50%, 6/1/13                                 10,525               9,893
   Owens-Brockway Glass Container Inc.,
     7.75%, 5/15/11                                 1,725               1,798
   Owens-Illinois, Inc.,
     8.10%, 5/15/07                                 4,685               4,767
--------------------------------------------------------------------------------
                                                                       34,328
--------------------------------------------------------------------------------
PIPELINES - 4.1%
   Dynegy Holdings, Inc., (1)
     9.88%, 7/15/10                                 4,920               5,411
   El Paso Corp., (1) (2)
     7.75%, 6/15/10                                14,270              14,716
   Pacific Energy Partners LP/Pacific
     Energy Finance Corp.,
     6.25%, 9/15/15                                 4,725               4,607
   Southern Natural Gas Co.,
     7.35%, 2/15/31                                16,025              16,484
   Williams Cos., Inc.,
     8.13%, 3/15/12                                15,375              16,509
--------------------------------------------------------------------------------
                                                                       57,727
--------------------------------------------------------------------------------
REAL ESTATE INVESTMENT TRUSTS - 2.3%
   Crescent Real Estate Equities LP,
     7.50%, 9/15/07                                 4,665               4,729
   Felcor Lodging LP,
     8.50%, 6/1/11                                  3,835               4,199
   Host Marriott LP,
     7.13%, 11/1/13                                 5,220               5,311

See Notes to the Financial Statements.

                          NORTHERN FUNDS ANNUAL REPORT   55   FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
HIGH YIELD FIXED INCOME FUND (continued)

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
CORPORATE BONDS - 79.7% - CONTINUED
REAL ESTATE INVESTMENT TRUSTS - 2.3% - (CONTINUED)
   Meristar Hospitality Corp.,
     9.00%, 1/15/08                                $4,025              $4,267
   Omega Healthcare Investors, Inc.,
     7.00%, 4/1/14                                  6,425               6,489
   Trustreet Properties, Inc.,
     7.50%, 4/1/15                                  6,765               6,782
--------------------------------------------------------------------------------
                                                                       31,777
--------------------------------------------------------------------------------
RETAIL - 3.9%
   AmeriGas Partners LP/AmeriGas Eagle
     Finance Corp.,
     7.13%, 5/20/16                                 9,650               9,602
   Carrols Corp.,
     9.00%, 1/15/13                                 3,815               3,834
   Couche-Tard Finance Corp.,
     7.50%, 12/15/13                                3,600               3,690
   Dave & Buster's, Inc., (1)
     11.25%, 3/15/14                                4,275               4,328
   Denny's Corp./Denny's Holdings Inc.,
     10.00%, 10/1/12                                3,565               3,681
   GSC Holdings Corp., (1)
     8.00%, 10/1/12                                 5,925               5,881
   Inergy LP/Inergy Finance Corp., (1)
     8.25%, 3/1/16                                  6,925               7,098
   Neiman-Marcus Group, Inc., (1)
     10.38%, 10/15/15                               8,125               8,633
   Petro Stopping Centers LP/
     Petro Financial Corp.,
     9.00%, 2/15/12                                 4,755               4,779
   The Restaurant Co.,
     10.00%, 10/1/13                                3,725               3,557
--------------------------------------------------------------------------------
                                                                       55,083
--------------------------------------------------------------------------------
SEMICONDUCTORS - 0.4%
   Amkor Technology, Inc.,
     7.13%, 3/15/11                                 5,330               4,904
--------------------------------------------------------------------------------
SUPERMARKETS - 0.3%
   Delhaize America, Inc.,
     8.13%, 4/15/11                                 3,650               3,940
--------------------------------------------------------------------------------
TELECOMMUNICATIONS - 6.5%
   American Cellular Corp.,
     10.00%, 8/1/11                                 8,275               8,978
   Centennial Cellular Operating Co.,
     10.13%, 6/15/13                                5,475               5,981

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
CORPORATE BONDS - 79.7% - CONTINUED
TELECOMMUNICATIONS - 6.5% - (CONTINUED)
   Cincinnati Bell, Inc.,
     8.38%, 1/15/14                                $8,725              $8,867
   Citizens Communications Co.,
     6.25%, 1/15/13                                 4,990               4,853
     9.00%, 8/15/31                                 5,700               6,092
   iPCS, Inc.,
     11.50%, 5/1/12                                 4,175               4,759
   Lucent Technologies, Inc.,
     6.50%, 1/15/28                                 7,500               6,694
   PanAmSat Corp.,
     9.00%, 8/15/14                                 2,950               3,105
   Qwest Capital Funding, Inc.,
     7.90%, 8/15/10                                 9,000               9,360
   Qwest Corp.,
     7.88%, 9/1/11                                  6,200               6,618
     6.88%, 9/15/33                                10,050               9,648
   Rural Cellular Corp.,
     9.75%, 1/15/10                                 9,910              10,059
   Time Warner Telecom Holdings, Inc.,
     9.25%, 2/15/14                                 3,350               3,593
   Time Warner Telecom, Inc.,
     10.13%, 2/1/11                                 2,730               2,870
--------------------------------------------------------------------------------
                                                                       91,477
--------------------------------------------------------------------------------
TEXTILES - 0.2%
   Invista, (1) (2)
     9.25%, 5/1/12                                  2,955               3,162
--------------------------------------------------------------------------------
TRANSPORTATION - 0.3%
   Overseas Shipholding Group,
     8.25%, 3/15/13                                 3,860               4,101
--------------------------------------------------------------------------------
TOTAL CORPORATE BONDS
--------------------------------------------------------------------------------
(COST $1,118,589)                                                   1,116,450

FOREIGN ISSUER BONDS - 9.7%
BUILDING MATERIALS - 0.5%
   Ainsworth Lumber Co. Ltd.,
     6.75%, 3/15/14                                 7,645               6,632
--------------------------------------------------------------------------------
CHEMICALS - 0.5%
   Rhodia S.A.,
     7.63%, 6/1/10                                  6,675               6,775
--------------------------------------------------------------------------------

See Notes to the Financial Statements.

FIXED INCOME FUNDS   56   NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
FOREIGN ISSUER BONDS - 9.7% - CONTINUED
DIVERSIFIED FINANCIAL SERVICES - 0.4%
   Galaxy Entertainment Finance
     Co. Ltd., (1) (2)
     9.88%, 12/15/12                               $5,000              $5,206
--------------------------------------------------------------------------------
ELECTRONICS - 0.7%
   Celestica, Inc.,
     7.88%, 7/1/11                                  5,625               5,738
   Flextronics International Ltd.,
     6.25%, 11/15/14                                4,150               4,067
--------------------------------------------------------------------------------
                                                                        9,805
--------------------------------------------------------------------------------
FOREST PRODUCTS & PAPER - 0.9%
   Abitibi-Consolidated, Inc.,
     7.75%, 6/15/11                                 9,600               9,264
     8.85%, 8/1/30                                  4,300               3,859
--------------------------------------------------------------------------------
                                                                       13,123
--------------------------------------------------------------------------------
HOLDING COMPANIES - DIVERSIFIED - 0.5%
   Nell AF SARL, (1) (2)
     8.38%, 8/15/15                                 7,700               7,642
--------------------------------------------------------------------------------
LEISURE TIME - 0.7%
   Bombardier Recreational Products, Inc.,
     8.38%, 12/15/13                                3,755               3,962
   NCL Corp.,
     10.63%, 7/15/14                                5,700               5,899
--------------------------------------------------------------------------------
                                                                        9,861
--------------------------------------------------------------------------------
MEDIA - 1.0%
   Kabel Deutschland GmbH, (1)
     10.63%, 7/1/14                                 9,065               9,677
   Rogers Cable, Inc.,
     6.75%, 3/15/15                                 4,750               4,845
--------------------------------------------------------------------------------
                                                                       14,522
--------------------------------------------------------------------------------
MINING - 0.4%
   Novelis, Inc., (1)
     7.25%, 2/15/15                                 5,125               4,920
--------------------------------------------------------------------------------
MISCELLANEOUS MANUFACTURING - 0.6%
   Bombardier, Inc., (1) (2)
     6.75%, 5/1/12                                  9,000               8,595
--------------------------------------------------------------------------------
OIL & GAS - 0.5%
   Compton Petroleum Finance Corp,
     7.63%, 12/1/13                                 6,675               6,675
--------------------------------------------------------------------------------
RETAIL - 0.2%
   Jean Coutu Group, Inc.,
     7.63%, 8/1/12                                  3,445               3,351
<--------------------------------------------------------------------------------

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
FOREIGN ISSUER BONDS - 9.7% - CONTINUED
SEMICONDUCTORS - 1.4%
   Avago Technologies Finance, (1)
     10.13%, 12/1/13                               $5,750              $6,174
   Hynix Semiconductor, Inc., (1)
     9.88%, 7/1/12                                  5,625               6,188
   MagnaChip Semiconductor S.A./
     MagnaChip Semiconductor
     Finance Co.,
     8.00%, 12/15/14                                7,700               7,199
--------------------------------------------------------------------------------
                                                                       19,561
--------------------------------------------------------------------------------
TELECOMMUNICATIONS - 1.0%
   Intelsat Ltd.,
     7.63%, 4/15/12                                 2,825               2,331
   Intelsat Subsidiary Holding Co. Ltd.,
     8.25%, 1/15/13                                 4,110               4,182
   Rogers Wireless Communications, Inc.,
     7.50%, 3/15/15                                 7,260               7,786
--------------------------------------------------------------------------------
                                                                       14,299
--------------------------------------------------------------------------------
TRANSPORTATION - 0.4%
   OMI Corp.,
     7.63%, 12/1/13                                 4,800               4,908
--------------------------------------------------------------------------------
TOTAL FOREIGN ISSUER BONDS
--------------------------------------------------------------------------------
(COST $136,543)                                                       135,875

                                                    NUMBER             VALUE
                                                  OF SHARES            (000S)
WARRANTS - 0.0%
   IPCS, Inc., Exp. 7/15/10, Strike $5.50 *         1,500                  --
   Leap Wireless International,
     Exp. 4/15/10, Strike $96.80 (1) *              2,500                  --
   Leap Wireless International,
     Exp. 4/15/10, Strike $96.80 (1) *              2,000                  --
   WRC Media, Inc., (1) *                           4,059                  --
--------------------------------------------------------------------------------
TOTAL WARRANTS
--------------------------------------------------------------------------------
(COST $10)                                                                 --

See Notes to the Financial Statements.

                          NORTHERN FUNDS ANNUAL REPORT   57   FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS                                           MARCH 31, 2006
HIGH YIELD FIXED INCOME FUND (continued)

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
SHORT-TERM INVESTMENT - 9.4%
   Barclays Bank, Global Treasury Services,
     London, Eurodollar Time Deposit,
     4.95%, 4/3/06                               $131,501            $131,501
--------------------------------------------------------------------------------
TOTAL SHORT-TERM INVESTMENT
--------------------------------------------------------------------------------
(COST $131,501)                                                       131,501

--------------------------------------------------------------------------------
TOTAL INVESTMENTS - 98.8%
--------------------------------------------------------------------------------
(COST $1,386,643)                                                   1,383,826
   Other Assets less Liabilities - 1.2%                                16,921
--------------------------------------------------------------------------------
NET ASSETS - 100.0%                                                $1,400,747

(1) Securities exempt from registration under Rule 144A of the Securities Act of 1933. These securities may not be publicly sold without registration under the Securities Act of 1933. The value of these securities is determined by valuations supplied by a pricing service or brokers, or if not available, in accordance with procedures established by the Trustees of Northern Funds.

(2) Restricted security has been deemed illiquid. At March 31, 2006, the value of these restricted illiquid securities amounted to approximately $44,984,000 or 3.2% of net assets. Additional information on each restricted illiquid security is as follows:

                                                                   ACQUISITION
                                                ACQUISITION            COST
SECURITY                                           DATE               (000S)
Bombardier, Inc.,
6.75%, 5/1/12                                12/8/05-3/24/06           $8,384
Chukchansi Economic Development
Authority,
8.00%, 11/15/13                              12/2/05-3/22/06            5,629
El Paso Corp.,
7.75%, 6/15/10                               4/22/04-10/13/05          13,679
Galaxy Entertainment Finance Co. Ltd.,
9.88%, 12/15/12                              12/7/05-12/8/05            5,109
Invista,
9.25%, 5/1/12                                4/23/04-2/16/05            2,965
Nell AF SARL,
8.38%, 8/15/15                                8/4/05-3/31/06            7,746
--------------------------------------------------------------------------------

(3)   When-Issued Security

*     Non-Income Producing Security

At March 31, 2006, the credit quality distribution for the High Yield Fixed Income Fund as a percentage of investments including cash was:

QUALITY DISTRIBUTION *                                                     %
BBB                                                                       2.1%
BB                                                                       22.5
B                                                                        54.6
CCC                                                                      11.2
CC to D                                                                   0.7
Cash Equivalents                                                          8.9
--------------------------------------------------------------------------------
Total                                                                   100.0%

*     Standard & Poor's Rating Services

See Notes to the Financial Statements.

FIXED INCOME FUNDS   58   NORTHERN FUNDS ANNUAL REPORT

                                                              FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS                                           MARCH 31, 2006
HIGH YIELD MUNICIPAL FUND

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
MUNICIPAL BONDS - 94.3%
ALABAMA - 2.4%
   Butler Industrial Development Board
     Solid Waste Disposal Revenue
     Refunding Bonds (AMT),
     Georgia-Pacific Corp. Project,
     5.75%, 9/1/28                                 $1,000                $981
   Camden Industrial Development Board
     Revenue Refunding Bonds, Series A,
     Weyerhaeuser Company,
     6.13%, 12/1/24                                 1,000               1,085
   Courtland Industrial Development
     Board Solid Waste Disposal
     Revenue Bonds, Series A (AMT),
     International Paper Co. Project,
     5.20%, 6/1/25                                  2,000               2,003
   Health Care Authority for Baptist
     Health Revenue Bonds, Series D
     (G.O. of Authority),
     5.00%, 11/15/18                                1,400               1,440
--------------------------------------------------------------------------------
                                                                        5,509
--------------------------------------------------------------------------------
ARIZONA - 3.7%
   Arizona Health Facilities Authority
     Hospital System Revenue Bonds,
     John C. Lincoln Health Network,
     Prerefunded,
     6.88%, 12/1/10                                 1,000               1,146
   Coconino County PCR Bonds, Series A
     (AMT), Tucson Electric Power Co.,
     7.13%, 10/1/32                                 1,000               1,044
   Navajo County IDA Revenue Bonds
     (AMT), Stone Container Corp.
     Project,
     7.40%, 4/1/26                                  2,300               2,366
   Peoria IDA Revenue Refunding Bonds,
     Series A, Sierra Winds Life,
     6.25%, 8/15/20                                   500                 517
   University Medical Center Corp.
     Hospital Revenue Bonds
     (G.O. of Corp.),
     5.00%, 7/1/35                                  3,000               3,004
   Yavapai County IDA Hospital Facilities
     Revenue Bonds, Series A,
     Yavapai Regional Medical Center,
     6.00%, 8/1/33                                    500                 528
--------------------------------------------------------------------------------
                                                                        8,605
--------------------------------------------------------------------------------

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
MUNICIPAL BONDS - 94.3% - CONTINUED
ARKANSAS - 0.3%
   Little Rock Hotel & Restaurant Gross
     Receipts Refunding TRB,
     7.38%, 8/1/15                                   $500                $589
--------------------------------------------------------------------------------
CALIFORNIA - 8.5%
   California Educational Facilities
     Authority Revenue Bonds,
     Dominican Univeristy,
     5.00%, 12/1/36                                 2,000               1,960
   California Health Facilities Financing
     Authority Revenue Refunding Bonds,
     Cedars-Sinai Medical Center,
     5.00%, 11/15/34                                3,000               3,037
   California Pollution Control Financing
     Authority Solid Waste Disposal PCR
     Refunding Bonds, Series A (AMT),
     USA Waste Services, Inc.,
     5.10%, Mandatory Put
     6/1/08                                         2,300               2,349
   California State Department of Water
     Resources Power Supply Revenue
     Bonds, Series A,
     5.50%, 5/1/09                                    500                 525
     6.00%, 5/1/14                                    500                 558
   California State Public Works Board
     Lease Revenue Bonds, Series C,
     Department of Corrections,
     5.50%, 6/1/15                                  1,000               1,091
   Golden State Tobacco Securitization
     Corp. Tobacco Settlement Revenue
     Bonds, Series A, Enhanced Asset
     Backed,
     5.00%, 6/1/45                                  2,000               2,031
   Golden State Tobacco Securitization
     Corp. Tobacco Settlement Revenue
     Bonds, Series A-5, Asset Backed,
     7.88%, 6/1/42                                    500                 597
   Golden State Tobacco Securitization
     Corp. Tobacco Settlement Revenue
     Bonds, Series B, Enhanced Asset
     Backed, Prerefunded,
     5.50%, 6/1/13                                  1,000               1,096
   Laguna Beach Unified School District
     G.O. Bonds, Election of 2001
     (FSA Insured),
     5.00%, 8/1/28                                  1,000               1,035
   Los Angeles Unified School District
     G.O. Unlimited Bonds, Election of
     2004, Series F (FGIC Insured),
     5.00%, 7/1/19                                  2,000               2,132

See Notes to the Financial Statements.

                          NORTHERN FUNDS ANNUAL REPORT   59   FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
HIGH YIELD MUNICIPAL FUND (continued)

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
MUNICIPAL BONDS - 94.3% - CONTINUED
CALIFORNIA - 8.5% - (CONTINUED)
   Modesto Special Tax Bonds,
     Community Facilities District
     No. 04-1-VLG2,
     5.10%, 9/1/26                                 $2,000              $2,006
   Northstar Community Services District
     No. 1 Special Tax Bonds,
     5.55%, 9/1/36                                  1,400               1,425
--------------------------------------------------------------------------------
                                                                       19,842
--------------------------------------------------------------------------------
COLORADO - 0.2%
   Colorado Health Facilities Authority
     Revenue Bonds, Portercare
     Adventist Health Hospital,
     Prerefunded,
     6.50%, 11/15/11                                  500                 571
--------------------------------------------------------------------------------
CONNECTICUT - 0.5%
   Connecticut State Development
     Authority PCR Refunding Bonds,
     Series B (AMT), Connecticut Light &
     Power,
     5.95%, 9/1/28                                  1,000               1,056
--------------------------------------------------------------------------------
DELAWARE - 0.4%
   Delaware State Health Facility
     Authority Revenue Refunding Bonds,
     Series A, Beebe Medical Center
     Project,
     5.50%, 6/1/24                                  1,000               1,047
--------------------------------------------------------------------------------
DISTRICT OF COLUMBIA - 0.2%
   District of Columbia Revenue Bonds,
     Methodist Home of the District of
     Columbia Issue,
     6.00%, 1/1/20                                    400                 399
--------------------------------------------------------------------------------
FLORIDA - 12.2%
   Capital Projects Finance Authority
     Continuing Care Retirement
     Community Revenue Bonds,
     Series A, The Glenridge on Palmer
     Ranch Project,
     8.00%, 6/1/32                                    750                 826
   Capital Trust Agency Revenue Bonds
     (AMT), Fort Lauderdale Project,
     5.75%, 1/1/32                                    525                 535
   Crossings at Fleming Island Community
     Development District Special
     Assessment Revenue Refunding
     Bonds, Series C,
     7.05%, 5/1/15                                    400                 425

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
MUNICIPAL BONDS - 94.3% - CONTINUED
FLORIDA - 12.2% - (CONTINUED)
   Gateway Services Community
     Development District Special
     Assessment Bonds, Series B, Sun
     City Center - Fort Meyers Project,
     5.50%, 5/1/10                                   $500                $503
   Heritage Harbor South Community
     Development District Capital
     Improvement Special Assessment
     Bonds, Series B,
     5.40%, 11/1/08                                   470                 467
   Heritage Palms Community
     Development District Capital
     Improvement Revenue Bonds,
     6.25%, 11/1/07                                   200                 200
   Highlands County Health Facilities
     Authority Revenue Bonds, Series A,
     Adventist Health System/Sunbelt,
     Prerefunded,
     6.00%, 11/15/11                                1,250               1,346
   Highlands County Health Facilities
     Authority Revenue Refunding Bonds,
     Series C, Adventist Health,
     5.00%, 11/15/27                                2,500               2,515
 Hillsborough County IDA PCR
     Refunding Bonds (AMT),
     Tampa Electric Company,
     4.25%, Mandatory Put
     8/1/07                                         1,600               1,600
   Islands at Doral III Community District
     Special Assessment Bonds,
     Series 2004-A,
     5.90%, 5/1/35                                  1,000               1,031
   Miami Beach Health Facilities
     Authority Revenue Refunding Bonds,
     Mount Sinai Medical Center,
     6.75%, 11/15/29                                1,000               1,107
   Midtown Miami Community
     Development District Special
     Assessment Bonds, Series A,
     6.25%, 5/1/37                                  1,000               1,084
   Old Palm Community Development
     District Special Assessment Bonds,
     Series B, Palm Beach Gardens,
     5.38%, 5/1/14                                  1,225               1,232
   Orange County Health Facilities
     Authority Revenue Bonds, Series B,
     Orlando Regional Healthcare,
     5.13%, 11/15/39                                1,000               1,022

See Notes to the Financial Statements.

FIXED INCOME FUNDS   60   NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
MUNICIPAL BONDS - 94.3% - CONTINUED
FLORIDA - 12.2% - (CONTINUED)
   Poinciana Community Development
     District Special Assessment Bonds,
     Series A,
     7.13%, 5/1/31                                   $400                $424
   Polk County Transportation
     Improvement Revenue Bonds
     (FSA Insured), Prerefunded,
     5.63%, 12/1/10                                 1,000               1,089
   Reunion East Community Development
     District Special Assessment Bonds,
     5.80%, 5/1/36                                  1,000               1,021
   Reunion West Community
     Development District Special
     Assessment Bonds,
     6.25%, 5/1/36                                  1,000               1,044
   South Village Community Development
     District Capital Improvement
     Revenue Bonds, Series A,
     5.70%, 5/1/35                                  1,000               1,014
   Sterling Hill Community Development
     District Capital Improvement Special
     Assessment Revenue Bonds,
     Series B,
     5.50%, 11/1/10                                   875                 877
   Tern Bay Community Development
     District Capital Improvement Special
     Assessment Revenue Bonds,
     Series B,
     5.00%, 5/1/15                                  2,660               2,660
   Verano Center Community
     Development District Special
     Assessment Bonds, Series B,
     District Number 1 Infrastructure
     Project, (1)
     5.00%, 11/1/12                                 2,000               1,995
   Watergrass Community Development
     District Special Assessment
     Revenue Bonds, Series B,
     Watergrass Development,
     4.88%, 11/1/10                                 2,000               1,986
   Westchester Community Development
     District No. 1 Special Assessment
     Bonds, Community Infrastructure,
     6.00%, 5/1/23                                  2,500               2,588
--------------------------------------------------------------------------------
                                                                       28,591
--------------------------------------------------------------------------------

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
MUNICIPAL BONDS - 94.3% - CONTINUED
GEORGIA - 1.8%
   Atlanta Tax Allocation Bonds,
     Princeton Lakes Project,
     5.50%, 1/1/31                                 $1,235              $1,239
   Georgia State G.O. Bonds, Series D,
     Prerefunded,
     5.75%, 10/1/10                                   705                 764
   Milledgeville-Baldwin County
     Development Authority Revenue
     Bonds, Georgia College & State
     University Foundation,
     6.00%, 9/1/33                                  2,000               2,165
--------------------------------------------------------------------------------
                                                                        4,168
--------------------------------------------------------------------------------
IDAHO - 1.3%
   Madison County Hospital Revenue
     COP, (1)
     5.25%, 9/1/26                                  1,500               1,530
     5.25%, 9/1/30                                  1,500               1,518
--------------------------------------------------------------------------------
                                                                        3,048
--------------------------------------------------------------------------------
ILLINOIS - 5.2%
   Illinois Development Finance Authority
     Revenue Bonds, Series B,
     Midwestern University,
     6.00%, 5/15/31                                   500                 536
   Illinois Educational Facilities Authority
     Student Housing Revenue Bonds,
     Educational Advancement Fund
     University Center Project,
     6.25%, 5/1/30                                    750                 809
   Illinois Finance Authority Revenue
     Bonds, Series A, Illinois Institute of
     Technology,
     5.00%, 4/1/20                                  3,000               3,081
   Illinois Finance Authority Revenue
     Bonds, Series A, Landing at
     Plymouth Project,
     6.00%, 5/15/37                                 1,250               1,254
   Illinois Finance Authority Revenue
     Bonds, Series A, Smith Village
     Project,
     6.25%, 11/15/35                                3,000               3,042
   Illinois Finance Authority Student
     Housing Revenue Bonds, Series A,
     MJH Education Assistance IV,
     5.13%, 6/1/35                                  2,000               1,961

See Notes to the Financial Statements.

                          NORTHERN FUNDS ANNUAL REPORT   61   FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
HIGH YIELD MUNICIPAL FUND (continued)

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
MUNICIPAL BONDS - 94.3% - CONTINUED
ILLINOIS - 5.2% - (CONTINUED)
   Illinois Health Facilities Authority
     Revenue Bonds, Riverside Health
     System,
     6.00%, 11/15/32                               $1,000              $1,060
   Illinois Health Facilities Authority
     Revenue Bonds, Series A, Lutheran
     Senior Ministries Obligation,
     7.38%, 8/15/31                                   500                 544
--------------------------------------------------------------------------------
                                                                       12,287
--------------------------------------------------------------------------------
INDIANA - 2.1%
   Indiana Development Finance
     Authority Environmental Revenue
     Refunding Bonds, USX Corp. Project,
     5.25%, Mandatory Put
     12/2/11                                        1,000               1,053
   Indiana Health Facility Financing
     Authority Hospital Revenue Bonds,
     Series A, Community Foundation of
     Northwest Indiana,
     6.38%, 8/1/31                                    500                 525
     6.00%, 3/1/34                                  1,000               1,042
   North Manchester Revenue Bonds,
     Series A, Peabody Retirement
     Community Project,
     7.25%, 7/1/33                                    750                 766
   Petersburg PCR Bonds (AMT),
     Indianapolis Power & Light,
     6.38%, 11/1/29                                 1,000               1,076
   St. Joseph County Economic
     Development Revenue Bonds, Holy
     Cross Village Notre Dame Project,
     6.00%, 5/15/38                                   530                 544
--------------------------------------------------------------------------------
                                                                        5,006
--------------------------------------------------------------------------------
IOWA - 2.0%
   Bremer County Healthcare &
     Residential Facilities Revenue
     Bonds, Bartels Lutheran Home
     Project, Prerefunded,
     7.25%, 11/15/09                                  500                 563
   Bremer County Retirement Facility
     Revenue Bonds, Series A,
     Bartels Lutheran Home Project,
     5.13%, 11/15/20                                  400                 394
     5.38%, 11/15/27                                  750                 737

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
MUNICIPAL BONDS - 94.3% - CONTINUED
IOWA - 2.0% - (CONTINUED)
   Iowa Higher Education Loan Authority
     Revenue Bonds, Series B,
     Wartburg Private College Facilities,
     5.55%, 10/1/37                                $3,000              $2,927
--------------------------------------------------------------------------------
                                                                        4,621
--------------------------------------------------------------------------------
KANSAS - 1.7%
   Burlington Environmental Improvement
     Revenue Refunding Bonds,
     K.C. Power & Light,
     4.75%, Mandatory Put 10/1/07                   2,400               2,423
   Olathe Senior Living Facility Revenue
     Bonds, Series A, Aberdeen Village,
     Inc., Prerefunded,
     8.00%, 5/15/10                                   500                 584
   Wyandotte County-Kansas City Unified
     Government Special Obligation
     Revenue Refunding Bonds, Series B,
     Sales Tax Second Lien,
     5.00%, 12/1/20                                 1,000               1,020
--------------------------------------------------------------------------------
                                                                        4,027
--------------------------------------------------------------------------------
LOUISIANA - 0.9%
   Plaquemines Port Harbor & Terminal
     District Revenue Refunding Bonds,
     Series B, Electro-Coal Transfer Corp.
     Project,
     5.00%, 9/1/07                                  2,000               2,008
--------------------------------------------------------------------------------
MAINE - 0.4%
   Maine Finance Authority Solid Waste
     Recycling Facilities Revenue Bonds,
     (AMT), Great Northern Paper
     Project, Bowater Inc.,
     7.75%, 10/1/22                                 1,000               1,008
--------------------------------------------------------------------------------
MARYLAND - 2.5%
   Annapolis Special Obligation Revenue
     Bonds, Series A, Park Place Project,
     5.35%, 7/1/34                                  1,000               1,010
   Anne Arundel County Special
     Obligation Revenue Bonds, National
     Business Park Project, Prerefunded,
     7.38%, 7/1/10                                    500                 573
   Maryland Industrial Development
     Financing Authority Revenue Bonds,
     Series A, Our Lady of Good Counsel
     School,
     6.00%, 5/1/35                                  1,000               1,061

See Notes to the Financial Statements.

FIXED INCOME FUNDS   62   NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
MUNICIPAL BONDS - 94.3% - CONTINUED
MARYLAND - 2.5% - (CONTINUED)
   Maryland State Economic
     Development Corp. Student Housing
     Revenue Bonds, University of
     Maryland, College Park Project,
     Prerefunded,
     5.63%, 6/1/13                                 $1,000              $1,100
   Maryland State Health & Higher
     Educational Facilities Authority
     Revenue Bonds, Series A,
     Mercy Ridge,
     6.00%, 4/1/35                                  1,000               1,034
   Prince Georges County Special
     Obligation Bonds, National Harbor
     Project,
     5.20%, 7/1/34                                  1,000                 998
--------------------------------------------------------------------------------
                                                                        5,776
--------------------------------------------------------------------------------
MASSACHUSETTS - 3.0%
   Massachusetts State Development
     Finance Agency Revenue Bonds,
     Hampshire College,
     5.70%, 10/1/34                                 1,000               1,048
   Massachusetts State Development
     Finance Agency Revenue Bonds,
     Series B, Briarwood, Prerefunded,
     8.25%, 12/1/10                                   500                 597
   Massachusetts State Development
     Finance Agency Revenue Bonds,
     Waste Management Project (AMT),
     5.50%, Mandatory Put
     5/1/14                                         1,000               1,063
 Massachusetts State Health &
     Educational Facilities Authority
     Revenue Bonds, Series A,
     Northern Berkshire Health System,
     6.38%, 7/1/34                                  1,000               1,026
 Massachusetts State Health &
     Educational Facilities Authority
     Revenue Bonds, Series B,
     Northern Berkshire Health System,
     6.38%, 7/1/34                                    500                 513
 Massachusetts State Health &
     Educational Facilities Authority
     Revenue Bonds, Series D,
     Milton Hospital,
     5.25%, 7/1/30                                  2,150               2,162

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
MUNICIPAL BONDS - 94.3% - CONTINUED
MASSACHUSETTS - 3.0% - (CONTINUED)
   Massachusetts State Health &
     Educational Facilities Authority
     Revenue Bonds, Series E,
     Berkshire Health System,
     6.25%, 10/1/31                                  $500                $530
--------------------------------------------------------------------------------
                                                                        6,939
--------------------------------------------------------------------------------
MICHIGAN - 4.7%
   Flint Hospital Building Authority
     Revenue Refunding Bonds,
     Hurley Medical Center,
     6.00%, 7/1/20                                  1,000               1,029
   Michigan State Hospital Finance
     Authority Revenue Bonds,
     Chelsea Community Hospital,
     5.00%, 5/15/37                                 2,450               2,356
   Michigan State Strategic Fund Ltd.
     Obligation Revenue Bonds (AMT),
     Republic Services Inc.,
     4.25%, Mandatory Put
     4/1/14                                         1,985               1,933
   Michigan State Strategic Fund Ltd.
     Obligation Revenue Refunding
     Bonds (AMT), Dow Chemical
     Project,
     5.50%, Mandatory Put
     6/1/13                                         3,460               3,698
   Michigan Strategic Fund PCR
     Refunding Bonds, General
     Motors Corp.,
     6.20%, 9/1/20                                  2,500               2,075
--------------------------------------------------------------------------------
                                                                       11,091
--------------------------------------------------------------------------------
MINNESOTA - 0.8%
   Duluth Economic Development
     Authority Health Care Facilities
     Revenue Bonds, St. Luke's Hospital,
     7.25%, 6/15/32                                   750                 807
   Minnesota Higher Education Facilities
     Authority Revenue Bonds, Series 6,
     University of St. Thomas,
     5.00%, 4/1/23                                  1,000               1,040
--------------------------------------------------------------------------------
                                                                        1,847
--------------------------------------------------------------------------------
MISSISSIPPI - 2.1%
   Lowndes County Solid Waste Disposal
     & PCR Refunding Bonds, Series B,
     Weyerhaeuser Co. Project,
     6.70%, 4/1/22                                  1,000               1,178

See Notes to the Financial Statements.

                          NORTHERN FUNDS ANNUAL REPORT   63   FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
HIGH YIELD MUNICIPAL FUND (continued)

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
MUNICIPAL BONDS - 94.3% - CONTINUED
MISSISSIPPI - 2.1% - (CONTINUED)
   Mississippi Business Finance Corp.
     PCR Refunding Bonds, Systems
     Energy Resources, Inc. Project,
     5.90%, 5/1/22                                   $630                $637
   Mississippi Development Bank Special
     Obligation Revenue Bonds, Harrison
     County Highway Construction
     (FGIC Insured),
     5.00%, 1/1/16                                  3,000               3,195
--------------------------------------------------------------------------------
                                                                        5,010
--------------------------------------------------------------------------------
NEW HAMPSHIRE - 0.2%
   New Hampshire Business Finance
     Authority PCR Refunding Bonds,
     Series D (AMT),
     Public Service Co.
     of New Hampshire,
     6.00%, 5/1/21                                    500                 520
--------------------------------------------------------------------------------
NEW JERSEY - 2.4%
   Middlesex County Improvement
     Authority Revenue Bonds, Series A,
     George Street Student Housing
     Project,
     5.00%, 8/15/35                                 1,000               1,001
   New Jersey Economic Development
     Authority Revenue Bonds,
     Cigarette Tax,
     5.75%, 6/15/34                                 1,000               1,051
   New Jersey Economic Development
     Authority Revenue Bonds, Series A,
     First Mortgage-Lions Gate Project,
     5.88%, 1/1/37                                  1,000               1,008
   New Jersey Health Care Facilities
     Financing Authority Revenue Bonds,
     Series A, Capital Health Systems
     Obligation Group,
     5.38%, 7/1/33                                  1,000               1,026
   New Jersey State Educational
     Facilities Authority Revenue Bonds,
     Series D, Fairleigh Dickinson
     University,
     6.00%, 7/1/25                                  1,000               1,085
   New Jersey Tobacco Settlement
     Financing Corp. Revenue Bonds,
     6.75%, 6/1/39                                    500                 559
--------------------------------------------------------------------------------
                                                                        5,730
--------------------------------------------------------------------------------

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
MUNICIPAL BONDS - 94.3% - CONTINUED
NEW YORK - 5.6%
   Long Island Power Authority Electric
     System Revenue Bonds,
     Series B,
     5.25%, 12/1/14                                $3,000              $3,222
   Metropolitan Transportation Authority
     Dedicated Tax Fund Revenue Bonds,
     Series A (FGIC Insured),
     5.25%, 11/15/14                                1,695               1,849
   Monroe County IDA Civic Facilities
     Revenue Refunding Bonds,
     Highlands Hospital Rochester,
     5.00%, 8/1/22                                  1,000               1,015
   New York City G.O. Bonds, Series B,
     6.50%, 8/15/09                                 1,500               1,624
   New York City IDA Airport Revenue
     Bonds, Series A (AMT),
     Airis JFK I LLC Project,
     5.50%, 7/1/28                                    500                 511
   New York City IDA Special Facilities
     Revenue Bonds (AMT), Terminal One
     Group Assistance Project,
     5.50%, 1/1/24                                  1,000               1,051
   New York City Transitional Finance
     Authority Revenue Refunding Bonds,
     Series A-1, Future Tax Secured,
     5.00%, 11/1/14                                 2,000               2,141
   New York State Mortgage Agency
     Revenue Bonds, Series 130 (AMT),
     Homeowner Mortgage,
     4.80%, 10/1/37                                 1,750               1,717
--------------------------------------------------------------------------------
                                                                       13,130
--------------------------------------------------------------------------------
NORTH CAROLINA - 2.2%
   Gaston County Industrial Facilities &
     Pollution Control Financing Authority
     Revenue Bonds (AMT), Exempt
     Facilities-National Gypsum Co.
     Project,
     5.75%, 8/1/35                                  1,500               1,561
   North Carolina Eastern Municipal
     Power Agency Power System
     Revenue Bonds, Series D,
     6.45%, 1/1/14                                    385                 418
   North Carolina Eastern Municipal
     Power Agency Power System
     Revenue Refunding Bonds, Series B,
     6.13%, 1/1/09                                    500                 527

See Notes to the Financial Statements.

FIXED INCOME FUNDS   64   NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
MUNICIPAL BONDS - 94.3% - CONTINUED
NORTH CAROLINA - 2.2% - (CONTINUED)
   North Carolina Eastern Municipal
     Power Agency Power System
     Revenue Refunding Bonds, Series F,
     5.38%, 1/1/13                                 $1,000              $1,066
   North Carolina Municipal Power
     Agency No. 1 Catawba Electric
     Revenue Bonds, Series A,
     5.50%, 1/1/13                                  1,000               1,068
   North Carolina Municipal Power
     Agency No. 1 Catawba Electric
     Revenue Bonds, Series B,
     6.38%, 1/1/13                                    500                 544
--------------------------------------------------------------------------------
                                                                        5,184
--------------------------------------------------------------------------------
OKLAHOMA - 1.1%
   Langston Economic Development
     Authority Student Housing Revenue
     Bonds, Series A, Langston
     Community Development Corp.,
     7.75%, 8/1/30                                    500                 508
   Norman Regional Hospital Authority
     Revenue Bonds,
     5.38%, 9/1/36                                  2,000               2,010
--------------------------------------------------------------------------------
                                                                        2,518
--------------------------------------------------------------------------------
PENNSYLVANIA - 8.4%
   Allegheny County Redevelopment
     Authority Tax Allocation Bonds,
     Pittsburgh Mills Project,
     5.60%, 7/1/23                                  2,000               2,092
   Bucks County IDA Retirement
     Community Revenue Bonds,
     Series A, Ann's Choice Inc., Facility,
     6.25%, 1/1/35                                  2,600               2,654
   Carbon County IDA Resource Recovery
     Refunding Bonds (AMT),
     Panther Creek Partners Project,
     6.65%, 5/1/10                                  1,775               1,873
   Montgomery County Higher Education
     & Health Authority Revenue Bonds,
     Series A, Philadelphia Geriatric
     Center, Prerefunded,
     7.25%, 12/1/09                                   500                 568
   Pennsylvania Economic Development
     Financing Authority Exempt
     Facilities Revenue Bonds,
     Series A (AMT), Amtrak Project,
     6.13%, 11/1/21                                 1,200               1,271

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
MUNICIPAL BONDS - 94.3% - CONTINUED
PENNSYLVANIA - 8.4% - (CONTINUED)
   Pennsylvania Economic Development
     Financing Authority Exempt
     Facilities Revenue Bonds,
     Series A (AMT), National Gypsum
     Co., Shippingport Project,
     6.25%, 11/1/27                                $1,400              $1,480
   Pennsylvania Economic Development
     Financing Authority Exempt
     Facilities Revenue Bonds,
     Series A (AMT), Reliant Energy.,
     6.75%, 12/1/36                                 1,750               1,865
   Pennsylvania State G.O. Bonds,
     Third Series (FSA Insured),
     5.00%, 9/1/13                                  3,000               3,210
   Pennsylvania State Higher Educational
     Facilities Authority Revenue Bonds,
     LaSalle University,
     5.50%, 5/1/34                                  1,000               1,045
   Pennsylvania State Higher Educational
     Facilities Authority Revenue Bonds,
     Series A, Philadelphia University,
     5.25%, 6/1/32                                  1,250               1,273
   Pennsylvania State Higher Educational
     Facilities Authority Revenue Bonds,
     Widener University,
     5.40%, 7/15/36                                   750                 782
   Pennsylvania State Higher Educational
     Facilities Authority Student Housing
     Revenue Bonds, Series A,
     Student Association, Inc. Project,
     6.75%, 9/1/32                                    490                 518
   Philadelphia School District G.O.
     Bonds, Series A (FSA - State Aid
     Withholding), Prerefunded,
     5.50%, 2/1/12                                  1,000               1,087
--------------------------------------------------------------------------------
                                                                       19,718
--------------------------------------------------------------------------------
PUERTO RICO - 0.4%
   Puerto Rico Highway & Transportation
     Authority Transportation Revenue
     Bonds,
     5.00%, 7/1/09                                  1,000               1,031
--------------------------------------------------------------------------------
SOUTH CAROLINA - 1.0%
   Berkeley County PCR Facilities
     Refunding Bonds, South Carolina
     Generating Co. Project,
     4.88%, 10/1/14                                 1,000               1,034

See Notes to the Financial Statements.

                          NORTHERN FUNDS ANNUAL REPORT   65   FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
HIGH YIELD MUNICIPAL FUND (continued)

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
MUNICIPAL BONDS - 94.3% - CONTINUED
SOUTH CAROLINA - 1.0% - (CONTINUED)
   Charleston Educational Excellence
     Finance Corp. Revenue Bonds,
     Charleston County School District
     Project,
     5.00%, 12/1/15                                $1,000              $1,048
   Florence County IDR Bonds,
     Stone Container Corp.,
     7.38%, 2/1/07                                    165                 166
--------------------------------------------------------------------------------
                                                                        2,248
--------------------------------------------------------------------------------
TENNESSEE - 2.3%
   Johnson City Health & Educational
     Facilities Board Revenue Bonds,
     Series A, First Mortgage-Mountain
     States Health,
     5.50%, 7/1/36                                  2,000               2,084
   Memphis-Shelby County Airport
     Authority Special Facilities Revenue
     Refunding Bonds, Federal Express
     Corp.,
     5.00%, 9/1/09                                    750                 775
   Shelby County Health Educational &
     Housing Facilities Board Revenue
     Bonds, Series A, Trezevant Manor
     Project,
     5.75%, 9/1/37                                  2,500               2,494
--------------------------------------------------------------------------------
                                                                        5,353
--------------------------------------------------------------------------------
TEXAS - 7.2%
   Austin City Convention Center Revenue
     Bonds, Series A, Convention
     Enterprise, Inc., First Tier,
     6.70%, 1/1/32                                    700                 743
   Brazos River Authority Revenue
     Refunding Bonds, Series A (AMT),
     Texas Utilities Electric Co. Project,
     7.70%, 4/1/33                                  1,000               1,172
   Comal County Health Facilities
     Development Revenue Bonds,
     Series A, McKenna Memorial
     Project,
     6.13%, 2/1/22                                  3,000               3,212
   Corpus Christi G.O. Certificates
     (FSA Insured), Prerefunded,
     5.75%, 3/1/11                                  1,000               1,090
   Dallas County Flood Control District
     No. 1 G.O. Unlimited Refunding
     Bonds,
     7.25%, 4/1/32                                  1,000               1,057

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
MUNICIPAL BONDS - 94.3% - CONTINUED
TEXAS - 7.2% - (CONTINUED)
   Gulf Coast Waste Disposal Authority
     Revenue Bonds (AMT),
     Valero Energy Corp. Project,
     6.65%, 4/1/32                                 $1,000              $1,084
   Houston Industrial Development Corp.
     Revenue Bonds (AMT), Air Cargo,
     6.38%, 1/1/23                                    500                 528
   Houston Water & Sewer System Junior
     Lien Revenue Bonds, Series A
     (FSA Insured), Prerefunded,
     5.50%, 12/1/11                                 1,535               1,669
   Matagorda County Navigation District
     No. 1 Collateralized Revenue
     Refunding Bonds, Centerpoint
     Energy Houston Electric, LLC
     Project,
     5.60%, 3/1/27                                    500                 515
   Port Corpus Christi Industrial
     Development Corp. Environmental
     Facilities Revenue Bonds (AMT),
     Citgo Petroleum Corp.,
     8.25%, 11/1/31                                 1,000               1,049
   Sabine River Authority Revenue
     Refunding Bonds, Series B,
     TXU Energy Co. LLC Project,
     6.15%, 8/1/22                                    500                 544
   Sam Rayburn Municipal Power Agency
     Revenue Refunding Bonds,
     6.00%, 10/1/21                                   500                 528
   Texas State Turnpike Authority Central
     Texas Turnpike Systems Revenue
     Bonds, Series A, First Tier
     (AMBAC Insured),
     5.50%, 8/15/39                                 1,000               1,061
   Travis County Health Facilities
     Development Corp. Retirement
     Facility Revenue Bonds,
     Querencia Barton Creek Project,
     5.65%, 11/15/35                                2,750               2,681
--------------------------------------------------------------------------------
                                                                       16,933
--------------------------------------------------------------------------------
VIRGIN ISLANDS - 0.3%
   University of the Virgin Islands General
     Improvement Bonds, Series A
     (G.O. of University),
     5.38%, 6/1/34                                  750               775

See Notes to the Financial Statements.

FIXED INCOME FUNDS   66   NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
MUNICIPAL BONDS - 94.3% - CONTINUED
VIRGINIA - 3.7%
   Amherst IDA Revenue Refunding
     Bonds, Educational Facilities -
     Sweet Briar,
     5.00%, 9/1/26                                 $1,000              $1,018
   Charles City & County IDA Solid Waste
     Disposal Facilities Revenue Bonds
     (AMT), Waste Management, Inc.
     Project,
     6.25%, Mandatory Put
     4/1/12                                           500                 548
   Chesapeake Hospital Authority
     Facilities Revenue Bonds,
     Chesapeake General Hospital,
     Series A,
     5.25%, 7/1/18                                  1,500               1,569
   Tobacco Settlement Financing Corp.
     Revenue Bonds, Asset Backed,
     5.63%, 6/1/37                                  3,350               3,431
   West Point IDA Solid Waste Disposal
     Revenue Bonds, Series A (AMT),
     Chesapeake Corp. Project,
     6.38%, 3/1/19                                  2,000               2,002
--------------------------------------------------------------------------------
                                                                        8,568
--------------------------------------------------------------------------------
WISCONSIN - 2.6%
   Wisconsin Health & Educational
     Facilities Authority Revenue Bonds,
     Series A, Beaver Dam Community
     Hospitals,
     6.75%, 8/15/34                                 1,000               1,065
   Wisconsin Health & Educational
     Facilities Authority Revenue Bonds,
     Vernon Memorial Healthcare
     Project,
     5.10%, 3/1/25                                  1,000                 979
     5.25%, 3/1/35                                  1,000                 978
   Wisconsin Health & Educational
     Facilities Authority Revenue
     Refunding Bonds, Divine Savior
     Healthcare,
     5.00%, 5/1/32                                  3,155               3,071
--------------------------------------------------------------------------------
                                                                        6,093
--------------------------------------------------------------------------------
TOTAL MUNICIPAL BONDS
--------------------------------------------------------------------------------
(COST $216,649)                                                       220,846

                                                    NUMBER             VALUE
                                                  OF SHARES            (000S)
INVESTMENT COMPANY - 0.7%
   AIM Tax Exempt Cash Fund                     1,698,756              $1,699
--------------------------------------------------------------------------------
TOTAL INVESTMENT COMPANY
--------------------------------------------------------------------------------
(COST $1,699)                                                           1,699

                                                 PRINCIPAL
                                                   AMOUNT              VALUE
                                                   (000S)              (000S)
SHORT-TERM INVESTMENTS - 5.3%
   California State Department of Water
     Resources Power Supply VRDB,
     Series C-7 (FSA Insured),
     3.17%, 4/6/06                                   $550                 550
   Clarksville Tennessee Public Building
     Authority Revenue VRDB, Pooled
     Financing - Tennessee Municipal
     Bond Fund (Bank of America LOC),
     3.17%, 4/3/06                                  4,865               4,865
     3.17%, 4/3/06                                    400                 400
   Harris County Health Facilities
     Development Corp. VRDB, Series B,
     The Methodist System,
     3.17%, 4/3/06                                  4,800               4,800
   Los Angeles Department of Water &
     Power Waterworks Revenue VRDB,
     Subseries B-1,
     3.17%, 4/6/06                                  1,200               1,200
   Mississippi Medical Center
     Educational Building Corp. Revenue
     VRDB, Adult Hospital Project
     (AMBAC Insured),
     3.17%, 4/6/06                                    750                 750
--------------------------------------------------------------------------------
TOTAL SHORT-TERM INVESTMENTS
--------------------------------------------------------------------------------
(COST $12,565)                                                         12,565

--------------------------------------------------------------------------------
TOTAL INVESTMENTS - 100.3%
--------------------------------------------------------------------------------
(COST $230,913)                                                       235,110
   Liabilities less Other Assets - (0.3)%                                (818)
--------------------------------------------------------------------------------
NET ASSETS - 100.0%                                                  $234,292

(1)   When-Issued Security

See Notes to the Financial Statements.

                          NORTHERN FUNDS ANNUAL REPORT   67   FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS                                           MARCH 31, 2006
HIGH YIELD MUNICIPAL FUND (continued)

At March 31, 2006, the industry sectors for the High Yield Municipal Fund were:

INDUSTRY SECTOR                                                 % OF INVESTMENTS
Development                                                              24.8%
General                                                                   7.8
Medical                                                                  24.7
Pollution                                                                 9.5
Power                                                                     5.1
All other sectors less than 5%                                           28.1
--------------------------------------------------------------------------------
Total                                                                   100.0%

At March 31, 2006, the credit quality distribution for the High Yield Municipal Fund as a percentage of investments including cash was:

QUALITY DISTRIBUTION *                                                     %
AAA                                                                       9.8%
AA                                                                        1.2
A                                                                        17.0
BBB                                                                      35.3
BB                                                                        4.6
B                                                                         1.7
Not Rated                                                                26.1
Cash and Equivalents                                                      4.3
--------------------------------------------------------------------------------
Total                                                                   100.0%

*     Standard & Poor's Rating Services

See Notes to the Financial Statements.

FIXED INCOME FUNDS   68   NORTHERN FUNDS ANNUAL REPORT

                                                              FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS                                           MARCH 31, 2006
INTERMEDIATE TAX - EXEMPT FUND

                                                     PRINCIPAL
                                                      AMOUNT            VALUE
                                                      (000S)            (000S)
MUNICIPAL BONDS - 88.9%
ALABAMA - 0.9%
   Jefferson County Limited Obligation
     Revenue Bonds, Series A,
     5.25%, 1/1/14                                      $5,000           $5,341
--------------------------------------------------------------------------------
ALASKA - 0.7%
   Alaska International Airports (AMT),
     Series A (AMBAC Insured),
     5.13%, 10/1/11                                      3,905            4,043
--------------------------------------------------------------------------------
ARIZONA - 0.2%
   Scottsdale G.O. Bonds,
     Projects of 2000 & 2004,
     5.00%, 7/1/15                                       1,000            1,074
--------------------------------------------------------------------------------
CALIFORNIA - 15.5%
   Anaheim PFA Revenue Bonds, Electric
     System Distributing Facilities
     (MBIA Insured),
     5.00%, 10/1/28                                      2,000            2,059
   California State Department of Water
     Resources Power Supply Revenue
     Bonds, Series A (AMBAC Insured),
     5.50%, 5/1/14                                       5,000            5,473
   California State Department of Water
     Resources Power Supply Revenue
     Bonds, Series A, Prerefunded,
     6.00%, 5/1/12                                       5,000            5,653
   California State G.O. Bonds
     (AMBAC Insured)
     5.00%, 10/1/18                                        235              241
   California State G.O. Bonds
     (AMBAC Insured), Prerefunded,
     5.00%, 10/1/07                                      2,620            2,703
     5.00%, 10/1/07                                        255              263
   California State G.O. Unlimited Bonds,
     Prerefunded,
     5.75%, 5/1/10                                       1,225            1,329
   California State G.O. Unlimited Bonds,
     5.75%, 5/1/30                                       1,275            1,368
   California State Refunding G.O
     Unlimited Bonds,
     5.00%, 3/1/21                                       3,000            3,127
   California State Various Purpose G.O
     Unlimited Bonds,
     4.50%, 3/1/33                                       5,000            4,782

                                                     PRINCIPAL
                                                      AMOUNT            VALUE
                                                      (000S)            (000S)
MUNICIPAL BONDS - 88.9% - CONTINUED
CALIFORNIA - 15.5% - (CONTINUED)
   California Statewide Communities
     Development Authority Revenue
     Bonds, Series A, East Campus
     Apartments LLC (ACA Insured),
     5.25%, 8/1/14                                      $2,395           $2,498
   Colton Joint Unified School District
     G.O. Unlimited Bonds, Series A
     (FGIC Insured),
     5.38%, 8/1/26                                       2,500            2,693
   Del Mar Race Track Authority
     Revenue Bonds,
     5.00%, 8/15/12                                        750              781
   Golden State Tobacco Securitization
     Corp. Revenue Bonds, Series A,
     Enhanced Asset Backed
     (AMBAC Insured),
     5.00%, 6/1/21                                       3,000            3,113
   Golden State Tobacco Securitization
     Corp. Revenue Bonds, Series B,
     Enhanced Asset Backed,
     Prerefunded,
     5.38%, 6/1/10                                       2,500            2,659
     5.60%, 6/1/10                                       1,100            1,180
     5.50%, 6/1/13                                       3,500            3,835
     5.50%, 6/1/13                                       5,000            5,476
   Los Angeles Community Facilities
     District Special Tax Bonds, Playa
     Vista-Phase I (AMBAC Insured),
     4.75%, 9/1/31                                       7,440            7,460
   Los Angeles G.O. Unlimited Bonds,
     Series A (MBIA Insured),
     5.25%, 9/1/12                                      10,000           10,858
   Menlo Park G.O. Unlimited Bonds,
     5.25%, 8/1/27                                       1,000            1,064
   Moreland School District G.O
     Unlimited Bonds, Series C,
     Election of 2002 (FGIC Insured),
     0.00%, 8/1/29                                       3,500            1,016
   Orange County Sanitation District COP
     (FGIC Insured),
     5.25%, 2/1/28                                       5,000            5,293
   Sacramento Municipal Utility District
     Electric Revenue Bonds, Series R
     (MBIA Insured),
     5.00%, 8/15/14                                     10,000           10,775

See Notes to the Financial Statements.

                      NORTHERN FUNDS ANNUAL REPORT    69      FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
INTERMEDIATE TAX - EXEMPT FUND (continued)

                                                     PRINCIPAL
                                                      AMOUNT            VALUE
                                                      (000S)            (000S)
MUNICIPAL BONDS - 88.9% - CONTINUED
CALIFORNIA - 15.5% - (CONTINUED)
   University of California Revenue
     Bonds, Multiple Purpose Projects,
     Series Q (FSA Insured),
     5.00%, 9/1/31                                     $1,000           $1,034
--------------------------------------------------------------------------------
                                                                        86,733
--------------------------------------------------------------------------------
COLORADO - 0.4%
   Metro Wastewater Reclamation
     District Gross Revenue Refunding
     Bonds, Sewer Project,
     5.45%, 4/1/12                                       2,000            2,065
--------------------------------------------------------------------------------
CONNECTICUT - 2.3%
   Connecticut HFA Revenue Bonds
     (AMT), Housing Mortgage Finance,
     Subseries A-1 (G.O. of Authority),
     4.70%, 11/15/26                                     1,000              995
   Connecticut Special Tax Obligation
     Revenue Refunding Bonds, Series B,
     Transportation Infrastructure
     (FSA Insured),
     5.38%, 10/1/10                                      5,000            5,347
   Connecticut State G.O. Unlimited
     Bonds, Series D, New Money,
     Prerefunded,
     5.38%, 11/15/12                                     5,000            5,449
   Connecticut State Refunding G.O
     Unlimited Bonds, Series B,
     5.00%, 6/1/16                                       1,000            1,063
--------------------------------------------------------------------------------
                                                                         12,854
--------------------------------------------------------------------------------
FLORIDA - 3.0%
   Broward County G.O. Unlimited Bonds,
     Parks & Land Preservation Project,
     5.00%, 1/1/16                                       5,000            5,313
   JEA Water & Sewer System Revenue
     Bonds, Series C (FSA Insured),
     5.00%, 10/1/39                                      5,000            5,101
   Sunrise Utility System Revenue
     Refunding Bonds, Series A
     (AMBAC Insured),
     5.50%, 10/1/15                                      5,970            6,535
--------------------------------------------------------------------------------
                                                                         16,949
--------------------------------------------------------------------------------
GEORGIA - 1.8%
   Fulton County Facilities Corp. COP,
     Fulton County Public Purpose
     Project (AMBAC Insured),
     5.50%, 11/1/18                                      6,500            6,982

                                                     PRINCIPAL
                                                      AMOUNT            VALUE
                                                      (000S)            (000S)
MUNICIPAL BONDS - 88.9% - CONTINUED
GEORGIA - 1.8% - (CONTINUED)
   Georgia Municipal Electric Authority
     Power Revenue Bonds, Series W,
     6.40%, 1/1/07                                      $1,570           $1,602
   Georgia Municipal Electric Authority
     Power Revenue Bonds, Series W,
     Escrowed to Maturity, Prerefunded,
     6.40%, 1/1/07                                         220              224
     6.40%, 1/1/07                                         210              214
   Milledgeville-Baldwin County
     Development Authority Revenue
     Bonds, College & State University
     Funding,
     5.50%, 9/1/24                                       1,000            1,047
--------------------------------------------------------------------------------
                                                                         10,069
--------------------------------------------------------------------------------
ILLINOIS - 5.6%
   Chicago O'Hare International Airport
     Revenue Bonds, Series A,
     Passenger Facilities Charge
     (AMBAC Insured),
     5.60%, 1/1/09                                       5,000            5,107
   Chicago Park District Parking Facilities
     Revenue Bonds (ACA Insured),
     Prerefunded,
     6.25%, 1/1/10                                       5,480            5,953
   Chicago Wastewater Transmission
     Second Lien Revenue Bonds
     (MBIA Insured), Prerefunded,
     6.00%, 1/1/10                                       1,000            1,088
     6.00%, 1/1/10                                       1,000            1,088
   Chicago Water Revenue Bonds
     (FGIC Insured), Prerefunded,
     5.25%, 11/1/07                                      2,750            2,871
   Illinois Development Finance Authority
     Economic Development Revenue
     Bonds, Latin School of Chicago
     Project, Prerefunded,
     5.60%, 8/1/08                                         500              520
   Illinois Development Finance Authority
     Revenue Bonds, Series B,
     Midwestern University Project,
     5.75%, 5/15/16                                        500              529
   Illinois Educational Facilities Authority
     Adjustable Revenue Bonds, Field
     Museum of Natural History Project,
     4.60%, Mandatory Put 11/1/15                        4,250            4,262

See Notes to the Financial Statements.

FIXED INCOME FUNDS    70      NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

                                                     PRINCIPAL
                                                      AMOUNT            VALUE
                                                      (000S)            (000S)
MUNICIPAL BONDS - 88.9% - CONTINUED
ILLINOIS - 5.6% - (CONTINUED)
   Illinois Educational Facilities Authority
     Student Housing Revenue Bonds,
     Educational Advancement Fund
     University Center Project,
     6.00%, 5/1/22                                        $750             $808
   Illinois Finance Authority Revenue
     Bonds, Northwestern Memorial
     Hospital, Series A,
     5.25%, 8/15/34                                      2,515            2,634
   Illinois Health Facilities Authority
     Revenue Bonds, Riverside Health
     System,
     6.00%, 11/15/32                                     1,000            1,060
   Metropolitan Pier & Exposition
     Authority Revenue Bonds, Series A,
     McCormick Place Expansion
     (MBIA Insured),
     5.25%, 6/15/42                                      5,000            5,260
--------------------------------------------------------------------------------
                                                                         31,180
--------------------------------------------------------------------------------
INDIANA - 0.4%
   Avon Community School Building Corp.
     Revenue Bonds, First Mortgage
     (AMBAC Insured - State Aid
     Withholding), Prerefunded,
     5.25%, 7/1/06                                       1,335            1,367
   Indiana Development Finance
     Authority Environmental Revenue
     Refunding Bonds, USX Corp.
     Project,
     5.25%, Mandatory Put 12/2/11                        1,000            1,054
--------------------------------------------------------------------------------
                                                                          2,421
--------------------------------------------------------------------------------
IOWA - 0.7%
   Iowa Finance Authority Hospital
     Facility Revenue Bonds,
     Mercy Medical Center Project
     (FSA Insured), Prerefunded,
     6.00%, 8/15/09                                      3,610            3,899
--------------------------------------------------------------------------------
KANSAS - 0.6%
   Wichita Hospital Improvement
     Facilities Revenue Refunding Bonds,
     Series III,
     5.25%, 11/15/15                                     1,385            1,439
     6.25%, 11/15/18                                     1,600            1,751
--------------------------------------------------------------------------------
                                                                          3,190
--------------------------------------------------------------------------------

                                                     PRINCIPAL
                                                      AMOUNT            VALUE
                                                      (000S)            (000S)
MUNICIPAL BONDS - 88.9% - CONTINUED
LOUISIANA - 0.4%
   Louisiana State University &
     Agricultural & Mechanical College
     Revenue Bonds (MBIA Insured),
     Prerefunded,
     5.50%, 7/1/06                                      $2,000           $2,049
--------------------------------------------------------------------------------
MARYLAND - 0.5%
   Ocean City G.O. Unlimited Refunding
     Bonds (MBIA Insured),
     5.00%, 3/1/07                                       2,815            2,853
--------------------------------------------------------------------------------
MASSACHUSETTS - 4.9%
   Lawrence G.O. Limited Bonds
     (AMBAC Insured - State Aid
     Withholding),
     5.50%, 2/1/16                                       2,625            2,814
   Massachusetts School Building
     Authority Sales TRB, Series A
     (FSA Insured),
     5.00%, 8/15/14                                      5,000            5,340
   Massachusetts State Health &
     Educational Facilities Authority
     Revenue Bonds, Series B,
     Partners Healthcare System,
     5.25%, 7/1/12                                       3,450            3,605
   Massachusetts State Housing Finance
     Agency Revenue Bonds, Series B,
     3.70%, 12/1/09                                     10,000            9,908
     4.15%, 6/1/11                                       5,000            4,974
   Massachusetts State Housing Finance
     Agency Revenue Bonds, Series III
     (AMT), Single Family,
     3.45%, 12/1/09                                      1,050            1,031
--------------------------------------------------------------------------------
                                                                         27,672
--------------------------------------------------------------------------------
MICHIGAN - 2.2%
   Michigan State G.O. Unlimited Notes,
     Series A,
     4.50%, 9/29/06                                     10,000           10,044
   Wayne Charter County Airport
     Revenue Bonds, Series B
     (MBIA Insured),
     4.88%, 12/1/23                                      2,500            2,535
--------------------------------------------------------------------------------
                                                                         12,579
--------------------------------------------------------------------------------
MINNESOTA - 0.1%
   Minnesota State Housing Finance
     Agency SFM Revenue Bonds,
     Series A (MBIA Insured),
     5.35%, 7/1/17                                         600              615
--------------------------------------------------------------------------------

See Notes to the Financial Statements.

                      NORTHERN FUNDS ANNUAL REPORT    71      FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
INTERMEDIATE TAX-EXEMPT FUND (continued)

                                                     PRINCIPAL
                                                      AMOUNT            VALUE
                                                      (000S)            (000S)
MUNICIPAL BONDS - 88.9% - CONTINUED
NEVADA - 1.9%
   Clark County School District Refunding
     G.O. Bonds, Series A (FGIC Insured),
     5.00%, 6/1/06                                      $5,000           $5,012
   Washoe County School District G.O.
     Refunding Bonds, Series B
     (FGIC Insured),
     5.50%, 6/1/17                                       5,000            5,580
--------------------------------------------------------------------------------
                                                                         10,592
--------------------------------------------------------------------------------
NEW JERSEY - 3.6%
   New Jersey Economic Development
     Authority Revenue Bonds,
     Cigarette Tax,
     5.63%, 6/15/19                                      3,985            4,200
   New Jersey Health Care Facilities
     Financing Authority Revenue
     Refunding Bonds, Atlantic City
     Medical Center,
     6.25%, 7/1/17                                       1,000            1,107
   New Jersey State Highway Authority
     Garden State Parkway General
     Revenue Refunding Bonds
     (FGIC Insured - G.O. of Authority),
     Prerefunded,
     5.25%, 1/1/12                                       5,000            5,374
   New Jersey State TRAN, Series A,
     4.00%, 6/23/06                                      9,290            9,298
--------------------------------------------------------------------------------
                                                                         19,979
--------------------------------------------------------------------------------
NEW MEXICO - 1.5%
   Farmington PCR Refunding Bonds,
     Series A, El Paso Electric Co. Project
     (FGIC Insured),
     4.00%, Mandatory Put 8/1/12                         2,000            1,977
   New Mexico State Severance TRB,
     Series A,
     4.00%, 7/1/06                                         800              801
   Santa Fe City Gross Receipts TRB,
     6.00%, 6/1/11                                       5,250            5,493
--------------------------------------------------------------------------------
                                                                          8,271
--------------------------------------------------------------------------------
NEW YORK - 13.7%
   Metropolitan Transportation Authority
     Dedicated Tax Fund Revenue
     Bonds, Series A (FGIC Insured),
     Prerefunded,
     6.13%, 4/1/10                                       3,815            4,163

                                                     PRINCIPAL
                                                      AMOUNT            VALUE
                                                      (000S)            (000S)
MUNICIPAL BONDS - 88.9% - CONTINUED
NEW YORK - 13.7% - (CONTINUED)
   Metropolitan Transportation Authority
     SVC Contract Revenue Bonds,
     Series 8 (MBIA-IBC Insured),
     Prerefunded,
     5.38%, 7/1/13                                      $5,000           $5,471
   New York City G.O. Bonds, Series A,
     6.00%, 5/15/19                                         30               33
   New York City G.O. Bonds, Series A,
     Prerefunded,
     6.00%, 5/15/10                                        305              335
   New York City G.O. Unlimited
     Refunding Bonds, Series B,
     5.75%, 8/1/14                                       5,000            5,451
   New York City IDA Special Airport
     Facilities Revenue Bonds, Series A
     (AMT), Airis JFK I LLC Project,
     6.00%, 7/1/27                                         500              519
   New York City IDA Special Facilities
     Revenue Bonds (AMT), Terminal
     One Group Assistance Project,
     5.50%, 1/1/16                                       4,000            4,280
   New York City Municipal Water
     Finance Authority Water & Sewer
     Systems Revenue Bonds, Series A
     (MBIA-IBC Insured),
     5.63%, 6/15/19                                      1,330            1,349
   New York City Municipal Water
     Finance Authority Water & Sewer
     Systems Revenue Bonds, Series A
     (MBIA-IBC Insured), Prerefunded,
     5.63%, 6/15/06                                        670              680
   New York State Environmental
     Facilities Corp. Revenue Bonds,
     Series A, State Clean Water &
     Drinking Revolving Funds,
     6.00%, 6/15/16                                      1,330            1,422
   New York State Environmental
     Facilities Corp. Revenue Bonds,
     Series A, State Clean Water &
     Drinking Revolving Funds,
     Prerefunded,
     6.00%, 6/15/09                                        170              182
   New York State Municipal Bond Bank
     Agency Revenue Bonds, Series C
     (State-Aid Withholding),
     5.25%, 6/1/17                                      10,000           10,615

See Notes to the Financial Statements.

FIXED INCOME FUNDS    72      NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

                                                     PRINCIPAL
                                                      AMOUNT            VALUE
                                                      (000S)            (000S)
MUNICIPAL BONDS - 88.9% - CONTINUED
NEW YORK - 13.7% - (CONTINUED)
   New York State Thruway Authority
     Revenue Bonds, Series A,
     Highway and Bridge Trust Fund
     (FSA Insured), Prerefunded,
     6.00%, 4/1/10                                      $1,000           $1,095
   New York State Thruway Authority
     Revenue Bonds, Series A,
     Highway and Bridge Trust Fund
     (MBIA Insured), Prerefunded,
     5.25%, 4/1/13                                       6,000            6,503
   New York State Thruway Authority
     Revenue Bonds, Series B,
     Highway and Bridge Trust Fund
     (FGIC Insured),
     5.00%, 4/1/13                                       5,000            5,323
   New York State Urban Development
     Corp. Subordinate Lien Revenue
     Bonds (G.O. of Corp.),
     5.50%, 7/1/16                                       1,250            1,280
   Port Authority of New York & New
     Jersey Revenue Bonds, Series 127
     (AMT) (AMBAC Insured - G.O. of
     Authority),
     5.50%, 12/15/12                                     1,735            1,879
   Port Authority of New York & New
     Jersey Revenue Bonds, Series 142
     (G.O. of Authority),
     5.00%, 7/15/23                                      5,000            5,238
   Tobacco Settlement Financing
     Authority Callabale Asset Backed
     Revenue Bonds, Series A-1
     (AMBAC Insured),
     5.25%, 6/1/20                                       5,000            5,322
   Tobacco Settlement Financing Corp.
     Revenue Bonds, Series C-1,
     5.25%, 6/1/13                                       5,000            5,154
     5.50%, 6/1/15                                       5,000            5,301
     5.50%, 6/1/19                                       5,000            5,405
--------------------------------------------------------------------------------
                                                                         77,000
--------------------------------------------------------------------------------
NORTH CAROLINA - 3.3%
   North Carolina Eastern Municipal
     Power Agency Power System
     Revenue Refunding Bonds, Series A,
     5.20%, 1/1/10                                       2,505            2,611
   North Carolina Eastern Municipal
     Power Agency Power System
     Revenue Refunding Bonds, Series B,
     6.13%, 1/1/09                                       5,000            5,267

                                                     PRINCIPAL
                                                      AMOUNT            VALUE
                                                      (000S)            (000S)
MUNICIPAL BONDS - 88.9% - CONTINUED
NORTH CAROLINA - 3.3% - (CONTINUED)
   North Carolina Municipal Power
     Agency No. 1 Catawba Electric
     Revenue Bonds, Series A
     (AMBAC Insured),
     5.25%, 1/1/14                                      $5,000           $5,351
   North Carolina State Public
     Improvement G.O. Unlimited Bonds,
     Series A,
     5.00%, 3/1/07                                       5,000            5,068
--------------------------------------------------------------------------------
                                                                         18,297
--------------------------------------------------------------------------------
OHIO - 0.6%
   Akron G.O. Limited Bonds,
     Prerefunded,
     5.75%, 12/1/10                                      1,000            1,096
   Ohio Housing Finance Agency
     Mortgage Revenue Bonds, Series C
     (AMT), Residential Mortgage-
     Backed Securities
     (Colld. by GNMA Securities),
     5.15%, 3/1/13                                         760              781
   River Valley Local School District G.O
     Bonds, School Facilities
     Construction & Improvement
     (FSA Insured),
     5.25%, 11/1/20                                      1,235            1,312
--------------------------------------------------------------------------------
                                                                          3,189
--------------------------------------------------------------------------------
OREGON - 2.2%
   Port of Portland Revenue Bonds,
     Series A, Portland International
     Airport (AMBAC Insured),
     5.50%, 7/1/24                                       2,000            2,103
   Portland City Airport Way Urban
     Renewal & Redevelopment Tax
     Increment Bonds, Series A
     (AMBAC Insured), Prerefunded,
     6.00%, 6/15/10                                      3,450            3,786
   Portland Community College District
     G.O. Unlimited Refunding Bonds
     (FSA Insured),
     5.00%, 6/15/14                                      5,785            6,182
--------------------------------------------------------------------------------
                                                                         12,071
--------------------------------------------------------------------------------
PENNSYLVANIA - 2.5%
   Allegheny County Port Authority
     Transportation Special Revenue
     Bonds (MBIA Insured), Prerefunded,
     6.00%, 3/1/09                                       2,565            2,753

See Notes to the Financial Statements.

                      NORTHERN FUNDS ANNUAL REPORT    73      FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
INTERMEDIATE TAX - EXEMPT FUND (continued)

                                                     PRINCIPAL
                                                      AMOUNT            VALUE
                                                      (000S)            (000S)
MUNICIPAL BONDS - 88.9% - CONTINUED
PENNSYLVANIA - 2.5% -  (CONTINUED)
   Pennsylvania Economic Development
     Financing Authority Exempt
     Facilities Revenue Bonds, Series A
     (AMT), Amtrak Project,
     6.13%, 11/1/21                                     $1,200           $1,271
   Pennsylvania Housing Finance Agency
     SFM Revenue Bonds, Series 72A
     (AMT),
     4.80%, 4/1/12                                         750              769
   Pennsylvania State First Series G.O.
     Unlimited Bonds (MBIA Insured),
     5.00%, 1/1/08                                       3,000            3,070
   Pennsylvania State Higher Education
     Revenue Bonds, Capital Acquisition
     (MBIA Insured - G.O. of Agency),
     Prerefunded,
     6.00%, 12/15/10                                     1,815            1,995
     6.13%, 12/15/10                                     1,925            2,125
   Pennsylvania State Higher Educational
     Facilities Authority Revenue Bonds,
     Series A, UPMC Health System,
     6.00%, 1/15/22                                      2,000            2,171
--------------------------------------------------------------------------------
                                                                         14,154
--------------------------------------------------------------------------------
PUERTO RICO - 1.9%
   Puerto Rico Commonwealth Highway
     & Transportation Authority
     Transportation Revenue Bonds,
     Series D, Prerefunded,
     5.25%, 7/1/12                                      10,000           10,788
--------------------------------------------------------------------------------
SOUTH CAROLINA - 1.3%
   Charleston Educational Excellence
     Finance Corp. County School District
     Revenue Bonds,
     5.25%, 12/1/30                                      2,000            2,096
   Charleston Educational Excellence
     Finance Corp. Revenue Bonds,
     Charleston County School District,
     5.25%, 12/1/19                                      3,500            3,723
   Greenville County School District
     Installment Purpose Revenue
     Refunding Bonds, Equity Sooner
     Building, (1)
     5.00%, 12/1/18                                      1,380            1,456
--------------------------------------------------------------------------------
                                                                          7,275
--------------------------------------------------------------------------------

                                                     PRINCIPAL
                                                      AMOUNT            VALUE
                                                      (000S)            (000S)
MUNICIPAL BONDS - 88.9% - CONTINUED
TENNESSEE - 0.4%
   Memphis-Shelby County Airport
     Authority Revenue Bonds, Series D
     (AMT) (AMBAC Insured),
     6.25%, 3/1/15                                      $2,000           $2,174
--------------------------------------------------------------------------------
TEXAS - 10.4%
   Alamo Community College District G.O.
     Bonds, (1)
     4.50%, 4/1/07                                       5,500            5,550
   Austin City Utilities System Revenue
     Refunding Bonds (FSA Insured),
     5.13%, 11/15/17                                     3,000            3,065
   Dallas-Fort Worth International Airport
     Facilities Revenue Refunding Bonds,
     Joint Series A (AMT)
     (XLCA Insured),
     5.00%, 11/1/12                                      7,350            7,557
   Ennis Independent School District
     Capital Appreciation G.O. Refunding
     Bonds (PSF Gtd.), Prerefunded,
     0.00%, 8/15/10                                      2,225              666
   Ennis Independent School District
     Capital Appreciation G.O. Unlimited
     Refunding Bonds (PSF Gtd.),
     0.00%, 8/15/26                                      1,140              332
   Frisco Independent School District
     Building G.O. Unlimited Bonds
     (PSF Gtd.),
     6.50%, 8/15/14                                      1,535            1,754
   Harris County Health Facilities
     Development Corp. Revenue Bonds,
     Series A, Christus Health
     (MBIA Insured),
     5.25%, 7/1/07                                         435              443
   Harris County Health Facilities
     Development Corp. Revenue Bonds,
     Series A, Christus Health
     (MBIA Insured), Escrowed to
     Maturity,
     5.25%, 7/1/07                                          65               66
   Harris County Toll Road Senior Lien
     Revenue Refunding Bonds,
     Series B-1 (FGIC Insured),
     5.00%, 8/15/16                                     10,000           10,558
   Sam Rayburn Municipal Power
     Agency Revenue Refunding Bonds,
     5.50%, 10/1/10                                      1,000            1,044
     6.00%, 10/1/16                                      1,000            1,062
     6.00%, 10/1/21                                      1,250            1,319

See Notes to the Financial Statements.

FIXED INCOME FUNDS    74      NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

                                                     PRINCIPAL
                                                      AMOUNT            VALUE
                                                      (000S)            (000S)
MUNICIPAL BONDS - 88.9% - CONTINUED
TEXAS - 10.4% - (CONTINUED)
   San Antonio Electricity & Gas Revenue
     Bonds, Series A,
     5.25%, 2/1/14                                      $1,625           $1,702
   San Antonio Electricity & Gas Revenue
     Bonds, Series A, Prerefunded,
     5.25%, 2/1/09                                         875              920
   Texas Municipal Power Agency
     Revenue Refunding Bonds
     (AMBAC Insured),
     4.00%, 9/1/12                                       2,000            2,002
   Texas State Public Finance Authority
     G.O. Unlimited Refunding Bonds,
     5.00%, 10/1/17                                      5,000            5,245
   Texas State TRAN,
     4.50%, 8/31/06                                     15,000           15,063
--------------------------------------------------------------------------------
                                                                         58,348
--------------------------------------------------------------------------------
UTAH - 1.9%
   Intermountain Power Agency Power
     Supply Revenue Refunding Bonds,
     Series B (MBIA Insured),
     Prerefunded,
     5.75%, 7/1/07                                      10,000           10,456
--------------------------------------------------------------------------------
VIRGINIA - 0.7%
   Fairfax County G.O. Refunding Bonds,
     Series B, Public Improvement
     (State Aid Withholding),
     5.00%, 10/1/15                                      1,000            1,072
   Virginia Housing Development
     Authority Commonwealth Mortgage
     Revenue Bonds, Subseries J-1
     (MBIA Insured - G.O. of Authority),
     4.75%, 1/1/12                                       3,000            3,093
--------------------------------------------------------------------------------
                                                                          4,165
--------------------------------------------------------------------------------
WASHINGTON - 2.8%
   Port of Seattle Revenue Refunding
     Bonds, Intermediate Lien, Series A
     (MBIA Insured),
     5.00%, 3/1/16                                       5,000            5,290
Washington State G.O. Unlimited
     Bonds, Series S-4,
     5.75%, 1/1/12                                      10,000           10,653
--------------------------------------------------------------------------------
                                                                         15,943
--------------------------------------------------------------------------------
TOTAL MUNICIPAL BONDS
--------------------------------------------------------------------------------
(COST $490,724)                                                         498,288
--------------------------------------------------------------------------------


                                                      NUMBER            VALUE
                                                     OF SHARES          (000S)
INVESTMENT COMPANIES - 0.5%
   AIM Tax-Exempt Cash Fund                          1,708,698           $1,708
   Dreyfus Tax-Exempt Cash
     Management Fund                                 1,321,732            1,322
TOTAL INVESTMENT COMPANIES
--------------------------------------------------------------------------------
(COST $3,030)                                                             3,030
--------------------------------------------------------------------------------
SHORT-TERM INVESTMENTS - 10.1%
   California State Department of Water
     Resources Power Supply VRDB,
     Subseries F-5 (Citibank N.A. LOC),
     3.07%, 4/3/06                                      $5,600            5,600
   Harris County Health Facilities
     Development Corp. VRDB, Series B,
     The Methodist System,
     3.17%, 4/3/06                                      14,050           14,050
   Illinois Health Facilities Authority
     VRDB, University of Chicago
     Hospital (MBIA Insured),
     3.18%, 4/3/06                                       9,800            9,800
   Indiana Health & Educational Facilities
     Finance Authority Hospital Revenue
     VRDB, Series A, Howard Regional
     Health System Project
     (Comerica Bank LOC),
     3.23%, 4/3/06                                       7,300            7,300
   Louisiana Offshore Terminal Authority
     Deepwater Port Revenue VRDB,
     Series A, Loop LLC Project
     (SunTrust Bank LOC),
     3.18%, 4/3/06                                      15,300           15,300
   Mississippi Medical Center
     Educational Building Corp. Revenue
     VRDB, Adult Hospital Project
     (AMBAC Insured),
     3.17%, 4/6/06                                       3,350            3,350

See Notes to the Financial Statements.

                      NORTHERN FUNDS ANNUAL REPORT    75      FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS                                           MARCH 31, 2006
INTERMEDIATE TAX - EXEMPT FUND (continued)

                                                     PRINCIPAL
                                                      AMOUNT            VALUE
                                                      (000S)            (000S)
SHORT-TERM INVESTMENTS - 10.1% - CONTINUED
   Missouri Development Finance Board
     Cultural Facilities Revenue VRDB,
     Series B, Nelson Gallery Foundation
     (MBIA Insured),
     3.16%, 4/3/06                                        $900             $900
TOTAL SHORT-TERM INVESTMENTS
--------------------------------------------------------------------------------
(COST $56,300)                                                           56,300


TOTAL INVESTMENTS - 99.5%
--------------------------------------------------------------------------------
(COST $550,054)                                                         557,618
--------------------------------------------------------------------------------
   Other Assets less Liabilities - 0.5%                                   2,874
--------------------------------------------------------------------------------
NET ASSETS - 100.0%                                                    $560,492

(1)   When-Issued Security

At March 31, 2006, the industry sectors for the Intermediate Tax-Exempt Fund were:

INDUSTRY SECTOR                                                 % OF INVESTMENTS
Agriculture                                                                 6.7%
Airport                                                                     5.0
Education                                                                   5.2
General Obligation                                                         21.8
Medical                                                                     9.4
Power                                                                      10.9
Transportation                                                             13.4
Utilities                                                                   5.2
All other sectors less than 5%                                             22.4
--------------------------------------------------------------------------------
Total                                                                     100.0%

At March 31, 2006, the credit quality distribution for the Intermediate Tax-Exempt Fund as a percentage of investments including cash was:

QUALITY DISTRIBUTION *                                                      %
AAA                                                                       47.2%
AA                                                                        17.1
A                                                                         12.2
BBB                                                                        6.0
SP1/MIG2                                                                   6.2
Cash and Equivalents                                                      11.3
--------------------------------------------------------------------------------
Total                                                                    100.0%

* Standard & Poor's Rating Services

See Notes to the Financial Statements.

FIXED INCOME FUNDS    76      NORTHERN FUNDS ANNUAL REPORT

                                                              FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS                                           MARCH 31, 2006
SHORT-INTERMEDIATE U.S. GOVERNMENT FUND

                                                     PRINCIPAL
                                                      AMOUNT            VALUE
                                                      (000S)            (000S)
U.S. GOVERNMENT AGENCIES - 75.2% (1)
FANNIE MAE - 37.9%
     3.63%, 3/15/07                                     $6,000           $5,917
     3.88%, 5/15/07                                      3,347            3,302
     4.88%, 1/11/08                                      7,195            7,157
     4.30%, 5/5/08                                       4,155            4,093
     5.28%, 2/27/09                                      6,200            6,185
     5.25%, 8/1/12                                       7,000            6,929
   Pool #555649,
     7.50%, 10/1/32                                        300              314
   Pool #725185,
     5.00%, 2/1/19                                       4,174            4,077
   Pool #725787,
     5.00%, 9/1/19                                       6,070            5,923
   Pool #753715,
     6.00%, 12/1/18                                      1,116            1,131
   Pool #761468,
     4.50%, 5/1/19                                       4,249            4,067
   Pool TBA, (2)
     4.50%, 12/31/49                                     4,377            4,184
--------------------------------------------------------------------------------
                                                                         53,279
--------------------------------------------------------------------------------
FEDERAL FARM CREDIT BANK - 1.0%
     4.13%, 7/17/09                                      1,525            1,478
--------------------------------------------------------------------------------
FEDERAL HOME LOAN BANK - 2.8%
     3.50%, 1/18/07                                        155              153
     4.25%, 4/16/07                                      3,797            3,763
--------------------------------------------------------------------------------
                                                                          3,916
--------------------------------------------------------------------------------
FREDDIE MAC - 12.4%
     3.75%, 3/15/07                                      3,665            3,618
     5.00%, 2/8/08                                       2,682            2,673
     4.30%, 5/5/08                                       4,030            3,959
     4.00%, 12/15/09                                     4,935            4,748
   Pool #410092,
     5.64%, 11/1/24                                         52               54
   Series 2944, Class WD,
     5.50%, 11/15/28                                     2,365            2,349
--------------------------------------------------------------------------------
                                                                         17,401
--------------------------------------------------------------------------------
FREDDIE MAC GOLD - 17.6%
   Pool #A41893,
     5.00%, 1/1/36                                       7,515            7,152

                                                     PRINCIPAL
                                                      AMOUNT            VALUE
                                                      (000S)            (000S)
U.S. GOVERNMENT AGENCIES - 75.2% (1) - CONTINUED
FREDDIE MAC GOLD - 17.6% - (CONTINUED)
   Pool #E91020,
     5.50%, 8/1/17                                      $2,398           $2,384
   Pool #G01824,
     6.50%, 4/1/35                                         829              846
   Pool TBA, (2)
     5.50%, 6/1/20                                       7,525            7,339
     5.50%, 3/1/33                                       7,130            7,081
--------------------------------------------------------------------------------
                                                                         24,802
--------------------------------------------------------------------------------
SMALL BUSINESS ADMINISTRATION - 3.5%
   Participation Certificates,
     Series 2005-20L, Class 1,
     5.39%, 12/1/25                                      1,580            1,563
   Participation Certificates,
     Series 2006-20B, Class 1,
     5.35%, 2/1/26                                       1,400            1,380
   Series 2005-P10B, Class 1,
     4.94%, 8/10/15                                      2,058            1,974
--------------------------------------------------------------------------------
                                                                          4,917
--------------------------------------------------------------------------------
TOTAL U.S. GOVERNMENT AGENCIES
--------------------------------------------------------------------------------
(COST $107,262)                                                         105,793
--------------------------------------------------------------------------------

U.S. GOVERNMENT OBLIGATION - 2.7%
U.S. TREASURY NOTE - 2.7%
     4.63%, 3/31/11                                      3,753            3,743
--------------------------------------------------------------------------------
TOTAL U.S. GOVERNMENT OBLIGATION
--------------------------------------------------------------------------------
(COST $3,749)                                                             3,743

SHORT-TERM INVESTMENT 32.2%
   FHLB Discount Note,
     4.69%, 4/3/06                                      45,258           45,246
TOTAL SHORT-TERM INVESTMENT
--------------------------------------------------------------------------------
(COST $45,246)                                                           45,246

TOTAL INVESTMENTS - 110.1%
(COST $156,257)                                                         154,782
--------------------------------------------------------------------------------
   Liabilities less Other Assets - (10.1)%                              (14,195)
--------------------------------------------------------------------------------
NET ASSETS - 100.0%                                                    $140,587

(1) The obligations of certain U.S. Government-sponsored entities are neither issued nor guaranteed by the United States Treasury.

(2)   When-Issued Security

See Notes to the Financial Statements.

                      NORTHERN FUNDS ANNUAL REPORT    77      FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS                                           MARCH 31, 2006
SHORT-INTERMEDIATE U.S. GOVERNMENT FUND (continued)

At March 31, 2006, the credit quality distribution for the Short-Intermediate U.S. Government Fund as a percentage of investments including cash was:

QUALITY DISTRIBUTION *                                                      %
AAA                                                                       95.0%
AA                                                                         5.0
--------------------------------------------------------------------------------
Total                                                                    100.0%

*     Standard & Poor's Rating Services

See Notes to the Financial Statements.

FIXED INCOME FUNDS    78      NORTHERN FUNDS ANNUAL REPORT

                                                              FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS                                           MARCH 31, 2006
TAX-EXEMPT FUND

                                                     PRINCIPAL
                                                       AMOUNT        VALUE
                                                       (000S)        (000S)
--------------------------------------------------------------------------------
MUNICIPAL BONDS - 91.6%
ARIZONA - 2.6%
   Arizona Student Loan Acquisition
      Authority Revenue Refunding
      Bonds, Series A-1 (AMT)
      (Student Loans Gtd.),
      5.90%, 5/1/24                                     $1,000         $1,057

   Maricopa County Unified School
      District No. 41 Gilbert G.O.
      Unlimited Bonds,
      6.25%, 7/1/15                                        235            246

   Maricopa County Unified School
      District No. 41 Gilbert G.O.
      Unlimited Bonds, Prerefunded,
      6.25%, 7/1/08                                      2,765          2,917
   Maricopa County Unified School
      District No. 69 Paradise Valley G.O.
      Unlimited Bonds, Series B,
      8.50%, 7/1/06                                      5,500          5,566

   Phoenix Civic Improvement Corp.
      District Capital Appreciation
      Revenue Bonds, Series B
      (FGIC Insured),
      0.00%, 7/1/20                                      2,045          1,551

   Phoenix G.O. Bonds, Series B,
      4.50%, 7/1/24                                      1,000          1,000
--------------------------------------------------------------------------------
                                                                       12,337
--------------------------------------------------------------------------------
CALIFORNIA - 16.9%
   Anaheim PFA Revenue Bonds,
      Electric System Distributing
      Facilities (MBIA Insured),
      5.00%, 10/1/28                                     2,345          2,414

   California State Department of
      Veterans Affairs Revenue Bonds,
      Series A,
      4.75%, 12/1/25                                     2,000          2,010

   California State Department of Water
      Resources Power Supply Revenue
      Bonds, Series A,
      6.00%, 5/1/14                                     12,000         13,397

   California State G.O. Unlimited Bonds,
      Prerefunded,
      5.75%, 5/1/10                                      1,215          1,318

   California State G.O. Unlimited Bonds,
      Unrefunded Balance,
      5.75%, 5/1/30                                      1,285          1,379

                                                     PRINCIPAL
                                                       AMOUNT        VALUE
                                                       (000S)        (000S)
--------------------------------------------------------------------------------

MUNICIPAL BONDS - 91.6% - CONTINUED
CALIFORNIA - 16.9% - (CONTINUED)
   California State Public Works Board
      Lease Revenue Refunding Bonds,
      Series D, Department of
      Corrections (MBIA Insured),
      5.00%, 12/1/16                                    $3,000         $3,196

   California State Refunding G.O.
      Unlimited Bonds,
      5.00%, 3/1/21                                      2,000          2,085

   California State Various Purpose G.O.
      Unlimited Bonds,
      4.50%, 3/1/33                                      5,000          4,782

   Colton Joint Unified School District
      Capital Appreciation G.O. Unlimited
      Bonds, Series C, Election of 2001
      (FGIC Insured),
      0.00%, 2/1/32                                      5,800          1,506

   Golden State Tobacco Securitization
      Corp. Revenue Bonds, Series A,
      Enhanced Asset Backed
      (AMBAC Insured),
      5.00%, 6/1/29                                      5,000          5,122

   Golden State Tobacco Securitization
      Corp. Revenue Bonds, Series B,
      Enhanced Asset Backed,
      Prerefunded,
      5.38%, 6/1/10                                      2,500          2,659
      5.60%, 6/1/10                                      1,250          1,340
      5.50%, 6/1/13                                      5,000          5,476

   Kern High School District G.O.
      Unlimited Refunding Bonds,
      Series A (MBIA Insured),
      6.60%, 2/1/17                                      1,845          2,087
      6.60%, 8/1/17                                      1,825          2,064

   La Habra City School District G.O.
      Capital Appreciation Bonds,
      Series A (FSA Insured),
      0.00%, 8/1/27                                      2,225            838

   Los Angeles Community Facilities
      District Special Tax Bonds, Playa
      Vista-Phase I (AMBAC Insured),
      4.75%, 9/1/31                                      5,000          5,014

   Los Angeles Department of Water &
      Power Waterworks Revenue
      Bonds, Series C (MBIA Insured),
      5.00%, 7/1/29                                      2,500          2,594

   Menlo Park G.O. Unlimited Bonds,
      5.25%, 8/1/27                                      1,000          1,064

See Notes to the Financial Statements.

                      NORTHERN FUNDS ANNUAL REPORT    79      FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
TAX-EXEMPT FUND (continued)

                                                     PRINCIPAL
                                                       AMOUNT        VALUE
                                                       (000S)        (000S)
--------------------------------------------------------------------------------
MUNICIPAL BONDS - 91.6% - CONTINUED
CALIFORNIA - 16.9% - (CONTINUED)
   Moreland School District G.O.
      Unlimited Bonds, Series C,
      Election of 2002 (FGIC Insured),
      0.00%, 8/1/28                                     $3,000           $925

   Orange County Sanitation District
      COP (FGIC Insured),
      5.25%, 2/1/28                                     12,310         13,030

   San Diego Unified School District G.O.
      Bonds, Series F, Election 1998
      (FSA Insured),
      5.00%, 7/1/29                                      5,000          5,202

   Walnut Valley Unified School District
      G.O. Unlimited Bonds, Series A
      (MBIA Insured),
      Escrowed to Maturity,
      6.00%, 8/1/13                                      1,000          1,140
--------------------------------------------------------------------------------
                                                                       80,642
--------------------------------------------------------------------------------
COLORADO - 1.0%

   Colorado Health Facilities Authority
      Revenue Bonds, Portercare
      Adventist Health Hospital,
      Prerefunded,
      6.50%, 11/15/11                                    1,000          1,142

   Denver City & County Special
      Facilities Airport Revenue Bonds,
      Series A (AMT), Rental Car Project
      (MBIA Insured),
      6.00%, 1/1/14                                      3,360          3,555
--------------------------------------------------------------------------------
                                                                        4,697
--------------------------------------------------------------------------------
CONNECTICUT - 2.5%
   Connecticut HFA Revenue Bonds,
      Housing Mortgage Finance,
      Subseries A-1 (AMT)
      (G.O. of Authority),
      4.70%, 11/15/26                                    1,000            995

   Connecticut State Refunding G.O.
      Unlimited Bonds, Series B,
      5.00%, 6/1/16                                      1,000          1,063

   Connecticut State Special Tax
      Obligation Revenue Bonds,
      Series A, Transportation
      Infrastructure,
      Partially Prerefunded,
      7.13%, 6/1/10                                      8,625          9,607
--------------------------------------------------------------------------------
                                                                       11,665
--------------------------------------------------------------------------------

                                                     PRINCIPAL
                                                       AMOUNT        VALUE
                                                       (000S)        (000S)
--------------------------------------------------------------------------------
MUNICIPAL BONDS - 91.6% - CONTINUED
FLORIDA - 8.7%
   Crossings at Fleming Island
      Community Development District
      Special Assessment Revenue
      Refunding Bonds, Series C,
      7.05%, 5/1/15                                     $1,600         $1,702

   Florida State Board of Education
      Capital Outlay G.O. Unlimited
      Bonds,
      9.13%, 6/1/14                                      2,090          2,611

   Florida State Board of Education
      Capital Outlay G.O. Unlimited
      Refunding Bonds,
      Escrowed to Maturity,
      9.13%, 6/1/14                                        325            437

   Florida State Broward County G.O.
      Unlimited Bonds,
      Escrowed to Maturity,
      10.00%, 7/1/14                                    15,950         21,163

   Orlando Utilities Commission Water &
      Electric Revenue Refunding Bonds,
      Series D, Escrowed  to Maturity,
      6.75%, 10/1/17                                     7,700          9,157

   Poinciana Community Development
      District Special Assessment
      Bonds, Series A,
      7.13%, 5/1/31                                      1,000          1,060

   Sunrise Utility System Revenue
      Refunding Bonds, Series A
      (AMBAC Insured),
      5.50%, 10/1/15                                     4,960          5,430
--------------------------------------------------------------------------------
                                                                       41,560
--------------------------------------------------------------------------------
GEORGIA - 3.4%
   De Kalb County Water & Sewer
      Revenue Bonds,
      5.38%, 10/1/35                                     6,200          6,581

   Forsyth County G.O. Unlimited Bonds,
      Prerefunded,
      6.00%, 3/1/10                                      3,290          3,592

   Gainesville & Hall County
      Development Authority Revenue
      Bonds, Series C, Senior Living
      Facilities - Lanier Village,
      7.25%, 11/15/29                                    2,000          2,185

   Georgia Municipal Electric Authority
      Power Revenue Bonds, Series B
      (FGIC-TCRS Insured),
      6.38%, 1/1/16                                      2,300          2,696

See Notes to the Financial Statements.

FIXED INCOME FUNDS    80      NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

                                                     PRINCIPAL
                                                       AMOUNT        VALUE
                                                       (000S)        (000S)
--------------------------------------------------------------------------------
MUNICIPAL BONDS - 91.6% - CONTINUED
GEORGIA - 3.4% - (CONTINUED)
   Private Colleges & Universities
      Authority Student Housing
      Revenue Bonds, Series A,
      Mercer Housing Corp. Project,
      6.00%, 6/1/21                                     $1,000         $1,043
--------------------------------------------------------------------------------
                                                                       16,097
--------------------------------------------------------------------------------
ILLINOIS - 4.9%
   Bolingbrook Capital Appreciation G.O.
      Unlimited Bonds, Series B
      (MBIA Insured),
      0.00%, 1/1/33                                      1,400            329

   Chicago O'Hare International Airport
      Third Lien Revenue Bonds,
      Series B-2 (AMT) (XLCA Insured),
      6.00%, 1/1/29                                     11,000         12,182

   Chicago Park District Parking
      Facilities Revenue Bonds
      (ACA Insured), Prerefunded,
      6.00%, 1/1/10                                      3,000          3,234

   Illinois Development Finance
      Authority Economic Development
      Revenue Bonds, Latin School of
      Chicago Project, Prerefunded,
      5.60%, 8/1/08                                        350            364

   Illinois Educational Facilities
      Authority Student Housing
      Revenue Bonds, Educational
      Advancement Fund University
      Center Project,
      6.00%, 5/1/22                                        750            808

   Illinois Health Facilities Authority
      Revenue Bonds, Riverside Health
      System,
      6.00%, 11/15/32                                    1,000          1,060

   Metropolitan Pier & Exposition
      Authority Revenue Bonds,
      Series A, McCormick Place
      Expansion (MBIA Insured),
      5.25%, 6/15/42                                     5,000          5,260
--------------------------------------------------------------------------------
                                                                       23,237
--------------------------------------------------------------------------------
INDIANA - 5.8%
   Franklin Township Independent
      School Building Corp. Marion
      County First Mortgage Revenue
      Bonds, Prerefunded,
      6.50%, 7/15/10                                     5,000          5,623

                                                     PRINCIPAL
                                                       AMOUNT        VALUE
                                                       (000S)        (000S)
--------------------------------------------------------------------------------
MUNICIPAL BONDS - 91.6% - CONTINUED
INDIANA - 5.8% - (CONTINUED)
   Hamilton County Independent Public
      Building Corp. First Mortgage G.O.
      Unlimited Bonds,
      7.25%, 8/1/13                                     $4,200         $5,003

   Indiana Development Finance
      Authority Environmental Revenue
      Refunding Bonds, USX Corp.
      Project,
      5.25%, Mandatory Put 12/2/11                       1,000          1,053

   Indiana Office Building Commission
      Capital Complex Revenue Bonds,
      Series B (MBIA Insured),
      7.40%, 7/1/15                                      5,620          6,908

   Indianapolis Industrial Utilities
      District Revenue Refunding Bonds,
      Series B (FGIC Insured),
      3.50%, 6/1/18                                      3,280          3,030

   Indianapolis Industrial Utilities
      District Revenue Refunding Bonds,
      Series B (FGIC Insured),
      Escrowed to Maturity,
      5.00%, 6/1/06                                      1,740          1,744
      4.00%, 6/1/08                                      2,275          2,291

   Monroe County Hospital Authority
      Revenue Bonds, Series B,
      Bloomington Hospital Obligation
      Group (FSA Insured),
      6.00%, 5/1/29                                      2,000          2,140
--------------------------------------------------------------------------------
                                                                       27,792
--------------------------------------------------------------------------------
KANSAS - 0.4%
   Wichita Hospital Improvement
      Facilities Revenue Refunding
      Bonds, Series III,
      6.25%, 11/15/18                                    1,685          1,844

KENTUCKY - 2.3%
   Louisville & Jefferson County
      Metropolitan Sewer District Sewer
      & Drain System Revenue Bonds,
      Series A (MBIA Insured),
      5.50%, 5/15/34                                    10,000         10,793

LOUISIANA - 0.4%
   Louisiana State University &
      Agricultural & Mechanical College
      Revenue Bonds (MBIA Insured),
      Prerefunded,
      5.50%, 7/1/06                                      2,000          2,049

See Notes to the Financial Statements.

                      NORTHERN FUNDS ANNUAL REPORT    81      FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
TAX-EXEMPT FUND (continued)

                                                     PRINCIPAL
                                                       AMOUNT        VALUE
                                                       (000S)        (000S)
--------------------------------------------------------------------------------
MUNICIPAL BONDS - 91.6% - CONTINUED
MASSACHUSETTS - 2.3%
   Massachusetts School Building
      Authority Sales TRB, Series A
      (FSA Insured),
      5.00%, 8/15/14                                    $5,000         $5,340

   Massachusetts State Development
      Finance Agency Revenue Bonds,
      Series P, Boston University
      (G.O. of Institution),
      6.00%, 5/15/59                                     2,000          2,274

   Massachusetts State Water Pollution
      Abatement Revenue Bonds,
      Series A, MWRA Program,
      6.00%, 8/1/19                                      3,000          3,547
--------------------------------------------------------------------------------
                                                                       11,161
--------------------------------------------------------------------------------
MICHIGAN - 1.8%
   Michigan State G.O. Unlimited Notes,
      Series A,
      4.50%, 9/29/06                                     5,000          5,022

   Wayne Charter County Airport
      Revenue Bonds, Series B
      (MBIA Insured),
      4.88%, 12/1/23                                     2,500          2,535

   Wayne Charter County Revenue
      Refunding Bonds, Series C
      (FGIC Insured),
      5.38%, 12/1/15                                     1,000          1,071
--------------------------------------------------------------------------------
                                                                        8,628
--------------------------------------------------------------------------------
MINNESOTA - 0.3%
   Minnesota State Housing Finance
      Agency SFM Revenue Bonds,
      Series A (MBIA Insured),
      5.35%, 7/1/17                                        595            610

   Minnesota State Housing Finance
      Agency SFM Revenue Bonds,
      Series F,
      5.70%, 1/1/17                                      1,020          1,030
--------------------------------------------------------------------------------
                                                                        1,640
--------------------------------------------------------------------------------
NEVADA - 2.6%
   Clark County Flood Control Refunding
      G.O. Bonds (FGIC Insured),
      4.75%, 11/1/23                                     7,265          7,446

   Nevada State G.O. Limited Bonds,
      Nevada Municipal Bond Bank
      Project 20-23A,
      Escrowed to Maturity,
      7.20%, 7/1/06                                      2,540          2,548

                                                     PRINCIPAL
                                                       AMOUNT        VALUE
                                                       (000S)        (000S)
--------------------------------------------------------------------------------
MUNICIPAL BONDS - 91.6% - CONTINUED
NEVADA - 2.6% - (CONTINUED)
   Washoe County School District G.O.
      Refunding Bonds, Series B
      (FGIC Insured),
      5.50%, 6/1/17                                     $2,315         $2,583
--------------------------------------------------------------------------------
                                                                       12,577
--------------------------------------------------------------------------------
NEW JERSEY - 3.1%
   New Jersey Economic Development
      Authority Revenue Bonds,
      Cigarette Tax,
      5.75%, 6/15/29                                     5,000          5,260

   New Jersey Health Care Facilities
      Financing Authority Revenue
      Refunding Bonds, Atlantic City
      Medical Center,
      6.25%, 7/1/17                                      1,000          1,107

   New Jersey State TRAN, Series A,
      4.00%, 6/23/06                                     5,000          5,004

   New Jersey State Turnpike Authority
      Growth & Income Securities
      Revenue Bonds, Series B
      (AMBAC Insured),
      0.00%, 1/1/35                                      5,000          3,303
--------------------------------------------------------------------------------
                                                                       14,674
--------------------------------------------------------------------------------
NEW YORK - 9.9%
   Dutchess County IDA Civic Facilities
      Revenue Bonds, Bard College Civic
      Facilities,
      5.75%, 8/1/30                                      2,000          2,142

   Metropolitan Transportation
      Authority Service Contract
      Revenue Bonds, Series 8
      (MBIA-IBC Insured), Prerefunded,
      5.38%, 7/1/13                                      5,000          5,471

   New York City G.O. Bonds, Series A,
      Prerefunded,
      6.00%, 5/15/10                                       955          1,048

   New York City G.O. Unlimited Bonds,
      Series A,
      6.00%, 5/15/30                                        50             54

   New York City IDA Special Airport
      Facilities Revenue Bonds, Series A
      (AMT), Airis JFK I LLC Project,
      6.00%, 7/1/27                                        500            519

   New York City IDA Special Facilities
      Revenue Bonds (AMT), Terminal
      One Group Assistance Project,
      5.50%, 1/1/24                                      2,000          2,101

See Notes to the Financial Statements.

FIXED INCOME FUNDS    82      NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

                                                     PRINCIPAL
                                                       AMOUNT        VALUE
                                                       (000S)        (000S)
--------------------------------------------------------------------------------
MUNICIPAL BONDS - 91.6% - CONTINUED
NEW YORK - 9.9% - (CONTINUED)
   New York City Municipal Water
      Finance Authority Water & Sewer
      System Revenue Bonds, Series B,
      Prerefunded,
      6.00%, 6/15/10                                    $1,940         $2,133

   New York City Municipal Water
      Finance Authority Water & Sewer
      System Revenue Crossover
      Refunding Bonds, Series B,
      6.00%, 6/15/33                                     1,160          1,267

   New York City Transitional Finance
      Authority Revenue Bonds,
      Series B, Future Tax Secured,
      Prerefunded,
      6.00%, 5/15/10                                     4,000          4,391
      6.13%, 5/15/10                                     2,000          2,206

   New York State Dormitory Authority
      Lease Revenue Bonds, Series A,
      Court Facilities, Prerefunded,
      5.50%, 5/15/13                                     1,000          1,101

   New York State Dormitory Authority
      Lease Revenue Bonds, Series A,
      University Dormitory Facilities,
      Prerefunded,
      6.25%, 7/1/10                                      1,115          1,237

   Port Authority of New York & New
      Jersey Revenue Bonds, Series 109
      (G.O. of Authority),
      5.38%, 1/15/32                                     2,000          2,044

   Tobacco Settlement Financing
      Authority Callable Asset Backed
      Revenue Bonds, Series A-1
      (AMBAC Insured),
      5.25%, 6/1/20                                      5,000          5,322

   Tobacco Settlement Financing Corp.
      Revenue Bonds, Series C-1,
      5.50%, 6/1/16                                     10,000         10,703
      5.50%, 6/1/19                                      5,000          5,405
--------------------------------------------------------------------------------
                                                                       47,144
--------------------------------------------------------------------------------
NORTH CAROLINA - 4.3%
   North Carolina Municipal Power
      Agency No. 1 Catawba Electric
      Revenue Bonds, Series A
      (AMBAC Insured),
      5.25%, 1/1/14                                      5,000          5,351

                                                     PRINCIPAL
                                                       AMOUNT        VALUE
                                                       (000S)        (000S)
--------------------------------------------------------------------------------
MUNICIPAL BONDS - 91.6% - CONTINUED
NORTH CAROLINA - 4.3% - (CONTINUED)
   North Carolina State Eastern
      Municipal Power Agency Power
      System Revenue Bonds, Series A,
      Escrowed to Maturity,
      6.50%, 1/1/18                                     $2,655         $3,241

   North Carolina State Eastern
      Municipal Power Agency Power
      System Revenue Bonds, Series D,
      6.75%, 1/1/26                                      1,250          1,366

   North Carolina State Eastern
      Municipal Power Agency Power
      System Revenue Refunding Bonds,
      Series B,
      7.00%, 1/1/08                                     10,000         10,540
--------------------------------------------------------------------------------
                                                                       20,498
--------------------------------------------------------------------------------
OHIO - 0.6%
   Columbus City School District G.O.
      Bonds, School Facilities
      Construction & Improvement
      (FSA Insured),
      5.25%, 12/1/27                                     1,115          1,193

   Ohio Housing Finance Agency
      Mortgage Revenue Bonds,
      Series C (AMT), Residential
      Mortgage-Backed Securities
      (Colld. by GNMA Securities),
      5.15%, 3/1/13                                        765            786

   Plain Local School District G.O.
      Unlimited Bonds (FGIC Insured),
      6.00%, 12/1/25                                       190            208

   Plain Local School District G.O.
      Unlimited Bonds (FGIC Insured),
      Prerefunded,
      6.00%, 6/1/11                                        810            895
--------------------------------------------------------------------------------
                                                                        3,082
--------------------------------------------------------------------------------
OKLAHOMA - 1.8%
   McGee Creek Authority Water
      Revenue Bonds (MBIA Insured),
      6.00%, 1/1/13                                      6,000          6,536

   Payne County Economic Development
      Authority Student Housing
      Revenue Bonds, Series A,
      Collegiate Housing Foundation,
      Prerefunded,
      6.38%, 6/1/11                                      2,000          2,234
--------------------------------------------------------------------------------
                                                                        8,770
--------------------------------------------------------------------------------

See Notes to the Financial Statements.

                      NORTHERN FUNDS ANNUAL REPORT    83      FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
TAX-EXEMPT FUND (continued)

                                                     PRINCIPAL
                                                       AMOUNT        VALUE
                                                       (000S)        (000S)
--------------------------------------------------------------------------------
MUNICIPAL BONDS - 91.6% - CONTINUED
OREGON - 0.4%
   Oregon State Housing & Community
      Services Department Mortgage
      Revenue Bonds, Series E,
      SFM Program (FHA Insured),
      6.15%, 7/1/30                                       $470           $489

   Oregon State Housing & Community
      Services Department Mortgage
      Revenue Bonds, Series F,
      SFM Project,
      5.55%, 7/1/30                                      1,430          1,469
--------------------------------------------------------------------------------
                                                                        1,958
--------------------------------------------------------------------------------
PENNSYLVANIA - 2.7%
   Allegheny County Port Authority
      Special Revenue Bonds,
      Transportation (MBIA Insured),
      Prerefunded,
      6.13%, 3/1/09                                      1,635          1,760

   Montgomery County Higher
      Education & Health Authority
      Revenue Bonds, Series A,
      Philadelphia Geriatric Center,
      Prerefunded,
      7.38%, 12/1/09                                     3,000          3,386

   Pennsylvania Housing Finance
      Agency SFM Revenue Bonds,
      Series 72A (AMT),
      4.80%, 4/1/12                                        750            769

   Pennsylvania State First Series G.O.
      Unlimited Bonds (MBIA Insured),
      5.00%, 1/1/08                                      2,000          2,047

   Pennsylvania State Higher
      Educational Facilities Authority
      Revenue Bonds, LaSalle University,
      5.50%, 5/1/34                                      1,330          1,389

   Pennsylvania State Higher
      Educational Facilities Authority
      Revenue Bonds, Series A,
      UPMC Health System,
      6.00%, 1/15/22                                     1,750          1,899

   Pennsylvania State Higher Educational
      Facilities Authority Student Housing
      Revenue Bonds, Series A, Student
      Association, Inc. Project,
      6.75%, 9/1/32                                      1,475          1,559
--------------------------------------------------------------------------------
                                                                       12,809
--------------------------------------------------------------------------------

                                                     PRINCIPAL
                                                       AMOUNT        VALUE
                                                       (000S)        (000S)
--------------------------------------------------------------------------------
MUNICIPAL BONDS - 91.6% - CONTINUED
PUERTO RICO - 3.0%
   Puerto Rico Commonwealth Highway
      & Transportation Authority
      Transportation Revenue Bonds,
      Series B, Prerefunded,
      6.00%, 7/1/10                                      $2,000        $2,191

   Puerto Rico Commonwealth Highway
      & Transportation Authority
      Transportation Revenue Bonds,
      Series D, Prerefunded,
      5.25%, 7/1/12                                      11,260        12,147
--------------------------------------------------------------------------------
                                                                       14,338
--------------------------------------------------------------------------------
RHODE ISLAND - 0.7%
   Rhode Island Economic Development
      Corp. Airport Revenue Bonds,
      Series B (FGIC Insured),
      Prerefunded,
      6.50%, 7/1/10                                      3,000          3,354
--------------------------------------------------------------------------------
SOUTH CAROLINA - 0.7%
   Charleston Educational Excellence
      Finance Corp. County School
      District Revenue Bonds,
      5.25%, 12/1/30                                     2,000          2,095

   Greenville County School District
      Installment Purpose Revenue
      Refunding Bonds, Equity Sooner
      Building, (1)
      5.00%, 12/1/18                                     1,175          1,240
--------------------------------------------------------------------------------
                                                                        3,335
--------------------------------------------------------------------------------
TEXAS - 6.6%
   Birdville Independent School District
      Capital Appreciation G.O. Unlimited
      Bonds (PSF Gtd.),
      0.00%, 2/15/19                                     1,795            838

   Denton Utility System Improvement
      Revenue Refunding Bonds
      (FSA Insured),
      4.50%, 12/1/22                                       500            500

   Harris County Health Facilities
      Development Corp. Revenue
      Bonds, Series A, Christus Health
      (MBIA Insured),
      5.50%, 7/1/09                                      1,320          1,384

   Harris County Health Facilities
      Development Corp. Revenue
      Bonds, Series A, Christus Health
      (MBIA Insured),
      Escrowed to Maturity,
      5.50%, 7/1/09                                        180            190

See Notes to the Financial Statements.

FIXED INCOME FUNDS    84      NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

                                                     PRINCIPAL
                                                       AMOUNT        VALUE
                                                       (000S)        (000S)
--------------------------------------------------------------------------------
MUNICIPAL BONDS - 91.6% - CONTINUED
TEXAS - 6.6% - (CONTINUED)
   Harris County Toll Road Senior Lien
      Revenue Refunding Bonds,
      Series B-1 (FGIC Insured),
      5.00%, 8/15/16                                    $9,000         $9,502

   Parker County Hospital District
      Revenue Bonds, Campbell Health
      System,
      6.25%, 8/15/19                                     1,000          1,046

   Sam Rayburn Municipal Power
      Agency Revenue Refunding Bonds,
      5.50%, 10/1/10                                     1,000          1,044
      6.00%, 10/1/16                                     1,000          1,062
      6.00%, 10/1/21                                     1,250          1,319

   Texas Municipal Power Agency
      Revenue Refunding Bonds
      (AMBAC Insured),
      4.00%, 9/1/12                                      1,150          1,151

   Texas State TRAN,
      4.50%, 8/31/06                                    10,000         10,042

   Texas State Veterans Housing
      Assistance G.O. Unlimited Bonds,
      Series C (AMT), Fund II,
      6.10%, 6/1/21                                      3,000          3,183

   Waxahachie Independent School
      District Capital Appreciation G.O.
      Unlimited Bonds (PSF Gtd.),
      0.00%, 8/15/16                                       240            135
      0.00%, 8/15/23                                       190             66
      0.00%, 8/15/28                                       305             75
      0.00%, 8/15/30                                       320             69
--------------------------------------------------------------------------------
                                                                       31,606
--------------------------------------------------------------------------------
WASHINGTON - 1.9%
   Port of Seattle Revenue Refunding
      Bonds, Intermediate Lien, Series A
      (MBIA Insured),
      5.00%, 3/1/16                                      2,710          2,867
   Washington State G.O. Unlimited
      Bonds, Series B & AT-7,
      6.40%, 6/1/17                                      5,200          6,085
--------------------------------------------------------------------------------
                                                                        8,952
--------------------------------------------------------------------------------
TOTAL MUNICIPAL BONDS
--------------------------------------------------------------------------------
(COST $416,545)                                                       437,239

                                                       NUMBER        VALUE
                                                     OF SHARES       (000S)
--------------------------------------------------------------------------------
INVESTMENT COMPANIES - 2.9%
   AIM-Tax Exempt Cash Fund                         13,943,118        $13,943
   Dreyfus Tax-Exempt Cash
      Management Fund                                   32,039             32
--------------------------------------------------------------------------------
TOTAL INVESTMENT COMPANIES
--------------------------------------------------------------------------------
(COST $13,975)                                                         13,975

                                                     PRINCIPAL
                                                       AMOUNT        VALUE
                                                       (000S)        (000S)
--------------------------------------------------------------------------------
SHORT-TERM INVESTMENTS - 4.3%
   California State Department of Water
      Resources Power Supply VRDB,
      Subseries F-5 (Citibank N.A. LOC),
      3.07%, 4/3/06                                     $7,900          7,900
   Harris County Health Facilities
      Development Corp. VRDB,
      Series B, The Methodist System,
      3.17%, 4/3/06                                      3,800          3,800
   Los Angeles Department of Water &
      Power Waterworks Revenue
      VRDB, Subseries B-1,
      3.17%, 4/6/06                                      8,350          8,350
   Pinellas County Health Facility
      Authority Revenue Refunding
      VRDB, Bayfront Project
      (Suntrust Bank LOC),
      3.18%, 4/3/06                                        200            200
--------------------------------------------------------------------------------
TOTAL SHORT-TERM INVESTMENTS
--------------------------------------------------------------------------------
(COST $20,250)                                                         20,250

--------------------------------------------------------------------------------
TOTAL INVESTMENTS - 98.8%
--------------------------------------------------------------------------------
(COST $450,770)                                                       471,464
   Other Assets less Liabilities - 1.2%                                 5,831
--------------------------------------------------------------------------------
NET ASSETS - 100.0%                                                  $477,295

(1)   When-Issued Security

See Notes to the Financial Statements.

                      NORTHERN FUNDS ANNUAL REPORT    85      FIXED INCOME FUNDS

                                                                  MARCH 31, 2006

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS
TAX-EXEMPT FUND (continued)

At March 31, 2006, the industry sectors for the Tax-Exempt Fund were:

INDUSTRY SECTOR                                             % OF INVESTMENTS
--------------------------------------------------------------------------------

Agriculture                                                         7.6%
Facilities                                                          5.3
General Obligation                                                 18.5
Power                                                              10.9
School District                                                     6.7
Transportation                                                      8.4
Utilities                                                          12.4
All other sectors less than 5%                                     30.2
--------------------------------------------------------------------------------
Total                                                             100.0%

At March 31, 2006, the credit quality distribution for the Tax-Exempt Fund as a percentage of investments including cash was:

QUALITY DISTRIBUTION *                                                   %
--------------------------------------------------------------------------------
AAA                                                                    50.3%
AA                                                                     15.3
A                                                                      11.3
BBB                                                                     9.3
Not Rated                                                               1.3
SP1/MIG1                                                                4.3
Other                                                                   0.2
Cash and Equivalents                                                    8.0
--------------------------------------------------------------------------------
Total                                                                 100.0%

*     Standard & Poor's Rating Services

See Notes to the Financial Statements.

FIXED INCOME FUNDS    86      NORTHERN FUNDS ANNUAL REPORT

                                                              FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS                                           MARCH 31, 2006
U.S. GOVERNMENT FUND

                                                     PRINCIPAL
                                                       AMOUNT        VALUE
                                                       (000S)        (000S)
--------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCIES - 84.3% (1)
FANNIE MAE - 27.5%
      3.63%, 3/15/07                                    $2,500        $2,465
      4.30%, 5/5/08                                      2,040         2,009
      5.25%, 8/1/12                                      7,500         7,424
      4.63%, 10/15/13                                    1,585         1,531
   Pool #555649,
      7.50%, 10/1/32                                       492           515
   Pool #725185,
      5.00%, 2/1/19                                      7,401         7,230
   Pool #725787,
      5.00%, 9/1/19                                      6,245         6,094
   Pool #753715,
      6.00%, 12/1/18                                     1,653         1,675
   Pool #761468,
      4.50%, 5/1/19                                      1,671         1,600
   Pool #777357,
      4.50%, 5/1/19                                      7,716         7,385
   Pool TBA, (2)
      4.50%, 12/31/49                                    5,763         5,509
--------------------------------------------------------------------------------
                                                                      43,437
--------------------------------------------------------------------------------
FEDERAL FARM CREDIT BANK - 1.2%
      4.13%, 7/17/09                                     1,880         1,822
--------------------------------------------------------------------------------
FEDERAL HOME LOAN BANK - 8.9%
      3.50%, 1/18/07                                     2,045         2,020
      4.25%, 4/16/07                                     4,574         4,533
      4.90%, 11/21/07                                    6,455         6,426
      5.25%, 6/18/14                                     1,000         1,002
--------------------------------------------------------------------------------
                                                                      13,981
--------------------------------------------------------------------------------
FREDDIE MAC - 27.6%
      3.75%, 3/15/07                                     8,485         8,377
      5.00%, 2/8/08                                      1,622         1,617
      4.63%, 2/21/08                                     8,000         7,934
      4.30%, 5/5/08                                      5,400         5,305
      4.00%, 12/15/09                                   17,611        16,941
   Pool #410092,
      5.64%, 11/1/24                                      218            223
   Series 2944, Class WD,
      5.50%, 11/15/28                                    3,125         3,104
--------------------------------------------------------------------------------
                                                                      43,501
--------------------------------------------------------------------------------

                                                     PRINCIPAL
                                                       AMOUNT        VALUE
                                                       (000S)        (000S)
--------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCIES - 84.3% (1) - CONTINUED
FREDDIE MAC GOLD - 15.3%
   Pool #A41893,
      5.00%, 1/1/36                                     $6,900        $6,567
   Pool #G01824,
      6.50%, 4/1/35                                      1,049         1,070
   Pool TBA, (2)
      5.50%, 6/1/20                                      8,625         8,412
      5.50%, 3/1/33                                      8,200         8,143
--------------------------------------------------------------------------------
                                                                      24,192
--------------------------------------------------------------------------------
GOVERNMENT NATIONAL MORTGAGE ASSOCIATION - 0.0%
   Pool #268360,
      10.00%, 4/15/19                                       44            48
   Pool #270288,
      10.00%, 6/15/19                                       27            30
--------------------------------------------------------------------------------
                                                                          78
--------------------------------------------------------------------------------
SMALL BUSINESS ADMINISTRATION - 3.8%
   Participation Certificates,
      Series 2005-20L, Class 1,
      5.39%, 12/1/25                                     1,940         1,919
   Participation Certificates,
      Series 2006-20B, Class 1,
      5.35%, 2/1/26                                      1,700         1,676
   Series 2005-P10B, Class 1,
      4.94%, 8/10/15                                     2,520         2,417
--------------------------------------------------------------------------------
                                                                       6,012
--------------------------------------------------------------------------------
TOTAL U.S. GOVERNMENT AGENCIES
--------------------------------------------------------------------------------
(COST $135,061)                                                      133,023

U.S. GOVERNMENT OBLIGATION - 8.8%
U.S. TREASURY NOTE - 8.8%
   4.50%, 2/15/16                                       14,336        13,943
--------------------------------------------------------------------------------
TOTAL U.S. GOVERNMENT OBLIGATION
--------------------------------------------------------------------------------
(COST $14,207)                                                        13,943

See Notes to the Financial Statements.

                      NORTHERN FUNDS ANNUAL REPORT    87      FIXED INCOME FUNDS

FIXED INCOME FUNDS
SCHEDULE OF INVESTMENTS                                           MARCH 31, 2006
U.S. GOVERNMENT FUND (continued)

                                                     PRINCIPAL
                                                       AMOUNT        VALUE
                                                       (000S)        (000S)
--------------------------------------------------------------------------------
SHORT-TERM INVESTMENT - 20.6%
   FHLB Discount Note,
      4.69%, 4/3/06                                    $32,509       $32,501
--------------------------------------------------------------------------------
TOTAL SHORT-TERM INVESTMENT
--------------------------------------------------------------------------------
(COST $32,501)                                                        32,501

--------------------------------------------------------------------------------
TOTAL INVESTMENTS - 113.7%
--------------------------------------------------------------------------------
(COST $181,769)                                                      179,467
   Liabilities less Other Assets - (13.7)%                           (21,604)
--------------------------------------------------------------------------------
NET ASSETS - 100.0%                                                 $157,863

(1) The obligations of certain U.S. Government-sponsored entities are neither issued nor guaranteed by the United States Treasury.

(2)   When-Issued Security

At March 31, 2006, the credit quality distribution for the U.S. Government Fund as a percentage of investments including cash was:

QUALITY DISTRIBUTION *                                                   %
--------------------------------------------------------------------------------
AAA                                                                    95.3%
AA                                                                      4.7
--------------------------------------------------------------------------------
Total                                                                 100.0%
--------------------------------------------------------------------------------

*     Standard & Poor's Rating Services

See Notes to the Financial Statements.

FIXED INCOME FUNDS    88      NORTHERN FUNDS ANNUAL REPORT

                                                              FIXED INCOME FUNDS

NOTES TO THE FINANCIAL STATEMENTS                                 MARCH 31, 2006

1 ORGANIZATION

Northern Funds (the "Trust") is a Delaware statutory trust and is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. The Trust currently includes 32 portfolios, each with its own investment objective (e.g., long-term capital appreciation, total return or income consistent with preservation of capital). The Arizona Tax-Exempt, California Intermediate Tax-Exempt, California Tax-Exempt, Fixed Income, Florida Intermediate Tax-Exempt, Global Fixed Income, High Yield Fixed Income, High Yield Municipal, Intermediate Tax-Exempt, Short-Intermediate U.S. Government, Tax-Exempt and U.S. Government Funds (collectively, the "Funds") are separate investment portfolios of the Trust, all of which are diversified portfolios except for the Arizona Tax-Exempt, California Intermediate Tax-Exempt, California Tax-Exempt, Florida Intermediate Tax-Exempt and Global Fixed Income Funds, which are non-diversified portfolios of the Trust. Non-diversified portfolios may invest a relatively high percentage of their net assets in obligations of a limited number of issuers. Each of the Funds is presented herein.

Northern Trust Investments, N.A. ("NTI") and Northern Trust Global Investments Limited ("NTGIL") (formerly Northern Trust Global Investments (Europe) Limited), each a direct or indirect subsidiary of The Northern Trust Company ("Northern Trust"), serve jointly as the investment advisers of the Fixed Income and Global Fixed Income Funds. NTI serves as the investment adviser for each of the other Funds. Northern Trust also serves as the custodian, fund accountant and transfer agent for the Trust. NTI and PFPC Inc. ("PFPC") serve as the Trust's co-administrators, and Northern Funds Distributors, LLC is the Trust's distributor.

2 SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. These policies are in conformity with accounting principles generally accepted in the U.S. or "GAAP." The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

A) VALUATION OF SECURITIES - Securities are valued at their fair value. Securities traded on U.S. securities exchanges or in the Nasdaq Stock Market, Inc. are principally valued at the regular trading session closing price on the exchange or market in which such securities are principally traded. If any such security is not traded on a valuation date, it is valued at the most recent quoted bid price. Over-the-counter securities not reported in the Nasdaq Stock Market, Inc. are also generally valued at the most recent quoted bid price. Fixed income securities, however, may be valued on the basis of evaluated prices provided by independent pricing services when such prices are believed to reflect the fair market value of such securities. Such prices may be determined taking into account securities prices, yields, maturities, call features, ratings, institutional size trading in similar groups of securities and developments related to specific securities.

The values of securities of foreign issuers are generally based upon market quotations which, depending upon local convention or regulation, may be the last sale price, the last bid or asked price or the mean between the last bid and asked price as of, in each case, the close of the appropriate exchange or other designated time. Foreign fixed income securities, however, may, like domestic fixed income securities, be valued based on prices provided by independent pricing services when such prices are believed to reflect the fair market value of such securities.

Shares of open-end investment companies are valued at net asset value ("NAV"). Spot and forward foreign currency exchange contracts are generally valued using an independent pricing service. Exchange-traded financial futures and options are valued at the settlement price as established by the exchange on which they are traded. Over-the-counter options are valued at broker-provided prices, as are swaps, caps, collars and floors. The foregoing prices may be obtained from one or more independent pricing services or, as needed or applicable, independent broker-dealers. Short-term investments are valued at amortized cost, which the investment advisers have determined, pursuant to Board of Trustees authorization, approximates fair value.

Any securities for which market quotations are not readily available or are believed to be incorrect are valued at fair value as determined in good faith by the investment advisers under the supervision of the Board of Trustees. The Trust, in its discretion, may make adjustments to the prices of securities held by a Fund if an event occurs after the publication of market values normally used by a Fund but before the time as of which the Fund calculates its NAV, depending on the nature and significance of the event, consistent with applicable regulatory guidance. This may occur particularly with respect to certain foreign securities held by a Fund, in which case the Trust may use adjustment factors obtained from an independent evaluation service that are intended to reflect more


                         NORTHERN FUNDS ANNUAL REPORT   89    FIXED INCOME FUNDS

FIXED INCOME FUNDS
NOTES TO THE FINANCIAL STATEMENTS (continued)

accurately the fair value of those securities as of the time the Fund's NAV is calculated. The use of fair valuation involves the risk that the values used by the Funds to price their investments may be higher or lower than the values used by other unaffiliated investment companies and investors to price the same investments.

B) STRIPPED SECURITIES - Stripped securities represent the right to receive future interest payments (interest-only stripped securities) or principal payments (principal-only stripped securities). The value of variable rate interest-only stripped securities varies directly with changes in interest rates, while the value of fixed rate interest-only stripped securities and the value of principal-only stripped securities vary inversely with changes in interest rates.

C) FOREIGN CURRENCY TRANSLATIONS - Values of investments denominated in foreign currencies are converted into U.S. dollars using the forward rates on the New York exchange normally at approximately 3:00 P.M. Central time. The cost of purchases and proceeds from sales of investments, interest and dividend income are translated into U.S. dollars using the spot market rate of exchange prevailing on the respective dates of such transactions. The gains or losses, if any, on investments resulting from changes in foreign exchange rates are included in the Statements of Operations with net realized and unrealized gains (losses) on investments. The realized gains or losses, if any, on translations of other assets and liabilities denominated in foreign currencies are included in foreign currency transactions on the Statements of Operations.

D) FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS - Certain Funds are authorized to enter into forward foreign currency exchange contracts for the purchase or sale of a specific foreign currency at a fixed price on a future date as a hedge against either specific transactions or portfolio positions, or as a cross-hedge transaction or for speculative purposes. The objective of a Fund's foreign currency hedging transactions is to reduce the risk that the U.S. dollar value of a Fund's foreign currency denominated securities will decline in value due to changes in foreign currency exchange rates. All forward foreign currency exchange contracts are "marked-to-market" daily at the applicable exchange rates and any resulting unrealized gains or losses are recorded in the financial statements. The Fund records realized gains or losses at the time the forward foreign currency exchange contract is offset by entering into a closing transaction or is extinguished by delivery of the currency.

Risks may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts and from unanticipated movements in the value of a foreign currency relative to the U.S. dollar. The contractual amounts of forward foreign currency exchange contracts do not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered. The Statements of Operations reflect gains or losses, if any, as realized in foreign currency transactions and as unrealized in forward foreign currency exchange contracts.

E) WHEN-ISSUED/DELAYED DELIVERY SECURITIES - Certain Funds may purchase securities with delivery or payment to occur at a later date beyond the normal settlement period. At the time the Fund enters into the commitment to purchase a security, the transaction is recorded and the value of the security is reflected in the NAV. The value of the security may vary with market fluctuations. No interest accrues to the Fund until settlement takes place. At the time the Fund enters into this type of transaction, it is required to segregate cash or other liquid assets at least equal to the amount of the commitment. When-issued securities at March 31, 2006, if any, are noted in each of the Funds' Schedules of Investments and Statements of Assets and Liabilities.

F) INVESTMENT TRANSACTIONS AND INCOME - Investment transactions are recorded as of the trade date. The Funds determine the gain or loss realized from investment transactions by using an identified cost basis method. Interest income is recognized on an accrual basis and includes amortization of premiums and accretion of discounts using the effective yield method. Certain Funds received dividend income from investments in preferred stocks or investment companies during the fiscal year ended March 31, 2006. Dividend income is recognized on the ex-dividend date. Dividends from foreign securities are recorded on the ex-dividend date, or as soon as the information is available. Cost of investments includes amortization of premiums and accretion of discounts.

G) EXPENSES - Each Fund is charged for those expenses that are directly attributable to that Fund. Trust expenses that are not directly attributable to an individual Fund are allocated among the Funds in proportion to each Fund's relative net assets.

H) REDEMPTION FEES - The High Yield Fixed Income Fund charges a 2 percent redemption fee on the redemption of shares (including by exchange) held for 30 days or less. For the purpose of applying the fee, the Fund uses a first-in, first-out ("FIFO") method so that shares held longest are treated as being redeemed first and shares held shortest are treated as being redeemed last. The redemption fee is paid to the Fund, and is intended to offset the trading, market impact and other costs associated with short-term money movements in and out of the Fund. The redemption fee may be collected by deduction

FIXED INCOME FUNDS   90      NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

from the redemption proceeds or, if assessed after the redemption transaction, through a separate billing. The redemption fee does not apply to certain types of redemptions as described in the Fund's prospectus.

Redemption fees for the fiscal year ended March 31, 2006, were approximately $72,000 for the High Yield Fixed Income Fund. This amount is included in "Net Increase (Decrease) in Net Assets Resulting from Capital Transactions" on the Statements of Changes in Net Assets.

I) DISTRIBUTIONS TO SHAREHOLDERS - Distributions of dividends from net investment income are declared and paid as follows:

                                     DECLARATION       PAYMENT
                                      FREQUENCY       FREQUENCY
  ---------------------------------------------------------------
  Arizona Tax-Exempt                    DAILY          MONTHLY
  California Intermediate
  Tax-Exempt                            DAILY          MONTHLY
  California Tax-Exempt                 DAILY          MONTHLY
  Fixed Income                          DAILY          MONTHLY
  Florida Intermediate Tax-Exempt       DAILY          MONTHLY
  Global Fixed Income                  ANNUALLY        ANNUALLY
  High Yield Fixed Income               DAILY          MONTHLY
  High Yield Municipal                  DAILY          MONTHLY
  Intermediate Tax-Exempt               DAILY          MONTHLY
  Short-Intermediate U.S.
  Government                            DAILY          MONTHLY
  Tax-Exempt                            DAILY          MONTHLY
  U.S. Government                       DAILY          MONTHLY
  ---------------------------------------------------------------

Distributions of net realized capital gains, if any, are declared and paid at least annually. Distributions to shareholders are recorded on the ex-dividend date. The timing and character of distributions determined in accordance with federal income tax regulations may differ from financial statement amounts determined in accordance with GAAP due to differences in the treatment and recognition of investment income and realized gains and losses. These differences are primarily related to foreign currency transactions, the deferral of certain realized losses and capital loss carryforwards. Inherent differences in the recognition of income and capital gains for federal income tax purposes, which are permanent, may result in periodic reclassifications in the Funds' capital accounts.


J) FEDERAL INCOME TAXES - No provision for federal income taxes has been made since each Fund's policy is to comply with the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies and to distribute each year substantially all of its taxable income and capital gains to its shareholders.

For the period subsequent to October 31, 2005, through the fiscal year ended March 31, 2006, the following Funds incurred net capital losses and/or net currency losses for which each Fund intends to treat as having been incurred in the next fiscal year:

  Amount in thousands
  ---------------------------------------------------------------
  Fixed Income                                             $8,428
  Florida Intermediate Tax-Exempt                              33
  Global Fixed Income                                         391
  High Yield Municipal                                        234
  Short-Intermediate U.S. Government                        1,879
  U.S. Government                                           1,945
  ---------------------------------------------------------------

At March 31, 2006, the capital loss carryforwards for U.S. federal income tax purposes and their respective years of expiration were as follows:

                        MAR. 31,  MAR. 31,  MAR. 31,  MAR. 31,  MAR. 31,  MAR. 31,  MAR. 31,
  Amounts in thousands    2008      2009      2010      2011      2012      2013      2014
  -------------------------------------------------------------------------------------------
  Fixed Income            $  -      $  -      $  -     $     -    $  -     $    -    $2,863
  Florida Intermediate
  Tax-Exempt                 -         -         -           -       -          -        55
  Global Fixed Income        -         -         -           -     192          -         -
  High Yield Fixed
  Income                     -         -       909      27,459       -          -     3,599
  High Yield Municipal     106       531       535         107       -        513       184
  Short-Intermediate
  U.S. Government            -         -         -           -       -      1,737     1,972
  U.S. Government            -         -         -           -       -      1,171       135
  -------------------------------------------------------------------------------------------

The Funds in the above table may offset future capital gains with these capital loss carryforwards.

At March 31, 2006, the tax components of undistributed net investment income and realized gains were as follows:

                                             UNDISTRIBUTED
                                  -----------------------------------
                                  TAX-EXEMPT  ORDINARY    LONG-TERM
  Amounts in thousands              INCOME     INCOME*  CAPITAL GAINS
  -------------------------------------------------------------------
  Arizona Tax-Exempt                  $29        $ -          $60
  California Intermediate
  Tax-Exempt                           40          -           16
  California Tax-Exempt                52         51          120
  Fixed Income                          -        124            -
  Florida Intermediate Tax-Exempt      22          -            -
  High Yield Fixed Income               -        616            -
  High Yield Municipal                135          -            -
  Intermediate Tax-Exempt             335          1        1,074
  Short-Intermediate U.S.
  Government                            -         70            -
  Tax-Exempt                          202        308          642
  U.S. Government                       -        497            -
  -------------------------------------------------------------------

*Ordinary income includes taxable market discount income and short-term capital gains, if any.


                         NORTHERN FUNDS ANNUAL REPORT   91    FIXED INCOME FUNDS

FIXED INCOME FUNDS
NOTES TO THE FINANCIAL STATEMENTS (continued)

The tax character of distributions paid during the fiscal year ended March 31, 2006, was as follows:

                                          DISTRIBUTIONS FROM
                                  -----------------------------------
                                  TAX-EXEMPT  ORDINARY    LONG-TERM
  Amounts in thousands              INCOME     INCOME*  CAPITAL GAINS
  -------------------------------------------------------------------
  Arizona Tax-Exempt                 $2,258        $70       $452
  California Intermediate
  Tax-Exempt                          2,625         24        200
  California Tax-Exempt               3,734        257        277
  Fixed Income                            -     32,130      1,310
  Florida Intermediate Tax-Exempt     1,569          -         79
  Global Fixed Income                     -        925          -
  High Yield Fixed Income                 -     68,029          -
  High Yield Municipal                6,877          8          -
  Intermediate Tax-Exempt            19,071        394      1,833
  Short-Intermediate U.S.
  Government                              -      4,609          -
  Tax-Exempt                         19,057      1,349      1,273
  U.S. Government                         -      6,248          -
  -------------------------------------------------------------------

The tax character of distributions paid during the fiscal year ended March 31, 2005, was as follows:

                                          DISTRIBUTIONS FROM
                                  -----------------------------------
                                  TAX-EXEMPT  ORDINARY    LONG-TERM
  Amounts in thousands              INCOME     INCOME*  CAPITAL GAINS
  -------------------------------------------------------------------
  Arizona Tax-Exempt                 $2,727       $194       $426
  California Intermediate
  Tax-Exempt                          2,547         91        295
  California Tax-Exempt               4,151        471        614
  Fixed Income                            -     32,399      1,921
  Florida Intermediate Tax-Exempt     1,627        259        191
  Global Fixed Income                     -      1,850          -
  High Yield Fixed Income                 -     60,065          -
  High Yield Municipal                4,754          4          -
  Intermediate Tax-Exempt            19,245      3,882      1,151
  Short-Intermediate U.S.
  Government                              -      4,476        295
  Tax-Exempt                         20,346      4,108      4,050
  U.S. Government                         -      7,735        345
  -------------------------------------------------------------------

*Ordinary income includes taxable market discount income and short-term capital gains, if any.

3 BANK LOANS

The Trust has entered into a $150,000,000 revolving bank credit agreement administered by Deutsche Bank AG for liquidity and other purposes. Borrowings by the Trust bear an interest rate of (i) the higher of the Prime Lending Rate and
0.50 percent above the federal funds rate, (ii) 0.45 percent above IBOR (Interbank Offered Rate) or (iii) 0.45 percent above LIBOR (London Interbank Offered Rate), at the option of the Trust and in accordance with the terms of the agreement.

At March 31, 2006, the Funds did not have any outstanding loans.

Interest expense for the fiscal year ended March 31, 2006, was approximately $2,000 for the Global Fixed Income Fund. This amount is included in "Other Expenses" on the Statements of Operations. When utilized, the average dollar amount of the Fund's borrowings was $584,000 and the weighted average interest rate on these borrowings was 4.82 percent.

4 INVESTMENT ADVISORY AND OTHER AGREEMENTS

As compensation for advisory services and assumption of related expenses, the investment advisers are entitled to receive a fee, calculated daily and payable monthly, at the annual rates presented in the following table as applied to each Fund's average daily net assets. During the fiscal year through March 23, 2006, the investment advisers agreed to waive advisory fees and reimburse the Funds for certain expenses as shown on the accompanying Statements of Operations to adhere to the expense limitations set forth below. The annual advisory fees, advisory fees after waivers and expense limitations for the Funds during this period were as follows:

                                    ANNUAL     ADVISORY
                                   ADVISORY   FEES AFTER   EXPENSE
                                     FEES      WAIVERS   LIMITATIONS
  -------------------------------------------------------------------
  Arizona Tax-Exempt                 0.70%      0.65%       0.85%
  California Intermediate
  Tax-Exempt                         0.70%      0.65%       0.85%
  California Tax-Exempt              0.70%      0.65%       0.85%
  Fixed Income                       0.70%      0.70%       0.90%
  Florida Intermediate Tax-Exempt    0.70%      0.65%       0.85%
  Global Fixed Income                0.85%      0.85%       1.15%
  High Yield Fixed Income            0.70%      0.70%       0.90%
  High Yield Municipal               0.70%      0.65%       0.85%
  Intermediate Tax-Exempt            0.70%      0.65%       0.85%
  Short-Intermediate U.S.
  Government                         0.70%      0.70%       0.90%
  Tax-Exempt                         0.70%      0.65%       0.85%
  U.S. Government                    0.70%      0.70%       0.90%
  -------------------------------------------------------------------

Effective March 24, 2006, the investment advisers reduced their annual advisory fees and have further agreed to reimburse the Funds for certain expenses as shown on the accompanying


FIXED INCOME FUNDS   92      NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

Statements of Operations to adhere to the expense limitations in the following table:

                                             ANNUAL
                                            ADVISORY     EXPENSE
                                              FEES     LIMITATIONS
  -----------------------------------------------------------------
  Arizona Tax-Exempt                          0.55%       0.75%
  California Intermediate Tax-Exempt          0.55%       0.75%
  California Tax-Exempt                       0.55%       0.75%
  Fixed Income                                0.70%       0.90%
  Florida Intermediate Tax-Exempt             0.55%       0.75%
  Global Fixed Income                         0.85%       1.15%
  High Yield Fixed Income                     0.70%       0.90%
  High Yield Municipal                        0.65%       0.85%
  Intermediate Tax-Exempt                     0.55%       0.75%
  Short-Intermediate U.S. Government          0.70%       0.90%
  Tax-Exempt                                  0.55%       0.75%
  U.S. Government                             0.70%       0.90%
  -----------------------------------------------------------------

The reimbursements described above are voluntary and may be modified or terminated at any time.

As compensation for services rendered as transfer agent, including the assumption by Northern Trust of the expenses related thereto, Northern Trust receives a fee, computed daily and payable monthly, at an annual rate of 0.10 percent of the average daily net assets outstanding for the Funds.

The Funds have a co-administration agreement with NTI and PFPC for certain administrative services. Pursuant to their co-administration agreement with the Funds, the co-administrators are entitled to receive a fee, computed daily and payable monthly, at the annual rate of 0.15 percent of each Fund's average daily net assets.

For compensation as custodian, Northern Trust receives an amount based on a pre-determined schedule of charges approved by the Board. The Funds have entered into an expense off-set arrangement with the custodian whereby credits realized as a result of uninvested cash balances are used to reduce a portion of the Funds' custodian expenses. Custodian credits, if any, are reflected in the Funds' Statements of Operations.

Certain officers of the Trust are also officers of Northern Trust and NTI. All officers serve without compensation from the Funds. The Trust provides a deferred compensation plan for its Trustees who are not officers of Northern Trust or NTI. Under the deferred compensation plan, Trustees may elect to defer all or a portion of their compensation. Amounts deferred are included in "Accrued other liabilities" on the Statements of Assets and Liabilities. The Trustee's account shall be deemed to be invested in a money market fund selected by the Trust that complies with the provisions of Rule 2a-7 under the Investment Company Act of 1940, as amended. The income, gains, and losses achieved by such deemed investment shall be credited to the Trustee's account as provided in the plan. At March 31, 2006, amounts payable were approximately $3,000 for the Fixed Income Fund and $2,000 for the High Yield Fixed Income, Intermediate Tax-Exempt and Tax-Exempt Funds. The amounts payable for all other Funds were approximately $1,000.


                         NORTHERN FUNDS ANNUAL REPORT   93    FIXED INCOME FUNDS

FIXED INCOME FUNDS
NOTES TO THE FINANCIAL STATEMENTS (continued)

5 INVESTMENT TRANSACTIONS

For the fiscal year ended March 31, 2006, the aggregate costs of purchases and proceeds from sales of securities (excluding short-term investments) for the Funds were as follows:

                                                                       PURCHASES                             SALES
  Amounts in thousands                                     U.S. GOVERNMENT        OTHER        U.S. GOVERNMENT        OTHER
  -------------------------------------------------------------------------------------------------------------------------------
  Arizona Tax-Exempt                                                $ -           $16,300               $ -          $26,219
  California Intermediate Tax-Exempt                                  -            22,650                 -           21,367
  California Tax-Exempt                                               -            19,345                 -           25,174
  Fixed Income                                                2,201,175           735,069         2,136,507          824,584
  Florida Intermediate Tax-Exempt                                     -            10,644                 -           20,163
  Global Fixed Income                                             3,597            16,122             6,243           16,223
  High Yield Fixed Income                                             -         1,075,804                 -          644,514
  High Yield Municipal                                                -           120,741                 -           19,904
  Intermediate Tax-Exempt                                             -           947,723                 -          961,430
  Short-Intermediate U.S. Government                            505,810                 -           541,195                -
  Tax-Exempt                                                          -           715,816                 -          731,397
  U.S. Government                                               651,835                 -           695,666                -
  -------------------------------------------------------------------------------------------------------------------------------

At March 31, 2006, for federal income tax purposes, gross unrealized appreciation, gross unrealized depreciation, net unrealized appreciation (depreciation) on investments (including the effects of foreign currency translation) and the cost basis of securities were as follows:

                                                             UNREALIZED        UNREALIZED     NET APPRECIATION     COST BASIS
  Amounts in thousands                                      APPRECIATION      DEPRECIATION     (DEPRECIATION)     OF SECURITIES
  -------------------------------------------------------------------------------------------------------------------------------
  Arizona Tax-Exempt                                           $2,147              $(119)           $2,028            $49,727
  California Intermediate Tax-Exempt                            2,542               (141)            2,401             71,051
  California Tax-Exempt                                         5,435                (74)            5,361             85,196
  Fixed Income                                                    534            (13,194)          (12,660)         1,009,623
  Florida Intermediate Tax-Exempt                                 333               (374)              (41)            47,336
  Global Fixed Income                                           1,870               (800)            1,070             31,549
  High Yield Fixed Income                                      15,903            (19,587)           (3,684)         1,387,510
  High Yield Municipal                                          5,368             (1,171)            4,197            230,913
  Intermediate Tax-Exempt                                       9,987             (2,423)            7,564            550,054
  Short-Intermediate U.S. Government                               10             (1,485)           (1,475)           156,257
  Tax-Exempt                                                   21,444               (789)           20,655            450,809
  U.S. Government                                                   8             (2,500)           (2,492)           181,959
  -------------------------------------------------------------------------------------------------------------------------------


FIXED INCOME FUNDS   94      NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

6 CAPITAL SHARE TRANSACTIONS

Transactions in capital shares for the fiscal year ended March 31, 2006, were as follows:

                                                                                                                      NET
                                                 PROCEEDS   SHARES FROM   REINVESTMENT                 PAYMENTS     INCREASE
                                     SHARES        FROM      REINVESTED        OF          SHARES     FOR SHARES   (DECREASE)
  Amounts in thousands                SOLD     SHARES SOLD   DIVIDENDS     DIVIDENDS      REDEEMED     REDEEMED    IN SHARES
  ----------------------------------------------------------------------------------------------------------------------------
  Arizona Tax-Exempt                    547       $5,765           75          $787        (1,730)     $(18,212)     (1,108)
  California Intermediate
  Tax-Exempt                          1,904       19,587           43           445        (1,445)      (14,923)        502
  California Tax-Exempt               1,800       19,964           63           696        (2,129)      (23,650)       (266)
  Fixed Income                       21,387      212,610          537         5,337       (17,250)     (171,421)      4,674
  Florida Intermediate Tax-Exempt     1,345       14,151           55           577        (2,072)      (21,818)       (672)
  Global Fixed Income                 1,151       12,725           12           125        (1,709)      (18,514)       (546)
  High Yield Fixed Income            96,922      780,736        1,901        15,324       (29,055)     (233,522)     69,768
  High Yield Municipal               14,156      137,934          141         1,379        (3,090)      (30,063)     11,207
  Intermediate Tax-Exempt             9,152       94,407          378         3,885       (10,623)     (109,550)     (1,093)
  Short-Intermediate U.S.
  Government                          6,378       64,017          143         1,444        (8,042)      (80,653)     (1,521)
  Tax-Exempt                          8,517       90,469          436         4,622        (7,586)      (80,630)      1,367
  U.S. Government                     3,172       31,389          123         1,216        (7,673)      (75,898)     (4,378)
  ----------------------------------------------------------------------------------------------------------------------------

                                        NET
                                      INCREASE
                                     (DECREASE)
  Amounts in thousands             IN NET ASSETS
  Arizona Tax-Exempt                  $(11,660)
  California Intermediate
  Tax-Exempt                             5,109
  California Tax-Exempt                 (2,990)
  Fixed Income                          46,526
  Florida Intermediate Tax-Exempt       (7,090)
  Global Fixed Income                   (5,664)
  High Yield Fixed Income              562,538
  High Yield Municipal                 109,250
  Intermediate Tax-Exempt              (11,258)
  Short-Intermediate U.S.
  Government                           (15,192)
  Tax-Exempt                            14,461
  U.S. Government                      (43,293)
  --------------------------------------------------------------

Transactions in capital shares for the fiscal year ended March 31, 2005, were as follows:

                                                                                                                      NET
                                                 PROCEEDS   SHARES FROM   REINVESTMENT                 PAYMENTS     INCREASE
                                     SHARES        FROM      REINVESTED        OF          SHARES     FOR SHARES   (DECREASE)
  Amounts in thousands                SOLD     SHARES SOLD   DIVIDENDS     DIVIDENDS      REDEEMED     REDEEMED    IN SHARES
  ----------------------------------------------------------------------------------------------------------------------------
  Arizona Tax-Exempt                    555        $5,959         81           $864        (1,616)     $(17,219)       (980)
  California Intermediate
  Tax-Exempt                          1,399        14,549         45            472        (1,671)      (17,390)       (227)
  California Tax-Exempt               1,439        16,073        101          1,129        (2,953)      (32,731)     (1,413)
  Fixed Income                       18,970       191,300        793          8,015       (16,367)     (164,864)      3,396
  Florida Intermediate Tax-Exempt     1,087        11,518         97          1,029        (1,202)      (12,721)        (18)
  Global Fixed Income                 2,496        28,560         22            254        (3,941)      (44,335)     (1,423)
  High Yield Fixed Income            50,682       418,527      1,614         13,296       (42,371)     (348,923)      9,925
  High Yield Municipal                6,375        61,088         95            908        (2,868)      (27,478)      3,602
  Intermediate Tax-Exempt             6,832        71,130        579          6,035       (11,008)     (114,460)     (3,597)
  Short-Intermediate U.S.
  Government                          6,761        69,408        186          1,907       (10,207)     (104,692)     (3,260)
  Tax-Exempt                          4,671        50,189        895          9,598        (8,903)      (95,439)     (3,337)
  U.S. Government                     2,678        27,046        236          2,385        (9,506)      (96,340)     (6,592)
  ----------------------------------------------------------------------------------------------------------------------------

                                        NET
                                      INCREASE
                                     (DECREASE)
  Amounts in thousands             IN NET ASSETS
  -----------------------------------------------------------------------------
  Arizona Tax-Exempt                  $(10,396)
  California Intermediate
  Tax-Exempt                            (2,369)
  California Tax-Exempt                (15,529)
  Fixed Income                          34,451
  Florida Intermediate Tax-Exempt         (174)
  Global Fixed Income                  (15,521)
  High Yield Fixed Income               82,900
  High Yield Municipal                  34,518
  Intermediate Tax-Exempt              (37,295)
  Short-Intermediate U.S.
  Government                           (33,377)
  Tax-Exempt                           (35,652)
  U.S. Government                      (66,909)
  --------------------------------------------------------------------------------------------


                         NORTHERN FUNDS ANNUAL REPORT   95    FIXED INCOME FUNDS

FIXED INCOME FUNDS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS
AND BOARD OF TRUSTEES
OF NORTHERN FUNDS:           We have audited the accompanying statements of
                             assets and liabilities, including the schedules of investments, of Arizona Tax-Exempt Fund, California
                             Intermediate Tax-Exempt Fund, California Tax-Exempt
                             Fund, Fixed Income Fund, Florida Intermediate
                             Tax-Exempt Fund, Global Fixed Income Fund, High
                             Yield Fixed Income Fund, High Yield Municipal Fund,
                             Intermediate Tax-Exempt Fund, Short-Intermediate
                             U.S. Government Fund, Tax-Exempt Fund and U.S.
                             Government Fund (collectively, the "Funds"), twelve separate portfolios comprising part of Northern
                             Funds, as of March 31, 2006, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The Funds' financial highlights for the periods ended prior to March 31, 2003, were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial highlights in their report dated May 2, 2002.

                             We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Funds are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of March 31, 2006, by correspondence with the Funds' custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

                             In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the Funds as of March 31, 2006, and the results of their operations, the changes in their net assets, and the financial highlights for the respective stated periods then ended, in conformity with accounting principles generally accepted in the United States of America.

                             DELOITTE & TOUCHE LLP
                             Chicago, Illinois
                             May 12, 2006


FIXED INCOME FUNDS   96      NORTHERN FUNDS ANNUAL REPORT

                                                              FIXED INCOME FUNDS

TAX INFORMATION                                       MARCH 31, 2006 (UNAUDITED)

CAPITAL GAIN DISTRIBUTIONS - The following Funds made capital gain distributions in December 2005, and hereby designate these long-term capital gain distributions as follows (per share):

                                              LONG-TERM                                                              LONG-TERM
                                             CAPITAL GAIN                                                           CAPITAL GAIN
  FUND                                           15%            FUND                                                    15%
  -------------------------------------------------------------------------------------------------------------------------------
  Arizona Tax-Exempt                           $0.0857          Fixed Income                                          $0.0163
  California Intermediate Tax-Exempt            0.0287          Florida Intermediate Tax-Exempt                        0.0168
  California Tax-Exempt                         0.0329          Tax-Exempt                                             0.0285
  -------------------------------------------------------------------------------------------------------------------------------

EXEMPT-INTEREST DIVIDENDS - During the fiscal year ended March 31, 2006, the percentage of dividends derived from net investment income paid by each of the following Funds as "exempt-interest dividends", excludable from gross income for Federal income tax purposes were as follows: Arizona Tax-Exempt Fund - 98.69%, California Intermediate Tax-Exempt Fund - 99.12%, California Tax-Exempt
Fund - 98.07%, Florida Intermediate Tax-Exempt Fund - 100%, High Yield Municipal Fund - 99.88%, Intermediate Tax-Exempt Fund - 99.79%, Tax-Exempt Fund - 99.80%.


                         NORTHERN FUNDS ANNUAL REPORT   97    FIXED INCOME FUNDS

FIXED INCOME FUNDS

FUND EXPENSES

As a shareholder of the Funds, you incur two types of costs: (1) transaction costs, if any, including redemption fees on certain exchanges and redemptions in the High Yield Fixed Income Fund; and (2) ongoing costs, including advisory fees; distribution (12b-1) fees, if any; and other fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in the Funds and to compare these costs with the ongoing costs of investing in other mutual funds.

The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period, October 1, 2005, through March 31, 2006.


ACTUAL EXPENSES

The first line of the tables below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled "Expenses Paid 10/1/05 - 3/31/06" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line in the tables below provides information about hypothetical account values and hypothetical expenses based on the Funds' actual expense ratios and an assumed rate of return of 5 percent per year before expenses, which is not the Funds' actual returns. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Funds and other funds. To do so, compare this 5 percent hypothetical example with the 5 percent hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads), redemption fees, or exchange fees, but shareholders of other funds may incur such costs. For example, the information does not reflect redemption fees (as described on page 90) in the High Yield Fixed Income Fund. Therefore, the hypothetical information is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds.

ARIZONA TAX-EXEMPT

                                     BEGINNING      ENDING
                                      ACCOUNT      ACCOUNT        EXPENSES
                          EXPENSE      VALUE        VALUE           PAID*
                           RATIO      10/1/05      3/31/06    10/1/05 - 3/31/06
  -----------------------------------------------------------------------------
  Actual                   0.85%     $1,000.00    $1,002.60         $4.24
  Hypothetical             0.85%     $1,000.00    $1,020.69         $4.28**
  -----------------------------------------------------------------------------

CALIFORNIA INTERMEDIATE TAX-EXEMPT

                                     BEGINNING      ENDING
                                      ACCOUNT      ACCOUNT        EXPENSES
                          EXPENSE      VALUE        VALUE           PAID*
                           RATIO      10/1/05      3/31/06    10/1/05 - 3/31/06
  -----------------------------------------------------------------------------
  Actual                   0.85%     $1,000.00    $1,006.00         $4.25
  Hypothetical             0.85%     $1,000.00    $1,020.69         $4.28**
  -----------------------------------------------------------------------------

CALIFORNIA TAX-EXEMPT

                                     BEGINNING      ENDING
                                      ACCOUNT      ACCOUNT        EXPENSES
                          EXPENSE      VALUE        VALUE           PAID*
                           RATIO      10/1/05      3/31/06    10/1/05 - 3/31/06
  -----------------------------------------------------------------------------
  Actual                   0.85%     $1,000.00    $1,006.30         $4.25
  Hypothetical             0.85%     $1,000.00    $1,020.69         $4.28**
  -----------------------------------------------------------------------------

FIXED INCOME

                                     BEGINNING      ENDING
                                      ACCOUNT      ACCOUNT        EXPENSES
                          EXPENSE      VALUE        VALUE           PAID*
                           RATIO      10/1/05      3/31/06    10/1/05 - 3/31/06
  -----------------------------------------------------------------------------
  Actual                   0.90%     $1,000.00      $999.50         $4.49
  Hypothetical             0.90%     $1,000.00    $1,020.44         $4.53**
  -----------------------------------------------------------------------------

FLORIDA INTERMEDIATE TAX-EXEMPT

                                     BEGINNING      ENDING
                                      ACCOUNT      ACCOUNT        EXPENSES
                          EXPENSE      VALUE        VALUE           PAID*
                           RATIO      10/1/05      3/31/06    10/1/05 - 3/31/06
  -----------------------------------------------------------------------------
  Actual                   0.85%     $1,000.00    $1,003.70         $4.25
  Hypothetical             0.85%     $1,000.00    $1,020.69         $4.28**
  -----------------------------------------------------------------------------

GLOBAL FIXED INCOME

                                     BEGINNING      ENDING
                                      ACCOUNT      ACCOUNT        EXPENSES
                          EXPENSE      VALUE        VALUE           PAID*
                           RATIO      10/1/05      3/31/06    10/1/05 - 3/31/06
  -----------------------------------------------------------------------------
  Actual                   1.16%     $1,000.00      $971.70         $5.70
  Hypothetical             1.16%     $1,000.00    $1,019.15         $5.84**
  -----------------------------------------------------------------------------


FIXED INCOME FUNDS   98      NORTHERN FUNDS ANNUAL REPORT

                                                      MARCH 31, 2006 (UNAUDITED)

HIGH YIELD FIXED INCOME

                                     BEGINNING      ENDING
                                      ACCOUNT      ACCOUNT        EXPENSES
                          EXPENSE      VALUE        VALUE           PAID*
                           RATIO      10/1/05      3/31/06    10/1/05 - 3/31/06
  -----------------------------------------------------------------------------
  Actual                   0.90%     $1,000.00    $1,033.40         $4.56
  Hypothetical             0.90%     $1,000.00    $1,020.44         $4.53**
  -----------------------------------------------------------------------------

HIGH YIELD MUNICIPAL

                                     BEGINNING      ENDING
                                      ACCOUNT      ACCOUNT        EXPENSES
                          EXPENSE      VALUE        VALUE           PAID*
                           RATIO      10/1/05      3/31/06    10/1/05 - 3/31/06
  -----------------------------------------------------------------------------
  Actual                   0.85%     $1,000.00    $1,013.90         $4.27
  Hypothetical             0.85%     $1,000.00    $1,020.69         $4.28**
  -----------------------------------------------------------------------------

INTERMEDIATE TAX-EXEMPT

                                     BEGINNING      ENDING
                                      ACCOUNT      ACCOUNT        EXPENSES
                          EXPENSE      VALUE        VALUE           PAID*
                           RATIO      10/1/05      3/31/06    10/1/05 - 3/31/06
  -----------------------------------------------------------------------------
  Actual                   0.85%     $1,000.00    $1,004.10         $4.25
  Hypothetical             0.85%     $1,000.00    $1,020.69         $4.28**
  -----------------------------------------------------------------------------

SHORT-INTERMEDIATE U.S. GOVERNMENT

                                     BEGINNING      ENDING
                                      ACCOUNT      ACCOUNT        EXPENSES
                          EXPENSE      VALUE        VALUE           PAID*
                           RATIO      10/1/05      3/31/06    10/1/05 - 3/31/06
  -----------------------------------------------------------------------------
  Actual                   0.90%     $1,000.00    $1,003.50         $4.50
  Hypothetical             0.90%     $1,000.00    $1,020.44         $4.53**
  -----------------------------------------------------------------------------

TAX-EXEMPT

                                     BEGINNING      ENDING
                                      ACCOUNT      ACCOUNT        EXPENSES
                          EXPENSE      VALUE        VALUE           PAID*
                           RATIO      10/1/05      3/31/06    10/1/05 - 3/31/06
  -----------------------------------------------------------------------------
  Actual                   0.85%     $1,000.00    $1,006.60         $4.25
  Hypothetical             0.85%     $1,000.00    $1,020.69         $4.28**
  -----------------------------------------------------------------------------

U.S. GOVERNMENT

                                     BEGINNING      ENDING
                                      ACCOUNT      ACCOUNT        EXPENSES
                          EXPENSE      VALUE        VALUE           PAID*
                           RATIO      10/1/05      3/31/06    10/1/05 - 3/31/06
  -----------------------------------------------------------------------------
  Actual                   0.90%     $1,000.00      $998.50         $4.48
  Hypothetical             0.90%     $1,000.00    $1,020.44         $4.53**
  -----------------------------------------------------------------------------

 *Expenses are calculated using the Funds' annualized expense ratios, which represents ongoing expenses as a percentage of net assets for the fiscal year ended March 31, 2006. Expenses are calculated by multiplying the annualized expense ratio by the average account value over the period; then multiplying the result by the number of days in the most recent fiscal half year (182); and then dividing that result by the number of days in the current fiscal year (365). Expense ratios for the most recent fiscal half year may differ from expense ratios based on one-year data in the Financial Highlights.

**Hypothetical expenses are based on the Funds' actual annualized expense ratios and an assumed rate of return of 5 percent per year before expenses.


                         NORTHERN FUNDS ANNUAL REPORT   99    FIXED INCOME FUNDS

FIXED INCOME FUNDS

ABBREVIATIONS AND OTHER INFORMATION


With respect to the Schedules of Investments, the percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.

Interest rates represent either the stated coupon rate, annualized yield on date of purchase for discounted notes, or, for floating rate securities, the current reset rate.

Maturity dates represent the stated date on the security, the next interest reset/puttable date for floating and variable rate securities or the prerefunded date for these types of securities.

Prerefunding is a procedure in which a bond issuer floats a second bond in order to pay off the first bond at the first call date. The proceeds from the sale of the second bond are safely invested, usually in Treasury securities, that will mature at the first call date of the first bond issue. Those first bonds are said to be prerefunded after this operation has taken place.

   EXPLANATION OF ABBREVIATIONS USED THROUGHOUT THE SCHEDULES OF INVESTMENTS
--------------------------------------------------------------------------------


ABAG      Association of Bay Area Governments

ACA       American Capital Access

AMBAC     American Municipal Bond Assurance Corporation

AMT       Alternative Minimum Tax

COLLD.    Collateralized

COP       Certificate of Participation

FGIC      Financial Guaranty Insurance Corporation

FHA       Federal Housing Authority

FHLB      Federal Home Loan Bank

FNMA      Fannie Mae

FSA       Financial Security Assurance

GNMA      Government National Mortgage Association

G.O.      General Obligation

GTD.      Guaranteed

HFA       Housing Finance Authority

IBC       Insured Bond Certificates

IDA       Industrial Development Authority

IDR       Industrial Development Revenue

LOC       Letter of Credit

MBIA      Municipal Bond Insurance Association

PCR       Pollution Control Revenue

PFA       Public Finance Authority

PSF       Permanent School Fund

SFM       Single Family Mortgage

TCRS      Transferable Custodial Receipts

TRAINS    Targeted Return Index Securities

TRAN      Tax Revenue Anticipation Note

TRB       Tax Revenue Bonds

VRDB      Variable Rate Demand Bonds

XLCA      XL Capital Assurance



FIXED INCOME FUNDS  100      NORTHERN FUNDS ANNUAL REPORT

                                                              FIXED INCOME FUNDS

                       THIS PAGE INTENTIONALLY LEFT BLANK


                         NORTHERN FUNDS ANNUAL REPORT   101   FIXED INCOME FUNDS

FIXED INCOME FUNDS

TRUSTEES AND OFFICERS

Set forth below is information about the Trustees and Officers of Northern Funds. Each Trustee has served in that capacity since he or she was originally elected or appointed to the Board of Trustees. Each Trustee oversees a total of 54 portfolios in the Northern Funds Complex -- Northern Funds offers 32 portfolios and Northern Institutional Funds offers 22 portfolios. The Northern Funds' Statement of Additional Information contains additional information about the Trustees and is available upon request and without charge by calling 800/595-9111.

   NON-INTERESTED TRUSTEES
   NAME, ADDRESS (1), AGE,
   POSITIONS HELD WITH
   TRUST AND LENGTH OF                                                                            OTHER DIRECTORSHIPS
   SERVICE AS TRUSTEE (2)       PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS                      HELD BY TRUSTEE
   ---------------------------------------------------------------------------------------------------------------------
   WILLIAM L. BAX               - Managing Partner of PricewaterhouseCoopers (an accounting       - Sears Holding Corp.
   Age: 62                        firm) from 2000 to 2003;                                          (a retail company).
   Trustee since 2005           - Director of Big Shoulders Fund since 1997;
                                - Director of Children's Memorial Hospital since 1997;
                                - Trustee of DePaul University since 1998.
   ---------------------------------------------------------------------------------------------------------------------
   RICHARD G. CLINE             - Chairman and President of Hawthorne Investors, Inc. (a          - PepsiAmericas (a
   Age: 71                        management advisory services and private investment               soft drink bottling
   Trustee since 2000             company) since 1996;                                              company);
                                - Managing Member of Hawthorne Investments, LLC (a                - Ryerson, Inc. (a
                                  management advisory services and private investment               metals distribution
                                  company) since 2001;                                              company).
                                - Managing Member of Hawthorne Investments II, LLC (a
                                  private investments company) since 2004.
   ---------------------------------------------------------------------------------------------------------------------
   EDWARD J. CONDON, JR.        - Chairman and CEO of The Paradigm Group, Ltd. (a financial       - None
   Age: 65                        adviser) since 1993;
   Trustee since 2000           - Principal and Co-Founder of Paradigm Capital since 1996;
                                - Senior Partner of NewEllis Ventures since 2001;
                                - Member of the Board of Managers of The Liberty Hampshire
                                  Company, LLC (a receivable securitization company) from
                                  1996 to 2001;
                                - Director of Financial Pacific Company (a small business
                                  leasing company) from 1998 to 2004;
                                - Member and Director of the Illinois Venture Capital
                                  Association since 2001;
                                - Trustee at Dominican University from 1996 to 2005;
                                - Member of the Board of Directors of the Chicago Children's
                                  Museum since 2001;
                                - Member of the Board of Governors of the Metropolitan Club
                                  since 2003;
                                - Member of the Advisory Board of AAVIN Equity Partners
                                  since 2005;
                                - Chairman of the Nominating Committee of Girl Scouts of
                                  Chicago from 1993 to 2003;
                                - Member of the National Advisory Board of National Domestic
                                  Violence Hotline since 2005.
   ---------------------------------------------------------------------------------------------------------------------
   SHARON GIST GILLIAM          - Executive Vice President of Unison-Maximus, Inc. (an            - None
   Age: 62                        aviation and governmental consulting company) from 1989 to
   Trustee since 2001             2005;
                                - Principal/Officer/Director, UCG Associates, Inc. (a
                                  management consulting firm) from 2005 to present.
   ---------------------------------------------------------------------------------------------------------------------
   SANDRA POLK GUTHMAN          - CEO of Polk Bros. Foundation (an Illinois not-for-profit        - None
   Age: 62                        corporation) since 1993;
   Trustee since 2000           - Director of MBIA Insurance Corp. of Illinois (a municipal bond insurance company) since 1994;
                                - Director of STS Consultants, Ltd. (an employee-owned
                                  engineering consulting firm) since 2001.
   ---------------------------------------------------------------------------------------------------------------------
   MICHAEL E. MURPHY            - President of Sara Lee Foundation (philanthropic                 - Coach, Inc.;
   Age: 69                        organization) from 1997 to 2001.                                - Payless Shoe Source,
   Trustee since 1998                                                                               Inc. (a retail shoe
                                                                                                    store business);
                                                                                                  - GATX Corporation (a
                                                                                                    railroad holding
                                                                                                    company)


FIXED INCOME FUNDS  102      NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

   NON-INTERESTED TRUSTEES
   NAME, ADDRESS (1), AGE,
   POSITIONS HELD WITH
   TRUST AND LENGTH OF                                                                            OTHER DIRECTORSHIPS
   SERVICE AS TRUSTEE (2)       PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS                      HELD BY TRUSTEE
   ---------------------------------------------------------------------------------------------------------------------
   RICHARD P. STRUBEL           - Vice Chairman and Director of Cardean Learning Group            - Gildan Activewear,
   Age: 66                        (formerly Unext, Inc.) (a provider of educational services        Inc. (an athletic
   Trustee since 2000             via the Internet) since 2003;                                     clothing marketing
                                - President, Chief Operating Officer, and Director of Unext         and manufacturing
                                  Inc. from 1999 to 2003.                                           company);
                                                                                                  - Goldman Sachs Mutual
                                                                                                    Fund Complex (72
                                                                                                    portfolios);
                                                                                                  - Goldman Sachs
                                                                                                    Closed-End Funds

   INTERESTED TRUSTEES
   NAME, ADDRESS (1), AGE,
   POSITIONS HELD WITH
   TRUST AND LENGTH OF                                                                            OTHER DIRECTORSHIPS
   SERVICE AS TRUSTEE (2)       PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS                      HELD BY TRUSTEE
   ---------------------------------------------------------------------------------------------------------------------
   MARY JACOBS SKINNER,         - Partner in the law firm of Sidley Austin Brown & Wood,          - None
   ESQ. (3)                       LLP.
   Age: 48
   Trustee since 1998
   ---------------------------------------------------------------------------------------------------------------------
   TERENCE J. TOTH (3)          - President of Northern Trust Global Investments since 2004;      - None
   Age: 46                        and Executive Vice President -- Head of Quantitative
   Trustee since 2006             Management and Securities Lending from 2000 to 2004.

(1) Each Trustee may be contacted by writing to the Trustee, c/o Jeffrey A. Dalke, Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, PA 19103-6996.

(2) Each Trustee serves until his or her resignation, removal or retirement, or election of his or her successor.

(3) An "interested person," as defined by the 1940 Act. Ms. Skinner is deemed to be an "interested" Trustee because her law firm provides legal services to Northern Trust Corporation and its affiliates, and because she owns shares of Northern Trust Corporation. Mr. Toth is deemed to be an "interested" Trustee because he is an officer, director, employee, and is a shareholder, of Northern Trust Corporation and/or its affiliates.


                         NORTHERN FUNDS ANNUAL REPORT   103   FIXED INCOME FUNDS

FIXED INCOME FUNDS
TRUSTEES AND OFFICERS (continued)

   OFFICERS OF THE TRUST
   NAME, ADDRESS, AGE,
   POSITIONS HELD WITH
   TRUST AND LENGTH OF
   SERVICE AS OFFICER (1)       PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS
   ----------------------------------------------------------------------------------------------
   LLOYD A. WENNLUND            - Executive Vice President since 2003 and Director since
   Age: 48                        2001 of Northern Trust Investments, N.A.; Executive Vice
   50 South LaSalle Street        President and other positions at The Northern Trust
   Chicago, IL 60603              Company, President and Director of Northern Trust
   President since 2000           Securities, Inc., and Managing Executive, Mutual Funds for
                                  Northern Trust Global Investments since 1989.
   ----------------------------------------------------------------------------------------------
   ERIC K. SCHWEITZER           - Senior Vice President at Northern Trust Investments, N.A.
   Age: 44                        since 2001 and Senior Vice President at The Northern Trust
   50 South LaSalle Street        Company and the Director of Distribution, Product
   Chicago, IL 60603              Management and Client Services in the Mutual Fund Group of
   Vice President since 2000      Northern Trust Global Investments since 2000.
   ----------------------------------------------------------------------------------------------
   STUART SCHULDT               - Senior Vice President and Division Manager of Fund
   Age: 43                        Administration and Fund Accounting, The Northern Trust
   50 South LaSalle Street        Company since 1998.
   Chicago, IL 60603
   Treasurer since 2005
   ----------------------------------------------------------------------------------------------
   SUSAN J. HILL                - Chief Compliance Officer of Northern Trust Investments,
   Age: 49                        N.A. since 2005; Senior Vice President of Northern Trust
   50 South LaSalle Street        Investments since 2005; Counsel and Vice President of
   Chicago, IL 60603              Northern Trust Investments, N.A. and Northern Trust
   Chief Compliance Officer       Company from 2000 to 2004.
   since 2004
   ----------------------------------------------------------------------------------------------
   WES L. RINGO                 - Senior Vice President of Northern Trust Investments, N.A.
   Age: 55                        and Compliance Director of Northern Trust Securities, Inc.
   50 South LaSalle Street        since 2001; Managing Director, Assistant General Counsel
   Chicago, IL 60603              and Director of Regulatory Affairs of U.S. Bancorp Piper
   Anti-Money Laundering          Jaffrey from 1996 to 2001.
   Compliance Officer since
   2002
   ----------------------------------------------------------------------------------------------
   BRIAN OVAERT                 - Senior Vice President and Department Head at The Northern
   Age: 44                        Trust Company overseeing Fund Accounting, Transfer Agent
   50 Bank Street                 and Fund Administration functions since 1998.
   London, E145NT
   Assistant Treasurer since
   2005
   ----------------------------------------------------------------------------------------------
   JEFFREY A. DALKE, ESQ.       - Partner in the law firm of Drinker Biddle & Reath LLP
   Age: 55                        since 1986.
   One Logan Square
   18th and Cherry Streets
   Philadelphia, PA
   19103-6996
   Secretary since 2000
   ----------------------------------------------------------------------------------------------
   LINDA J. HOARD, ESQ.         - Senior Counsel and Senior Vice President at PFPC Inc.
   Age: 58                        since 1998.
   99 High Street, 27th
   Floor
   Boston, MA 02110
   Assistant Secretary since
   1999
   ----------------------------------------------------------------------------------------------
   LORI V. O'SHAUGHNESSY,       - Counsel and Vice President at PFPC Inc. since 2005;
   ESQ.                           Associate Counsel and Director at PFPC Inc. from 2002 to
   Age: 34                        2005; Associate Counsel at Investors Bank & Trust Company,
   99 High Street, 27th           a financial service provider from 2001 to 2002.
   Floor
   Boston, MA 02110
   Assistant Secretary since
   2003

(1) Each Officer serves until his or her resignation, removal or retirement, or election of his or her successor.


FIXED INCOME FUNDS  104      NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

   APPROVAL OF ADVISORY AGREEMENT

   The Trustees oversee the management of Northern Funds (the "Trust"), and review the investment performance and expenses of the investment funds covered by this Report (the "Funds") at regularly scheduled meetings held during the Funds' fiscal year. In addition, the Trustees determine annually whether to approve and continue the Trust's investment advisory agreement (the "Advisory Agreement") for the Funds with Northern Trust Investments, N.A. ("NTI") and Northern Trust Global Investments Limited ("NTGIL" and, together with NTI, the "Investment Advisers").

   The Advisory Agreement was most recently re-approved with respect to all of the Funds by the Trustees, including all of the Trustees who are not parties to the Advisory Agreement or "interested persons" (as defined in the Investment Company Act of 1940, as amended) of any party thereto (the "Independent Trustees"), at the annual contract review meeting held on February 16-17, 2006 (the "Annual Contract Meeting").

   In preparation for the Trustees' consideration of the Advisory Agreement at the Annual Contract Meeting, the Trustees reviewed information on the following topics for the Funds at a meeting held on November 4, 2005 (the "November Meeting"): the Investment Advisers' profitability; the qualifications of the Investment Advisers and their affiliates to provide services to the Funds; and policies adopted by the Investment Advisers regarding brokerage, trade allocations and other matters.

   In connection with both the November Meeting and the Annual Contract Meeting, the Trustees received written materials and oral presentations relating to the Trustees' consideration of the Advisory Agreement, and at those meetings the Trustees also considered the Investment Advisers' oral presentations and discussed the information that had been provided. In connection with their deliberations, the Trustees were advised by their independent legal counsel regarding their responsibilities under applicable law, and met in executive sessions at the Annual Contract Meeting without employees of the Investment Advisers present.

   In evaluating the Advisory Agreement at the November Meeting and the Annual Contract Meeting, the Trustees relied upon their knowledge, resulting from their meetings and other interactions throughout the year, of the Investment Advisers, their services and the Funds. Both in meetings specifically dedicated to the review of the Advisory Agreement and meetings held during the year, the Trustees received materials relating to the Investment Advisers' investment management services. These materials included: (i) information on the investment performance of the Funds in comparison to other mutual funds and benchmark performance indices; (ii) general investment outlooks in the markets in which the Funds invest; (iii) compliance reports; and (iv) expenses borne by the Funds.

   Specifically in connection with the Trustees' approval of the Advisory Agreement, the Trustees reviewed, among other things, information relating to: (i) the terms of the Advisory Agreement; (ii) the Funds' investment performance over different time periods in comparison to the investment performance of mutual fund peer groups and categories selected by Lipper Inc. ("Lipper"), a third-party provider of mutual fund data; (iii) the contractual investment advisory fees, the actual investment advisory fees (after voluntary waivers) and the total expenses borne by the Funds in comparison to those borne by mutual fund peer groups and categories selected by Lipper;
   (iv) the investment advisory fees charged by the Investment Advisers to the Investment Advisers' institutional accounts; (v) the scope and depth of the Investment Advisers' resources; (vi) the Investment Advisers' staffing for the Funds and the experience of the portfolio managers; (vii) the Investment Advisers' financial resources and their ability to attract and retain portfolio management talent; (viii) the fees paid by the Funds to the Investment Advisers and their affiliates for services, and the expenses incurred by them in connection with the provision of those services; (ix) the benefits received by the Investment Advisers and their affiliates from their relationships with the Funds; and (x) potential economies of scale at various Fund asset levels. In addition, the Trustees considered the Investment Advisers' willingness to meet with representatives of the Board of Trustees outside of the Board meetings in preparation for the Annual Contract Meeting and to provide information requested by the Trustees.

   In connection with their approval of the Advisory Agreement for each of the Funds, the Trustees gave weight to various factors, but did not identify any single factor as controlling their decision. As part of their review, the Trustees considered the nature, extent and quality of the services provided by the Investment Advisers. In this regard, the Trustees considered both the investment advisory services, and the other non-advisory services, that are provided to the Funds by the Investment Advisers and their affiliates. These services include services as the Funds' custodian, transfer agent and co-administrator. The Trustees

                         NORTHERN FUNDS ANNUAL REPORT   105   FIXED INCOME FUNDS

FIXED INCOME FUNDS
TRUSTEES AND OFFICERS (continued)

   also considered that many of the Funds' shareholders had other client relationships with The Northern Trust Company. The Trustees concluded that the Investment Advisers were both able to commit, and had committed, substantial financial and other resources to the operations of the Funds and were able to provide quality services to the Funds. The Trustees also believed that the Investment Advisers had made significant commitments to address regulatory compliance requirements applicable to the Funds and the Investment Advisers, and had continued to develop its internal audit program.

   The Trustees also considered the investment performance of the Funds. In this regard, the Trustees considered whether the Funds had operated within their respective investment objectives, as well as their compliance with their investment restrictions. They also compared the investment performance of the Funds to the performance of other SEC-registered funds and to rankings and ratings issued by third parties. For Funds that had been in existence for the applicable periods, this information on the Funds' investment performance was provided for one, two, three, four, five and ten years. In addition, the Trustees considered the Funds' investment performance relative to their respective performance benchmarks and in light of the objectives and credit parameters applicable to the Funds, as well as the investor base the Funds are intended to serve. In addition, the Trustees reviewed the consistency of the Investment Advisers' investment approach for the Funds.

   Based on the information provided, the Trustees believed that the investment performance of the Funds was, in general, competitive in light of the factors mentioned above, including the Funds' investment policies and the nature of their shareholder base. In reaching this conclusion, the Trustees also reviewed, among other things, the relative performance of the respective Funds as compared to the mutual fund categories established by third parties, and their benchmarks for different time periods. They also noted again the potential impact of the relative risk parameters of the different Funds. For example, the Short-Intermediate U.S. Government Fund and the U.S. Government Fund did not invest in any corporate debt. Similarly, the credit quality of securities held by the High Yield Fixed Income Fund was relatively higher than its benchmark during part of the period, although within the range permitted by the Fund's prospectus. Also, the Global Fixed Income Fund had substantial investments in governmental issuers located in the European Union, Japan and the United States, and its performance was closer to its benchmark, the JPM Government Bond Index Global, than the mutual fund averages. The Trustees concluded that Northern was devoting appropriate resources in its efforts to provide favorable investment results for the Funds.

   The Trustees also considered the Funds' contractual advisory fee rates; the Funds' total operating expense ratios; the Investment Advisers' voluntary fee waivers and expense reimbursements with respect to the Funds; and whether a consistent methodology was in place in determining the fees and expenses of the respective Funds. In addition, the Trustees considered the fees paid by the Funds to the Investment Advisers and their affiliates for custodial, transfer agency and co-administration services, and reviewed information as to whether the Investment Advisers had passed, and were likely to continue to pass, benefits from their economies of scale to shareholders. In this regard, the Trustees considered the Investment Advisers' view that the Funds may be sharing in economies of scale through the level at which the Funds' advisory fees are set and through the Investment Advisers' voluntary expense caps for the Funds. In addition, the Trustees considered the amount of assets in the Funds; the information provided by the Investment Advisers relating to the costs of the services provided by the Investment Advisers and their affiliates and the profits realized by them; and information comparing the fee rates charged by the Investment Advisers (which do not include fee breakpoints) with the fee rates charged by other, unaffiliated investment managers to their clients. The Trustees also considered the reductions in the contractual advisory fee rates for the Funds that were approved in 2004 and the further reductions in the advisory contractual fee rates beginning in 2006 for certain Funds.

   At the Annual Contract Meeting the Board approved reductions in the contractual advisory fee rates of the Funds listed below. These reductions became effective on March 24, 2006. The effect of these contractual fee reductions was to eliminate the difference between the Funds' contractual advisory fee rates and the actual fee rates (after waivers) paid by these Funds. In addition, for each of these Funds (except the High Yield Municipal
   Fund) the new contractual advisory fee rate was 10 basis points lower than the advisory fee rate previously charged (after voluntary fee waivers). As a result of these reductions, the new annual contractual fee rates for the Funds listed below,


FIXED INCOME FUNDS  106      NORTHERN FUNDS ANNUAL REPORT

                                                                  MARCH 31, 2006

   based on their average net assets computed daily and paid monthly, are as follows:

                                                   New Contractual
  Name of Fund                                    Advisory Fee Rate
  -----------------------------------------------------------------
  Arizona Tax-Exempt                                    0.55%
  California Intermediate Tax-Exempt                    0.55%
  California Tax-Exempt                                 0.55%
  Florida Intermediate Tax-Exempt                       0.55%
  High Yield Municipal                                  0.65%
  Intermediate Tax-Exempt                               0.55%
  Tax-Exempt                                            0.55%
  -----------------------------------------------------------------

   Information on the services rendered by the Investment Advisers to the Funds, the reduced fee rates paid by the Funds under the Advisory Agreement and the Funds' total operating expense ratios were compared to similar information for other mutual funds advised by the Investment Advisers and other, unaffiliated investment management firms. Many of the comparisons of the Funds' fee rates and total operating expense ratios were prepared by Lipper. These comparisons assisted the Trustees in evaluating the reasonableness of the investment advisory fees paid by the Funds. Information was also provided on the fee rates charged by the Investment Advisers to private accounts managed by them. In addition, the Trustees noted the Investment Advisers' voluntary undertaking to limit the Funds' total expense ratios to specified levels, which would continue in effect on a voluntary basis after the contractual advisory fee reductions described above.

   After deliberation, the Trustees concluded at the Annual Contract Meeting with respect to all of the Funds, that the fees paid by Funds were reasonable in light of the services provided by the Investment Advisers, their costs and the Funds' current and reasonably foreseeable asset levels, and that the Advisory Agreement should be approved and continued.


                         NORTHERN FUNDS ANNUAL REPORT   107   FIXED INCOME FUNDS

FIXED INCOME FUNDS

FOR MORE INFORMATION

  PORTFOLIO HOLDINGS

  Northern Funds files its complete schedule of portfolio holdings with the Securities and Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q. The Funds' Forms N-Q are available on the SEC's Web site at sec.gov. You may also review and obtain copies at the SEC's Public Reference Room in Washington, D.C. Information about the Public Reference Room may be obtained by calling 800/SEC-0330.

  PROXY VOTING

  A description of Northern Funds' Proxy Voting Policies and Procedures and each Fund's portfolio securities voting record for the 12-month period ended June 30 is available upon request and without charge by visiting Northern Funds' Web site at northernfunds.com or the SEC's Web site at sec.gov or by calling the Northern Funds Center at 800/595-9111.


FIXED INCOME FUNDS  108      NORTHERN FUNDS ANNUAL REPORT